     As Filed With the Securities and Exchange Commission on July 12, 1999;
                                                    Registration No. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------
                            PREMIER BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

        Georgia                       6025                   58-1793778
    (State or other       (Primary Standard Industrial    (I.R.S. Employer
    jurisdiction of          Classification Code No.)    Identification No.)
     incorporation)


                               2180 Atlanta Plaza
                           950 East Paces Ferry Road
                             Atlanta, Georgia 30326
                                 (404) 814-3090

  (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------
                               Darrell D. Pittard
                            Premier Bancshares, Inc.
                               2180 Atlanta Plaza
                           950 East Paces Ferry Road
                             Atlanta, Georgia 30326
                                 (404) 814-3090

 (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

                                ----------------
                                    Copies to:

          Steven S. Dunlevie, Esq.
         Elizabeth O. Derrick, Esq.             Walter G. Moeling, IV, Esq.
           Richard T. Hills, Esq.                Kathryn L. Knudson, Esq.
    Womble Carlyle Sandridge & Rice, PLLC Powell, Goldstein, Frazer & Murphy, LLP
             One Atlantic Center                191 Peachtree Street, N.E.
         1201 West Peachtree Street                     16th Floor
           Atlanta, Georgia 30309                 Atlanta, Georgia 30303
               (404) 872-7000                         (404) 572-6600

   Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this Form is being filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

   If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]
                                ----------------
                        CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                    Proposed
       Title of Each Class                          Maximum         Proposed       Amount of
          of Securities            Amount To Be  Offering Price Maximum Aggregate Registration
         To Be Registered          Registered(1)  Per Share(2)  Offering Price(2)    Fee(2)
----------------------------------------------------------------------------------------------
Common Stock, $1.00 par value...     2,037,743       $5.31         $12,367,601       $3,438
----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) The number of shares of common stock, par value $1.00 per share, of Premier Bancshares, Inc. to be registered pursuant to this Registration Statement includes the number of shares of common stock, no par value per share, of North Fulton Bancshares, Inc. presently outstanding or reserved for issuance under the North Fulton Stock Option Plan or otherwise expected to be issued upon the consummation of the proposed transaction to which this Registration Statement related, multiplied by the exchange ratio of 0.8749 shares of Premier's common stock for each share of North Fulton's common stock.
(2) In accordance with Rule 457(f)(2), the total registration fee has been calculated based on the book value of the securities to be received by the Registrant computed as of the latest practicable date prior to the date of filing of the Registration Statement.

                                ----------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         North Fulton Bancshares, Inc.
                            11650 Alpharetta Highway
                             Roswell, Georgia 30076
                                 (770) 664-1990

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST   , 1999

To The Shareholders of North Fulton Bancshares, Inc.:

   A Special Meeting of Shareholders (the "Meeting") of North Fulton Bancshares, Inc., a Georgia bank holding company ("North Fulton"), will be held at the main office of North Fulton, located at 11650 Alpharetta Highway,
Roswell, Georgia, on August   , 1999, at 4:30 p.m., Eastern Time, for the
following purpose:

     1. Merger. To consider and vote upon a proposal to approve the Agreement and Plan of Reorganization, dated April 6, 1999, by and between North Fulton and Premier Bancshares, Inc., a Georgia bank holding company ("Premier"), pursuant to which (i) North Fulton will merge with and into Premier, with Premier as the surviving corporation and (ii) each share of North Fulton common stock then outstanding will be converted into the right to receive 0.8749 shares of Premier common stock, plus cash in lieu of any fractional share interest. A copy of the merger agreement is attached to the accompanying proxy statement/prospectus as Appendix A.

     2. Other Business. To transact such other business as may properly come before the Meeting, including adjourning the Meeting to permit, if necessary, further solicitation of proxies.

   Only shareholders of record at the close of business on June   , 1999, are
entitled to receive notice of and to vote at the Meeting. The merger requires the approval of the holders of at least a majority of the outstanding shares of North Fulton common stock.

   North Fulton shareholders are entitled to dissent from the merger and obtain payment of the fair value of their shares in cash by complying with the applicable provisions of Article 13 of the Georgia Business Corporation Code, a copy of which is attached as Appendix B to the accompanying proxy statement/prospectus.

   The Board of Directors unanimously recommends that holders of North Fulton common stock vote "FOR" the merger.

   You are cordially invited to attend the Meeting in person. However, whether or not you plan to attend, we urge you to sign, date and return the enclosed proxy card as promptly as possible. You may revoke your proxy by delivering to the Secretary of North Fulton a written revocation or a duly executed proxy card bearing a later date or by electing to vote in person at the Meeting.

                                          By Order of the Board of Directors

                                                    /s/ Grant R. Essex
                                          _____________________________________
                                                      Grant R. Essex
                                               President and Chief Executive
                                                          Officer

Roswell, Georgia
July   , 1999

Proxy Statement of                                                Prospectus of
North Fulton Bancshares, Inc.                          Premier Bancshares, Inc.
For the Special                                            For 2,037,743 Shares
Meeting of                                                      of Common Stock
Shareholders

                                                       Trading Symbol: NYSE-PMB

                 Merger Proposed--Your Vote Is Very Important

                               ----------------

   The Boards of Directors of North          This proxy statement/prospectus
Fulton and Premier have agreed on a       provides you with detailed
merger of North Fulton and Premier.       information about the proposed
Premier will be the surviving             merger. We encourage you to read
corporation in the merger.                this entire document carefully. You
                                          can also obtain other information
                                          about Premier from documents filed
                                          by Premier with the Securities and
                                          Exchange Commission.

   On July   , 1999, the closing
price of Premier common stock was
$      , making the value of the
shares of Premier common stock to be
received by North Fulton
shareholders equal to $       or
$      for each share of North
Fulton common stock. This price
will, however, fluctuate between now
and the merger.

                                             The merger cannot be completed
                                          unless the shareholders of North
                                          Fulton approve it. North Fulton has
                                          scheduled a special meeting of its
                                          shareholders to vote on the merger.

                                             The date, time, and place of the
                                          special meeting of shareholders is
                                          as follows:

                                             August   , 1999, 4:30 p.m.
                                             Main Office, North Fulton
                                             11650 Alpharetta Highway
                                             Roswell, Georgia 30076

See "Risk Factors" beginning on page 7 for a discussion of certain factors that you should consider before approving the merger.

    Neither the Securities and Exchange Commission nor any state securities regulators have approved the Premier common stock to be issued in the merger or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.


This proxy statement/prospectus is dated July   , 1999 and was first mailed to
shareholders of North Fulton on July   , 1999.

                               TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION........................................  iv
SUMMARY....................................................................   1
RISK FACTORS...............................................................   7
COMPARATIVE MARKET PRICES AND DIVIDENDS....................................   9
  Premier Market Prices....................................................   9
  North Fulton Market Prices...............................................   9
  Dividends................................................................  10
  Shareholders of Record...................................................  10
THE NORTH FULTON SHAREHOLDERS' MEETING.....................................  11
  General..................................................................  11
  Record Date, Voting Rights and Vote Required.............................  11
  Voting and Revocation of Proxies.........................................  11
  Solicitation of Proxies..................................................  12
  Recommendation of the North Fulton Board of Directors....................  12
THE MERGER.................................................................  13
  General..................................................................  13
  Background of and Reasons for the Merger.................................  13
  Premier's Reasons for the Merger.........................................  14
  Opinion of North Fulton's Financial Advisor..............................  14
  Exchange Ratio...........................................................  18
  Treatment of North Fulton Stock Options..................................  18
  Exchange of North Fulton Common Stock Certificates.......................  19
  Effective Time of the Merger.............................................  19
  Conditions to the Merger.................................................  20
  Conduct of North Fulton's and Premier's Business Prior to the Effective
   Time of the Merger......................................................  20
  Waiver, Amendment and Termination of the Merger Agreement................  21
  Directors and Executive Officers Following the Merger....................  22
  Interests of Certain Persons in the Merger...............................  22
  Separation Agreement.....................................................  23
  Rights of Dissenting Shareholders........................................  23
  Regulatory Approvals.....................................................  24
  Material Federal Income Tax Consequences of the Merger...................  25
  Accounting Treatment.....................................................  26
  Restrictions on Resales by Affiliates....................................  26
  Description of Premier Common Stock......................................  27
  Certain Differences in Rights of Shareholders............................  27
BUSINESS OF PREMIER........................................................  31
  General..................................................................  31
  Subsidiary...............................................................  31
  Acquisitions.............................................................  31
BUSINESS OF NORTH FULTON...................................................  33
  General..................................................................  33
  Market Area and Competition..............................................  33
  Lending Services.........................................................  33
  Investments..............................................................  35
  Deposits.................................................................  35

  Employees................................................................  36
  Facilities...............................................................  36
  Legal Proceedings........................................................  36
NORTH FULTON MANAGEMENT'S DISCUSSION AND ANALYSIS..........................  37
  General..................................................................  37
  Forward Looking Statement................................................  37
  Year 2000 Considerations.................................................  37
  Financial Condition--March 31, 1999 vs. December 31, 1998................  38
  Results of Operations--March 31, 1999 vs. March 31, 1998.................  38
  Financial Condition--1998 vs. 1997.......................................  39
  Results of Operations--1998 vs. 1997.....................................  39
  Investment Securities....................................................  41
  Carrying Value of Investments............................................  42
  Loans....................................................................  42
  Provision and Allowance for Loan Losses..................................  43
  Asset Quality............................................................  44
  Deposits.................................................................  44
  Asset-Liability Management...............................................  44
  Liquidity................................................................  46
  Capital Resources and Dividends..........................................  47
  Provision for Income Taxes...............................................  47
  Impact of Inflation and Changing Prices..................................  47
  Recent Accounting Pronouncements.........................................  48
NORTH FULTON SECURITY OWNERSHIP............................................  49
REGULATORY CONSIDERATIONS..................................................  50
  General..................................................................  50
  Payment of Dividends.....................................................  51
  Capital Adequacy.........................................................  52
  Support of Subsidiary Institutions.......................................  53
  Prompt Corrective Action.................................................  53
  FDIC Insurance Assessments...............................................  55
  Safety and Soundness Standards...........................................  56
  Community Reinvestment Act...............................................  56
EXPERTS....................................................................  57
OPINIONS...................................................................  57
APPENDIX A: AGREEMENT AND PLAN OF REORGANIZATION BY AND BETWEEN PREMIER
 BANCSHARES, INC. AND NORTH FULTON BANCSHARES, INC......................... A-1
APPENDIX B: DISSENTERS' RIGHTS PROVISIONS OF THE GEORGIA BUSINESS
 CORPORATION CODE.......................................................... B-1
APPENDIX C: OPINION OF BROWN, BURKE CAPITAL PARTNERS, INC. ................ C-1

                      WHERE YOU CAN FIND MORE INFORMATION

   Premier files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports, statements or the other information that Premier files with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Reports, proxy statements and other information of Premier are also available for inspection at the offices of the New York Stock Exchange at 11 Wall Street, New York, New York 10005.

   Premier has filed this Registration Statement to register with the Securities and Exchange Commission the Premier common stock to be issued to North Fulton shareholders in the merger. This proxy statement/prospectus is a part of that Registration Statement and constitutes a prospectus of Premier. As allowed by Securities and Exchange Commission rules, this proxy statement/prospectus does not contain all the information you can find in Premier's Registration Statement or the exhibits to the Registration Statement.

                           INCORPORATION BY REFERENCE

   The Securities and Exchange Commission allows Premier to "incorporate by reference" certain information into this proxy statement/prospectus, which means that Premier can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or in later filed documents incorporated by reference in this proxy statement/prospectus.

   This proxy statement/prospectus incorporates by reference the documents listed below that Premier has previously filed with the Securities and Exchange Commission. These documents contain important information about Premier and its business.

Premier Securities and Exchange Commission Filings (File No. 001-12625)

Annual Report on Form 10-K                       For the fiscal year ended December 31,
                                                 1998
Quarterly Reports on Form 10-Q                   For the fiscal quarter ended March 31,
                                                 1999
Current Reports on Form 8-K                      Dated April 6, 1999, April 20, 1999 and
                                                 May 27, 1999
Registration Statements on Form 8-A/A            Dated May 27, 1999 (for Common Stock);
                                                 Dated May 27, 1999 (for Preferred
                                                 Securities of Premier Capital Trust I)

   Premier also incorporates by reference additional documents that may be filed with the Securities and Exchange Commission between the date of this proxy statement/prospectus and the completion of the merger or the termination of the merger agreement. These include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

   Premier has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to Premier, and North Fulton has supplied all such information relating to North Fulton.

   If you are a shareholder, you can obtain any of the documents incorporated by reference through Premier, the Securities and Exchange Commission or the Securities and Exchange Commission's Internet web site as described above. Documents incorporated by reference are available from Premier without charge, excluding all exhibits except those that Premier has specifically incorporated by reference in this proxy statement/prospectus. Shareholders may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from Premier at the following address:

   Barbara J. Burtt Corporate Secretary Premier Bancshares, Inc. 2180 Atlanta
     Plaza 950 East Paces Ferry Road Atlanta, Georgia 30326 (404) 814-3090

To receive documents before North Fulton's special shareholders' meeting,
please request them from us by July    , 1999.

   You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus. Premier and North Fulton have not authorized anyone to provide you with information that differs from that which this proxy statement/prospectus contains. This proxy statement/prospectus is
dated July   , 1999. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. Neither mailing this proxy statement/prospectus to shareholders nor issuing Premier common stock in the merger creates any implication to the contrary.

                                    SUMMARY

   This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents to which we refer you. See "Where You Can Find More Information."

The Parties (Pages   and  )

Premier Bancshares, Inc.
2180 Atlanta Plaza
950 East Paces Ferry Road
Atlanta, Georgia 30326
(404) 814-3090

   Premier is incorporated in Georgia and is a Georgia-based bank holding company. Premier provides banking-related services through its subsidiary primarily in the metropolitan Atlanta area. However, Premier has significant operations in other areas of Georgia and has a presence in other states in the Southeast. As of March 31, 1999, Premier's total assets were approximately $1.5 billion, deposits were approximately $1.2 billion, and shareholders' equity was approximately $137 million.

   The section of this proxy statement/prospectus under the caption "Where You Can Find More Information" refers you to places where you can find more information about Premier.

North Fulton Bancshares, Inc.
11650 Alpharetta Highway
Roswell, Georgia 30076
(770) 664-1990

   North Fulton is incorporated in Georgia and is a Georgia-based bank holding company. North Fulton owns Milton National Bank, a commercial bank serving customers in Roswell, Georgia, and also operates in Atlanta through its division, The Buckhead Bank. As of March 31, 1999, North Fulton's total assets were approximately $192 million, deposits were approximately $158 million, and shareholders' equity was approximately $9.8 million.

The Merger (Page   )

   North Fulton will merge with Premier. Premier will be the surviving corporation in the merger. Milton National Bank will become a wholly owned subsidiary of Premier as a result of the merger. The merger requires the approval of the holders of at least a majority of the outstanding North Fulton common stock. If North Fulton obtains this approval, Premier currently expects to complete the merger in August, 1999.

   Premier has attached the merger agreement as Appendix A to this proxy statement/prospectus. Premier encourages you to read the merger agreement in its entirety, because it is the legal document that governs the merger.

Exchange Ratio (Page  )

   If the merger is completed, you will receive 0.8749 shares of Premier common stock for each share of North Fulton common stock you own, plus cash instead of any fractional share. On July , 1999, the closing price of Premier common
stock was $   , making the value of shares of Premier common stock to be
received by North Fulton shareholders in the merger equal to $   , or $    per
share of North Fulton common stock. Because the market price of Premier common stock fluctuates, you will not know when you vote what the shares will be worth when issued in the merger.

Exchange Ratio Fair to North Fulton Shareholders According to Investment Bank (Page )

   Brown, Burke Capital Partners, Inc. has given an opinion to the North Fulton Board of Directors that, as of the date of this proxy statement/prospectus, the exchange ratio in the merger is fair from a financial point of view to North Fulton shareholders. The full text of this opinion is attached as Appendix C to this proxy statement/ prospectus. Premier encourages you to read this opinion carefully. If the merger is completed, Brown Burke will be paid approximately $319,000 in exchange for its advice and for fairness opinion, based on recent market prices of the Premier common stock.providing its

Treatment of North Fulton Stock Options (Page  )

   The merger agreement provides that Premier will assume the obligations of North Fulton under its stock option and other stock-based plans. Stock options to purchase North Fulton common stock which are outstanding at the effective time of the merger will be converted into and become rights with respect to Premier common stock. The exercise price and number of shares subject to each option will be adjusted to reflect the exchange ratio.

No Federal Income Tax on Shares Received in the Merger (Page  )

   North Fulton shareholders generally will not recognize gain or loss for federal income tax purposes for the shares of Premier common stock they receive in the merger. Premier's attorneys have issued a legal opinion to this effect, which is included as an exhibit to the Registration Statement filed with the Securities and Exchange Commission for the shares to be issued in the merger. North Fulton shareholders will be taxed on cash received instead of any fractional share. Tax matters are complicated, and tax results may vary among shareholders. Premier and North Fulton urge you to contact your own tax advisor to understand fully how the merger will affect you.

Majority Shareholder Vote Required (Page  )

   Approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of North Fulton common stock. Your failure to vote will have the effect of a vote against approval of the merger agreement. The directors and executive officers of North Fulton together
own approximately    % of the shares entitled to be cast at the meeting, and
North Fulton expects them to vote their shares in favor of the merger.

   The merger does not require the approval of Premier's shareholders.

Meeting to be held August  , 1999 (Page  )

   North Fulton will hold a special shareholders' meeting at 4:30 p.m. on     ,
August , 1999, at the main office of North Fulton, 11650 Alpharetta Highway, Roswell, Georgia. At the meeting, you will be able to vote on the merger agreement and conduct any other business that properly arises.

Record Date and Voting (Page  )

   If you owned shares of North Fulton common stock at the close of business on
June   , 1999, the record date, you are entitled to vote on the merger agreement and any other matters considered at the meeting.

   On the record date, there were     shares of North Fulton common stock
outstanding. You will have one vote at the meeting for each share of North Fulton common stock you owned on the record date.

North Fulton Board Recommends Shareholder Approval (Page  )

   The North Fulton Board of Directors believes that the merger is in the best interests of North Fulton and its shareholders and unanimously recommends that the shareholders vote "FOR" approval of the merger agreement.

Interests of Persons in the Merger That Are Different From Yours (Page  )

   When considering the recommendation of the North Fulton Board of Directors, you should be aware that some North Fulton directors and officers have interests in the merger that differ from the interests of other North Fulton shareholders. In particular, they hold outstanding options or other rights to receive stock under North Fulton's existing stock plans. These options or rights will be converted into stock options or rights to acquire Premier common stock after the merger.

   Also, one director of North Fulton will be appointed to the Board of Directors of Premier and will earn directors' fees which may be used to receive Premier common stock under the Directors' Deferred Stock Unit Plan that Premier maintains.

  Also, Premier will grant Grant R. Essex, the President and Chief Executive Officer of North Fulton, a Separation agreement in connection with the merger. This separation agreement entitles Mr. Essex to receive severance payments totaling $480,000 over an agreed upon period if Premier terminates his employment within one year following the effective date of the merger. In return for these severance payments, Mr. Essex has agreed to be bound by restrictive covenants regarding non-disclosure of confidential information, non-solicitation of employees or customers and non-competition with Premier.

   The North Fulton Board was aware of these and other interests and considered them before approving and adopting the merger agreement.

Regulatory Approvals Required (Page  )

   Premier and North Fulton cannot complete the merger unless they obtain the approval of the Board of Governors of the Federal Reserve System and the Georgia Department of Banking and Finance. Premier and North Fulton have filed all of the required applications or notices with these regulatory authorities. Although Premier and North Fulton believe the regulatory approvals will be received in a timely manner, they cannot be certain when or if they will obtain them.

Premier Anticipates Using Pooling-of-Interests Accounting Treatment (Page  )

   Premier anticipates accounting for the merger as a pooling of interests. This means that North Fulton and Premier will be treated for accounting and financial reporting purposes as if they had always been combined. By accounting for the merger as a pooling of interests, Premier will avoid creating any goodwill relating to the transaction and thus avoid charges to future earnings as a result of amortizing the goodwill.

Dissenters' Appraisal Rights (Page )

   Georgia law permits you to dissent from the merger and to have the fair value of your stock appraised by a court and paid to you in cash. To do this, you must follow certain procedures, including the filing of certain notices and refraining from voting your shares in favor of the merger.

   If you dissent from the merger, your shares of North Fulton common stock will not be exchanged for shares of Premier common stock in the merger, and your only right will be to receive the appraised value of your shares in cash. We have attached a copy of the provisions of Georgia law which govern the exercise of dissenters' rights as Appendix B to this proxy statement/ prospectus.

Reasons for the Merger (Page  )

   Before deciding to approve and recommend the merger, North Fulton's Board of Directors considered the financial condition and prospects of North Fulton, information about Premier, the financial terms of the merger, the likelihood of receiving regulatory approval of the merger, the federal income tax consequences of the merger, the advice of North Fulton's Board of Directors' legal and financial advisors and other factors. North Fulton's Board of Directors has decided that the merger is advisable and is in North Fulton's and its shareholders' best interests.

Comparative Per Share Market Price Information (Page  )

   Shares of Premier common stock are now quoted on the New York Stock Exchange. Shares of North Fulton are not quoted on any established market.

   The following table presents some information relating to recent sales of Premier and North Fulton common stock.

           Premier                                            North Fulton
        Common Stock                                          Common Stock
-----------------------------                             --------------------
$20.00 at April 6,                                        $9.28 at October 30,
1999 (prior to announcement).                             1998 (prior to
$     at July   ,                                         announcement).
1999.                                                     $     at July   ,
                                                          1999.

Risk Factors (Page  )

   You should carefully consider the following risk factors in considering whether to approve the merger agreement:

  . Changes in interest rates could have an adverse effect on Premier's income;

  . Premier's profitability will depend on its ability to originate residential mortgage loans;

  . Premier could experience significant difficulties and complications in connection with its rapid growth;

  .  Losing key personnel will negatively affect Premier;

  . Banking legislation that limits Premier's growth and activities will decrease the return to our investors;

  . Premier's results of operations could be adversely affected due to significant competition; and

  . Year 2000 data processing problems could interrupt and hurt our operations.

Comparative Historical and Pro Forma Financial Share Data

   Summarized below are per share information for Premier and North Fulton on an historical, pro forma combined and equivalent basis. You should read this information in conjunction with Premier and North Fulton historical financial statements and the related notes. See "Where You Can Find More Information."

   The pro forma information gives effect to the merger accounted for as a pooling of interests, and assumes that Premier issues 0.8749 shares of Premier common stock for each outstanding share of North Fulton common stock. North Fulton pro forma equivalent share amounts are calculated by multiplying the pro forma combined basic and diluted net income per common share, historical cash dividends per common share and historical book value per common share by the exchange ratio of 0.8749 shares of Premier common stock so that the per share amounts equate to the respective values for one share of North Fulton common stock. You should not rely on the pro forma information as being indicative of the historical results that would have resulted if Premier and North Fulton had been combined or the future results Premier will experience after the merger, nor should you rely on the three-month information as being indicative of results Premier or North Fulton expect for the entire year.

                                            At and For the
                                             Three Months
                                                Ended      At and For the Year
                                              March 31,     Ended December 31,
                                            -------------- --------------------
                                                 1999       1998   1997   1996
                                            -------------- ------ ------ ------
Net Income per common share
 Basic
  Premier historical.......................     $ 0.22     $ 0.80 $ 0.73 $ 0.53
  North Fulton historical..................       0.22       0.77   0.38   0.40
  Pro forma combined.......................       0.22       0.81   0.71   0.53
  North Fulton pro forma equivalent........       0.19       0.71   0.62   0.47
 Diluted
  Premier historical.......................       0.22       0.78   0.71   0.52
  North Fulton historical..................       0.19       0.69   0.35   0.37
  Pro forma combined.......................       0.22       0.79   0.69   0.52
  North Fulton pro forma equivalent........       0.19       0.69   0.60   0.45
Cash dividends declared per common share
  Premier historical.......................     $ 0.09     $ 0.31 $ 0.15 $ 0.17
  North Fulton historical..................       0.05       0.02    --     --
  Pro forma combined.......................       0.09       0.30   0.14   0.17
  North Fulton pro forma equivalent........       0.08       0.26   0.12   0.14
Book value per common share
  Premier historical.......................     $ 5.26     $ 5.23 $ 4.72 $ 5.19
  North Fulton historical..................       5.31       5.21   4.51   4.05
  Pro forma combined.......................       5.31       5.28   4.74   5.09
  North Fulton pro forma equivalent........       4.64       4.62   4.15   4.45

                      Selected Consolidated Financial Data

   Premier and North Fulton are providing the following information to help you analyze the financial aspects of the merger. Premier and North Fulton derived this information from audited financial statements for 1994 through 1998 and unaudited financial statements for the three months ended March 31, 1999 and 1998. This information is only a summary, and you should read it in conjunction with both of our historical financial statements and related notes. See "Where You Can Find More Information" and "Index to North Fulton Financial Statements." You should not rely on the three-month information as being indicative of results expected for the entire year.

                   Premier--Historical Financial Information
              (Dollars in thousands, except for per share amounts)

                            At and For the
                             Three Months
                            Ended March 31,         At and For the Years Ended December 31,
                         --------------------- --------------------------------------------------
                            1999       1998       1998       1997       1996      1995     1994
                         ---------- ---------- ---------- ---------- ---------- -------- --------
Net interest income..... $   15,418 $   14,108 $   60,151 $   55,039 $   45,396 $ 39,389 $ 32,018
Net income..............      5,776      5,689     20,914     18,737     13,657   11,348    6,694
Diluted earnings per
 share..................       0.22       0.22       0.78       0.71       0.52     0.44     0.28
Cash dividends declared
 per share..............       0.09       0.13       0.31       0.15       0.17     0.06     0.03
Book value per share....       5.26                  5.23       4.72       5.19     3.73     3.18
Total assets............ $1,510,890 $1,520,618 $1,520,618 $1,280,499 $1,115,290 $937,078 $763,524
Long-term debt..........    189,705            $  190,621 $   72,125 $   40,724 $ 41,283 $ 30,807

                 North Fulton--Historical Financial Information
              (Dollars in thousands, except for per share amounts)

                            At and For the
                             Three Months
                            Ended March 31,         At and For the Years Ended December 31,
                         --------------------- --------------------------------------------------
                            1999       1998       1998       1997       1996      1995     1994
                         ---------- ---------- ---------- ---------- ---------- -------- --------
Net interest income..... $    1,761 $    1,650 $    7,040 $    5,420 $    3,819 $  3,008 $  1,669
Net income..............        407        315      1,417        676        650      503       79
Diluted earnings per
 share..................       0.19       0.16       0.69       0.35       0.37     0.30     0.05
Cash dividends paid per
 share..................        --         --        0.02        --         --       --       --
Book value per share....                             5.21       4.51       4.05     3.29     3.14
Total assets............    191,910               173,550    140,683    110,310   75,379   51,806
Long-term debt..........                            8,000      2,100      2,000    1,000      --

                                  RISK FACTORS

   In addition to the other information contained or incorporated by reference in this proxy statement/ prospectus, we urge you to consider the following factors before deciding how to vote at the North Fulton shareholders' meeting.

Changes in interest rates could have an adverse effect on Premier's income.

   Premier's profitability depends to a large extent upon its net interest income. Net interest income is the difference between interest income on interest-earning assets, such as loans and investments, and interest expense on interest-bearing liabilities, such as deposits and borrowings. Premier's net interest income will be adversely affected if market interest rates change such that the interest Premier pays on deposits and borrowings increases faster than the interest Premier earns on loans and investments.

Premier's profitability will depend on its ability to originate residential mortgage loans.

   The market for residential mortgages is highly volatile and an increase in interest rates could materially and adversely affect interest income, non-interest income and the growth of Premier's residential mortgage operations. In addition, Premier has derived a substantial portion of its other income from gains on the sale of mortgage loans and mortgage production fees consisting of proceeds from the sale of servicing rights, loan origination fees and discount points. Due to the cyclical nature of residential mortgage originations, Premier may not be able to sustain recent levels of gains on the sale of mortgage loans and mortgage production fees.

Premier could experience significant difficulties and complications in connection with its rapid growth.

   Premier has grown significantly over the last two years and may seek to continue to grow by acquiring other financial institutions and branches. However, the market for acquisitions is highly competitive. Premier may not be as successful in the future as it has been in the past in identifying acquisition candidates, integrating acquired institutions or preventing deposit erosion at acquired institutions or branches.

   Premier may encounter unforeseen expenses, as well as difficulties and complications in integrating expanded operations and new employees without disruption to overall operations. In addition, such rapid growth may adversely affect Premier's operating results because of many factors, including start-up costs, diversion of management time and resources, asset quality and required operating adjustments. Premier may not successfully integrate or achieve the anticipated benefits of its growth or expanded operations.

Losing key personnel will negatively affect Premier.

   Competition for personnel is stronger in the banking industry than other industries, and Premier may not be able to attract or retain the personnel it requires to compete successfully. Premier currently depends heavily on the services of its Chairman and Chief Executive Officer, Darrell D. Pittard, and a number of other members of its senior management team. Losing Mr. Pittard's services or those of other members of senior management could affect Premier in a material and adverse way. Premier's success will also depend on attracting and retaining additional qualified management personnel.

Banking legislation that limits Premier's growth and activities will decrease the return to our investors.

   Current and future legislation and the policies of federal and state regulatory authorities will affect Premier's future operations. Banking legislation and regulations may limit Premier's growth and the return to investors by restricting such activities as:

  .  the payment of dividends;

  .  mergers with or acquisitions by other institutions;

  .  investments;

  .  loans and interest rates; and

  .  providing securities, insurance or trust services.

   In addition, legislation may change present capital requirements, which could restrict Premier's activities and require Premier to maintain additional capital. Premier cannot predict what changes, if any, federal and state agencies will make to existing federal and state legislation and regulations or the effect that such changes may have on Premier's business. See "Supervision and Regulation."

Premier's results of operations could be adversely affected due to significant competition.

   Premier may not be able to compete effectively in its markets, which could adversely affect Premier's results of operations. The banking and financial services industry in the Atlanta metropolitan area generally, and in Premier's market areas specifically, is highly competitive. The increasingly competitive environment is a result of:

  .  changes in regulation;

  .  changes in technology and product delivery systems; and

  . the accelerated pace of consolidation among financial services providers.

   Premier competes for loans, deposits and customers with various bank and non-bank financial service providers, many of which are larger in terms of total assets and capitalization, have greater access to capital markets and offer a broader array of financial services than Premier. Competition with such institutions may cause us to increase our deposit rates or decrease our interest rate spread on loans we originate.

Year 2000 data processing problems could interrupt and hurt our operations.

   Premier's operations are dependent on computers and computer systems, whether maintained internally or by a third party. Systems not properly recognizing the Year 2000 could produce faulty data or cause a system to fail. Such failures may include, among other things, the inability to process and underwrite loan applications, to credit deposits and debit withdrawals from customer accounts, to credit loan payments or track delinquencies, to reconcile and record daily activity properly or to engage in similar normal banking activities. Additionally, if our commercial customers are not Year 2000 compliant and suffer adverse effects on their operations as a result, their ability to meet their obligations to Premier may be adversely affected. Premier, its third party providers or its customers may not be successful in making all necessary changes to avoid computer system failures related to the Year 2000.

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

Premier Market Prices

   The Premier common stock has been listed on the New York Stock Exchange under the symbol "PMB" since June 1, 1999, and was listed on the American Stock Exchange under the symbol "PMB" from January 1997 to May 31, 1999. From January, 1995, the Premier common stock was listed on the NASDAQ Small Cap Market under the symbol "FABC." The following table sets forth, for the indicated periods, the high and low sales prices for the Premier common stock as reported by the New York Stock Exchange, American Stock Exchange and the NASDAQ Small Cap Market for 1997 and 1998 and for each of the quarters in 1999.

                                                                   Sales Price
                                                                  -------------
Calendar Period                                                    High   Low
---------------                                                   ------ ------
1997
First Quarter.................................................... $ 9.47 $ 7.84
Second Quarter...................................................  11.67   9.25
Third Quarter....................................................  14.00  10.08
Fourth Quarter...................................................  17.92  13.08
1998
First Quarter.................................................... $29.38 $17.08
Second Quarter...................................................  29.50  22.62
Third Quarter....................................................  28.75  20.00
Fourth Quarter...................................................  27.69  16.38
1999
First Quarter.................................................... $25.31 $19.00
Second Quarter (through July   , 1999) ..........................

   On July , 1999, the last day on which the Premier common stock was traded prior to the mailing of this proxy statement/prospectus, the last reported sales price of Premier common stock as reported on the New York Stock Exchange
was $    per share. At the close of trading on April 6, 1999, the last full trading day prior to the public announcement of the merger, the last reported sales price of Premier common stock as reported on the American Stock Exchange was $20.00 per share.

North Fulton Market Prices

   The North Fulton common stock is not listed for quotation on the New York Stock Exchange or on any other stock exchange. The price of the North Fulton
common stock in the last known transaction, which occurred on     , 1999, was
$    per share. The price of North Fulton common stock in the last known transaction prior to April 6, 1999, the date the merger was publicly announced, was $9.28 per share and occurred on October 30, 1998. Based on transactions of which North Fulton's management is aware, sales of North Fulton common stock during 1997 were in a price range of $5.35 to $6.75 per share. Sales of North Fulton common stock during 1998 were in a price range of $6.75 to $9.28 per share. Sales of North Fulton common stock during 1999 were in a price range of
$9.28 to $    per share. We can give you no assurance that these stated price ranges represent the actual market value of North Fulton common stock.

Dividends

   The holders of Premier common stock are entitled to receive cash dividends when and if Premier's board of directors declares them. Premier paid the following dividends to its shareholders in each of the last two years and in the first quarter of 1999:

                                                                  1999 1998 1997
                                                                  ---- ---- ----
   First Quarter................................................. 0.09 0.13 0.05
   Second Quarter................................................  --  0.05 0.04
   Third Quarter.................................................  N/A 0.05 0.04
   Fourth Quarter................................................  N/A 0.08 0.02

   The future declaration and payment of dividends will depend upon the earnings of Premier's subsidiaries, business conditions, operating results, capital and reserve requirements and the board of directors' consideration of other relevant factors.

   North Fulton paid the following dividends to its shareholders in each of the last two years and in the first quarter of 1999:

                                                                  1999 1998 1997
                                                                  ---- ---- ----
   First Quarter................................................. .05  0.02 --
   Second Quarter................................................ --    --  --
   Third Quarter................................................. N/A   --  --
   Fourth Quarter................................................ N/A   --  --

   Premier and North Fulton are legal entities separate and distinct from their subsidiaries, and their revenues depend in significant part on dividends their subsidiaries pay them, which subsidiaries are subject to legal restrictions on the amount of dividends they may pay. See "Regulatory Considerations--Payment of Dividends."

Shareholders of Record

   As of the record date for North Fulton's special shareholders' meeting,
there were       holders of record of Premier common stock, and approximately holders of record of North Fulton common stock.

                     THE NORTH FULTON SHAREHOLDERS' MEETING

General

   North Fulton is providing this proxy statement/prospectus to its
shareholders as of the record date of June   , 1999, along with a proxy card.
The board of directors of North Fulton is soliciting proxies for use at a
special meeting of shareholders of North Fulton to be held on          , August
  , 1999 at 4:30 p.m., Eastern Time, at the main office of North Fulton, located at 11650 Alpharetta Highway, Roswell, Georgia. At the meeting, North Fulton shareholders will vote upon a proposal to approve the merger agreement, dated as of April 6, 1999, and under which North Fulton would merge with and into Premier. Proxies may be voted on other matters as may properly come before the meeting at the discretion of the proxy holders. The North Fulton board of directors knows of no other matters except those incidental to the conduct of the meeting. The merger agreement is attached as Appendix A to this proxy statement/prospectus.

   North Fulton requests that holders of North Fulton common stock complete, date and sign the accompanying proxy card and return it promptly to North Fulton in the enclosed postage prepaid envelope.

Record Date, Voting Rights and Vote Required

   Only North Fulton shareholders on the record date are entitled to receive notice of and to vote at the meeting. On the record date, there were shares of North Fulton common stock outstanding, held by approximately holders of record. Each share of North Fulton common stock is entitled to one vote on each matter submitted at the meeting.

   Approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of North Fulton common stock. Failure of North Fulton shareholders to vote their shares will have the same effect as a vote "AGAINST" the merger agreement.

   Approval of any other matters that shareholders consider at the meeting requires the presence of a quorum and that the votes in favor of the matter constitute a majority of the shares represented at the meeting and entitled to vote. Presence in person or by proxy of a majority of the outstanding shares of North Fulton common stock entitled to vote at the meeting will constitute a quorum.

   As of the record date, the directors and executive officers of North Fulton and their affiliates beneficially owned a total of 1,110,566 shares, or 55.61%, of the issued and outstanding shares of North Fulton common stock, excluding shares that may be acquired pursuant to the exercise of stock options. As of the record date, the directors and executive officers of Premier and their affiliates and Premier and its subsidiaries beneficially owned a total of less than 1% of the outstanding shares of North Fulton common stock.

Voting and Revocation of Proxies

   The shares of North Fulton common stock represented by properly completed proxies received at or before the time for the meeting will be voted as directed by the shareholders unless revoked as described below. If no instructions are given, executed proxies will be voted "FOR" approval of the merger agreement. Executed proxies marked "FOR" approval of the merger agreement and executed but unmarked proxies will be voted in the discretion of the persons named in the proxy card as to any proposed adjournment of the meeting. Proxies which are voted "AGAINST" approval of the merger agreement will not be voted in favor of any motion to adjourn the meeting to solicit more votes in favor of the merger.

   Shares held in street name that have been designated by brokers on proxy cards as not voted with respect to a proposal will not be counted as votes cast on the proposal. Shares with respect to which proxies have been marked as abstentions also will not be counted as votes cast on the proposal. Shares with respect to which proxies have been marked as not voted and abstentions, however, will be treated as shares present for purposes of determining whether a quorum is present.

   The proposal to adopt the merger agreement is a "non-discretionary" item, meaning that brokerage firms may not vote shares in their discretion on behalf of a client if the client has not furnished voting instructions. Because the holders of a majority of the outstanding shares of North Fulton common stock must approve the proposal adopting the merger agreement, abstentions and broker shares which are not voted will have the same effect as a vote against the merger at the meeting.

   If any other matters are properly presented at the meeting and voted upon, the proxies solicited by this proxy statement/prospectus will be voted on such matters at the discretion of the proxy holders. The North Fulton board of directors is not aware of any other business to be presented at the meeting other than matters incidental to the conduct of the meeting.

   A shareholder's attendance at the meeting will not automatically revoke his or her proxy. A shareholder may, however, revoke a proxy at any time before its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Secretary of North Fulton at North Fulton's principal executive offices before the meeting, or by attending the meeting and voting in person. A shareholder's proxy will not be revoked by his or her death or incapacity unless, before the shares are voted, the Secretary of North Fulton, or other person authorized to tabulate the votes, receives notice of the death or incapacity.

   Because holders of a majority of the outstanding shares of North Fulton common stock must approve the merger agreement, abstentions and broker shares which are not voted will have the same effect as negative votes. Accordingly, the North Fulton board of directors urges North Fulton's shareholders to complete, date and sign the accompanying proxy card and return it promptly in the enclosed postage prepaid envelope.

Solicitation of Proxies

   Directors, officers and employees of North Fulton or its subsidiary may solicit proxies personally or by telephone or facsimile. None of these people will receive any special compensation for solicitation activities. North Fulton will arrange with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of stock such persons hold, and North Fulton will reimburse these record holders for their reasonable out-of-pocket expenses.

Recommendation of the North Fulton Board of Directors

   The North Fulton board of directors has unanimously adopted the merger agreement and believes that the proposed transaction is fair to and in the best interests of North Fulton and its shareholders. The North Fulton board of directors unanimously recommends that North Fulton's shareholders vote "FOR" approval of the merger agreement. See "The Merger--Background of, and Reasons for, the Merger."

   Shareholders should not send in stock certificates with their proxy cards. See "The Merger--Exchange of North Fulton Common Stock Certificates."

                                   THE MERGER

   The following information describes the material aspects of the merger. This description does not purport to be complete and is qualified in its entirety by reference to the appendices attached to this proxy statement/prospectus, including the merger agreement, which is Appendix A and the terms of which are incorporated by reference. All shareholders are urged to read the appendices in their entirety.

General

   In the merger, North Fulton will be merged with and into Premier, and Premier will be the surviving corporation. Shareholders of North Fulton will receive shares of the common stock of Premier in exchange for their shares of North Fulton common stock. Upon completion of the merger, Milton National Bank, the wholly owned subsidiary of North Fulton, will become a wholly-owned subsidiary of Premier.

Background of and Reasons for the Merger

   Background of the Merger. During the fourth quarter of 1998, the executive committee of the North Fulton board of directors began to discuss whether it would be in the best interests of North Fulton to combine with a larger institution. On December 9, 1998, North Fulton entered into an engagement letter with Brown, Burke Capital Partners, Inc. for Brown Burke to identify possible acquirers and to assist North Fulton in its negotiations with them.

   Brown Burke proceeded to prepare a confidential memorandum to assist parties who had expressed an interest in affiliating with North Fulton in making their own evaluation of North Fulton. The confidential memorandum was approved by the North Fulton executive committee on January 4, 1999 and was furnished to six potential acquirers. Certain of the potential acquirers, including Premier, returned indications of interest to Brown Burke during the period from January 28 to March 1, 1999.

   On March 1, 1999, North Fulton's executive committee met with a representative of Brown Burke to discuss the proposals received from potential acquirers. After reviewing the analysis prepared by Brown Burke and discussing the relative merits of the proposals, the North Fulton executive committee authorized Brown Burke to continue negotiations with Premier.

   Thereafter, North Fulton, through Brown Burke, and Premier negotiated various terms of the proposed transaction, including price. On March 17, 1999, North Fulton and Premier executed a letter of intent relating to the proposed transaction.

   From March 17, 1999 through March 31, 1999, North Fulton and Premier conducted due diligence investigations of each other. North Fulton and Premier also proceeded to negotiate the definitive merger agreement.

   On March 31, 1999, at a special meeting of the board of directors of North Fulton, counsel to North Fulton reviewed the proposed merger agreement and other aspects of the transaction with the Board, and Brown Burke gave its oral opinion that the offer from Premier was fair to the shareholders of North Fulton from a financial point of view. Following the presentations and subsequent discussion, the North Fulton board authorized its chairman or any member of its executive committee to execute the definitive merger agreement substantially in the form presented to the board of directors, with such changes, other than to the exchange ratio, as North Fulton's executive committee approved.

   Following the March 31, 1999 North Fulton board meeting, North Fulton and Premier continued to negotiate certain aspects of the definitive merger agreement. On April 6, 1999, North Fulton and Premier executed the merger agreement and issued a joint press release announcing the merger.

   North Fulton's Reasons for the Merger. North Fulton's board of directors has unanimously approved the merger agreement and has determined that the merger is in the best interests of North Fulton and its shareholders. The terms of the merger were the result of arms-length negotiations between representatives of North Fulton and representatives of Premier. Without assigning any relative or specific weights to the factors, the board of directors of North Fulton considered the following material factors:

  . the value of the consideration to be received by North Fulton shareholders relative to the book value and earnings per share of North Fulton common stock;

  . selected information concerning the financial condition, results of operations and business prospects of Premier;

  . the financial terms of recent business combinations in the financial services industry and a comparison of the multiples of selected combinations with the terms of the proposed transaction with Premier;

  . the alternatives to the merger, including remaining an independent institution;

  . the competitive and regulatory environment for financial institutions generally, including increasing technology demands;

  . the fact that the merger will enable North Fulton shareholders to exchange their shares of North Fulton common stock, in a tax-free transaction, for shares of common stock of a larger company, the stock of which is more widely held and more actively traded; and

  . Brown Burke's opinion that the consideration to be received by North Fulton shareholders as a result of the merger is fair from a financial point of view.

   Each director of North Fulton has also agreed to vote his shares of North Fulton common stock in favor of the merger.

   The North Fulton board of directors recommends that North Fulton shareholders vote FOR approval of the merger agreement.

Premier's Reasons for the Merger

   One of Premier's announced acquisition objectives is to build a statewide franchise in Georgia with an emphasis on customer service, value and personal attention. Premier management believes that North Fulton is a well-run organization that stresses customer service and loyalty, and that by acquiring it, Premier will have a substantial presence in north Fulton County as well as an expanded presence in the metropolitan Atlanta area, a major step toward achieving Premier's goal.

Opinion of North Fulton's Financial Advisor

   [To be updated] North Fulton has retained Brown, Burke Capital Partners, Inc. to act as its financial advisor in connection with the merger. Representatives of Brown Burke participated in a meeting of the North Fulton Board held on March 31, 1999. At that meeting, based on Premier's draft of a definitive merger agreement to purchase North Fulton, Brown Burke rendered its oral opinion that conversion of each share of North Fulton common stock into the right to receive 0.8749 shares of Premier common stock and the additional terms to be provided by the merger agreement were fair to the shareholders and optionholders of North Fulton. Brown Burke has also rendered a written opinion to the North Fulton board of directors that, on the date of this proxy statement/prospectus, the terms of the merger agreement were fair to the North Fulton shareholders.

   The full text of Brown Burke's written opinion is attached as Appendix C to this proxy statement/prospectus and is incorporated by reference. The following description of the opinion is qualified in its entirety by reference to Appendix C. North Fulton shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Brown Burke.

   Brown Burke's opinion is directed to the North Fulton board of directors only and is directed only to the terms of the merger agreement and does not constitute a recommendation to any North Fulton shareholder regarding how such shareholder should vote at the special meeting.

   In arriving at its written opinion, Brown Burke, among other things:

  . analyzed certain audited and unaudited financial statements and other information of North Fulton and Premier;

  . reviewed and discussed with appropriate management personnel of North Fulton and Premier the past and current business activities and financial results and the business and financial outlook of North Fulton and Premier;

  . reviewed the historical price and trading activity of the common stock of Premier;

  . compared selected financial and stock market data relating to Premier with similar data of other publicly held banking institutions considered to be potential alternative affiliation candidates to Premier for North Fulton;

  . performed an analysis comparing the pro forma consequences of the merger to North Fulton shareholders with respect to earnings per share, book value per share and dividends per share represented by the Premier common stock they will receive in the merger to those same measures represented by the North Fulton common stock they currently hold;

  . reviewed the prices paid in certain comparable acquisition transactions of community banking institutions and the multiples of earnings and book value and the level of deposit base premium received by the selling institutions;

  .  reviewed the merger agreement and certain related documents;

  . considered the financial implications of selected other strategic alternatives available to North Fulton; and

  .  performed other analyses as Brown Burke deemed appropriate.

   In conducting its analysis and arriving at its opinion, Brown Burke assumed and relied upon, without independent verification, the accuracy and completeness of the information it reviewed for the purposes of the opinion. Brown Burke also relied upon the management of North Fulton with respect to the reasonableness and feasibility of the financial forecast and the assumptions and bases underlying such forecast provided to it. North Fulton instructed Brown Burke that, for the purposes of its opinion, Brown Burke should assume that this forecast will be realized in the amounts and in the time periods currently estimated by the management of North Fulton. Brown Burke also assumed, with North Fulton's consent, that the aggregate allowances for loan losses for each of North Fulton and Premier are adequate to cover their loan losses. Brown Burke is not an expert in the evaluation of allowances for loan losses and has not reviewed any individual credit files. Brown Burke did not make, nor was it furnished with, independent valuations or appraisals of the assets or liabilities of either North Fulton or Premier or any of their subsidiaries. Brown Burke did not, and was not asked to, express any opinion about what the value of Premier common stock actually will be when issued to the holders of North Fulton common stock pursuant to the merger or the price at which Premier common stock will trade subsequent to the merger. Moreover, North Fulton has informed Brown Burke, and Brown Burke has assumed, that the merger will be recorded utilizing pooling of interests accounting under generally accepted accounting principles.

   Neither North Fulton nor the North Fulton Board imposed any limitations on the scope of Brown Burke's investigation or the procedures Brown Burke was to follow in rendering its opinion. As part of its procedures, Brown Burke solicited regional bank holding companies and other financial institutions for their indications of acquisition interest in North Fulton. The opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to Brown Burke as of, the date of its analysis.

   In arriving at the fairness of the consideration to be received by the shareholders and optionholders of North Fulton, Brown Burke developed an opinion of the value of North Fulton common stock should the institution remain independent and analyzed this value in light of the premium represented by the terms of the merger agreement. In connection with rendering its opinion to the North Fulton Board, Brown Burke also reviewed a variety of generally-recognized valuation methodologies and merger analyses and performed those it believed most appropriate for developing its opinion.

   The preparation of a fairness opinion involves various determinations of the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description. In arriving at its fairness opinion, Brown Burke did not attribute any particular weight to any analysis or factor it considered, but rather made qualitative judgments about the significance and relevancy of each analysis and factor. None of the analyses performed by Brown Burke was assigned a greater significance by Brown Burke than any other. Accordingly, Brown Burke believes that one must consider its analyses as a whole and that a review of selected portions of the analyses and the factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying its opinion and any conclusions it reached. In its analyses, Brown Burke made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond North Fulton's and Premier's control. Any estimates Brown Burke's analyses contain are not necessarily indicative of actual values or predictive of future results or values that may be significantly more or less favorable than these estimates. Estimates of values of companies are not appraisals nor necessarily reflect the prices at which companies or their securities actually may be sold. In addition, as described above, Brown Burke's opinion and presentation to the North Fulton board of directors was one of many factors the North Fulton board of directors took into consideration in making its determination to approve the merger agreement.

   The following is a brief summary of analyses Brown Burke performed in connection with the updated opinion as of July 2, 1999:

   Summary of Proposal. Brown Burke reviewed the terms of the proposed transaction as reflected in the merger agreement, including the calculation of the exchange ratio. Based upon the recent price of Premier common stock of $18.00, an exchange ratio of 0.8749 shares of Premier common stock per share of North Fulton common stock would provide North Fulton shareholders a per share value of $15.75 or a total transaction value of $34.4 million.

   Brown Burke also calculated the market price performance of Premier's common stock for the three-year and one-year periods ended July 2, 1999 in comparison to the market price performance for an index of regional bank holding companies similar to Premier. This index of regional bank holding companies similar to Premier, or peer index, is comprised of ten depository financial institutions located in the Southeast. Brown Burke noted that Premier's stock price increased by 138% for the three-year period and declined by 36% for the one-year period. The peer index increased by 57% for the three-year period and declined by 22% for the one-year period. Brown Burke noted that Premier was trading below its 52 week high as was the majority of small- and mid-cap banks. Brown Burke also noted that Premier's market value divided by analysts' consensus of forecasted 1999 net income was 21.4 and was above the Southeastern median of 15.4 due to the attractiveness of its Atlanta franchise.

   Indicated Value of North Fulton as an Independent Bank. Brown Burke undertook an analysis addressing the range of potential values which would be implied if North Fulton remained an independent bank. Brown Burke computed this range of values based on a discounted cash flow analysis, relying on projections extrapolated from North Fulton's 1999 budget and its historical performance. In this analysis methodology, Brown Burke assumed shareholders received, in addition to the projected dividend stream, a terminal valuation at December 31, 2002 based upon a two times multiple of December 31, 2002 stated book value and a 11 times multiple of earnings for such year. These amounts were discounted at rates ranging from 12% to 16% and indicated net present values to North Fulton shareholders between $23.4 million and $27.0 million.

   Per Share Merger Consequences Analysis. Based upon an exchange ratio of
0.8749 shares of Premier common stock for each share of North Fulton common stock and using the earnings estimates for North Fulton prepared by North Fulton management, and earnings estimates for Premier prepared by independent securities analysts, Brown Burke compared the estimated 1999 and 2000 fully diluted earnings per share of North Fulton common stock on a stand-alone basis to the equivalent pro forma earnings per share of Premier common stock which would be received in the merger. Brown Burke concluded that the merger would result in an earnings decrease of 23.6% in 1999 and a decrease of 24.5% in 2000 for North Fulton shareholders in the combined company.

   Brown Burke also analyzed the impact of the merger on the amount of fully diluted book value represented by a share of North Fulton common stock. Brown Burke assumed consummation of the merger as of September 30, 1999 and utilized the above-described earnings estimates for North Fulton and Premier. Brown Burke concluded that the merger would result in a decrease of 12.6% in fully-diluted book value on an equivalent per share basis for North Fulton shareholders projected as of September 30, 1999.

   Finally, Brown Burke compared the amount of dividends expected to be paid on a share of North Fulton common stock before the merger to the level expected to be paid on a pro forma basis reflecting the merger. Brown Burke assumed that 10% of future earnings would be paid out in the form of dividends to common shareholders. Brown Burke concluded that the merger would result in an increase of 144.9% in 1999 in dividends per share for North Fulton shareholders.

   Analysis of Selected Other Bank Mergers Involving Southeastern Community Banks. Brown Burke reviewed 11 mergers involving community banks and bank holding companies announced since January 1, 1998 in which the seller:

  .  had a return on average assets between .75% and 1.25%;

  .  had assets less than $1 billion; and

  .  had equity/assets less than 10%.

   Brown Burke noted in particular the prices paid in these mergers as a multiple of earnings and book values and the transaction premiums paid in excess of tangible book value as a percentage of core deposits. Brown Burke also reviewed other data in connection with each of these mergers, including the amount of total assets, the capital level, and the return on equity and the return on assets of the acquired institutions. Brown Burke then compared this data to that of North Fulton and to the value North Fulton shareholders will receive in the merger.

   This comparison yielded a range of transaction values as multiples of latest twelve-months earnings per share from a low of 11.9 times to a high of 30.5 times, with a median value of 21.4 times. The North Fulton multiple of trailing earnings was 22.7 times. The calculations yielded a range of transaction values as multiples of book value per share from a low of 1.44 times to a high of 3.72 times, with a median value of 2.96 times. The North Fulton multiple of December 31, 1998 book value was 3.18 times. Finally, the calculations yielded a range of deposit base premiums paid from a low of 4.7% to a high of 34.2%, with a median value of 19.6%. The equivalent premium on North Fulton deposits represented by the terms of the merger agreement was 18.9%.

   No company or transaction used in the above analyses is identical to North Fulton, Premier, or the merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in the operating characteristics of the companies and other factors that could affect the public trading value of the companies to which North Fulton and Premier are being compared. Mathematical analysis is not, in itself, a meaningful method of comparing company data.

   In connection with its opinion, Brown Burke confirmed the appropriateness of relying on the analyses used to render its March 31, 1999 oral opinion by updating certain of its analyses and reviewing the assumptions on which the analyses were based and the factors considered in connection with the opinion.

   Brown Burke is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and valuations for estate, tax, corporate and other purposes. North Fulton has paid Brown Burke a fee of $60,000 in connection with its engagement. Upon consummation of the merger, Brown Burke will receive an additional fee comprised of:

  . 0.9% of the aggregate market value of the consideration North Fulton shareholders and optionholders will receive up to $37 million, plus

  . 5% of the aggregate market value of the consideration North Fulton shareholders and optionholders will receive in excess of $37 million.

Based upon an assumed market price and value of a share of Premier common stock at the effective time of the merger of $18.00 (the closing price of Premier common stock on July 2, 1999), this additional fee would be approximately $259,000. No compensation payable to Brown Burke is contingent on the conclusions reached in its opinion. North Fulton has also agreed to reimburse Brown Burke for reasonable out-of-pocket-expenses and to indemnify Brown Burke and other related persons against various liabilities relating to or arising out of its engagement.

   Since 1997, as well as presently, Brown Burke has represented Premier in various merger transactions and has provided general financial advisory services to Premier, which was disclosed to North Fulton prior to Brown Burke's engagement.

Exchange Ratio

   At the effective time of the merger, North Fulton will merge with and into Premier, and Premier will be the surviving corporation in the merger. In the merger, each share of North Fulton common stock outstanding at the effective time will be converted into the right to receive Premier common stock at the exchange ratio of 0.8749 shares of Premier common stock for each share of North Fulton common stock.

   North Fulton shareholders should be aware that the actual market value of a share of Premier common stock at the effective time of the merger, and at the time certificates for those shares are delivered following surrender and exchange of certificates for shares of North Fulton common stock, may be more or less than the value of the shares as of the date of this proxy statement/prospectus or the date of the North Fulton shareholders' meeting. North Fulton shareholders are urged to obtain information on the market value of Premier common stock that is more recent than that which this proxy statement/prospectus provides. See "Comparative Market Prices and Dividends."

   No fractional shares of Premier common stock will be issued in the merger. Premier will pay holders of North Fulton common stock otherwise entitled to a fractional share an amount in cash. The amount in cash will be determined by multiplying the fractional part of a share of Premier common stock by the closing price of Premier common stock on the last trading day before the effective time of the merger.

Treatment of North Fulton Stock Options

   The merger agreement provides that all rights with respect to North Fulton common stock pursuant to stock options or stock appreciation rights granted under North Fulton's stock option and other stock-based compensation plans which are outstanding at the effective time of the merger, whether or not then exercisable, will convert into and will become rights with respect to Premier common stock. Premier will assume these options in accordance with the terms of the plan under which they were issued and the agreement by which they were evidenced. After the effective time, those options will become options to purchase Premier common stock, with the exercise price and number of shares of Premier common stock adjusted to reflect the exchange ratio. Premier may, at its election, substitute, as of the effective date of the merger, stock options under the Premier Bancshares, Inc. 1997 Stock Option Plan, as amended, for all or a part of the stock options granted by North Fulton, subject to the conditions contained in the merger agreement.

   The executive officers and directors of North Fulton held in the aggregate exercisable options to purchase 155,144 shares of North Fulton common stock as of the date of this proxy statement/prospectus.

Exchange of North Fulton Common Stock Certificates

   At the effective time, by virtue of the merger and without any action on the part of North Fulton or North Fulton shareholders, each share of North Fulton common stock issued and outstanding immediately before the effective time will convert into and will represent the right to receive, upon surrender of the certificate representing shares of North Fulton common stock as described below, whole shares of Premier common stock and cash in lieu of any fractional share interest. Promptly after the effective time, Premier will cause its exchange agent to deliver or mail to each North Fulton shareholder a transmittal letter and instructions for use in surrendering certificates that, immediately before the effective time, represented shares of North Fulton common stock. Upon surrender of these certificates or other satisfactory evidence of ownership and delivery of a duly executed transmittal letter, completed in accordance with its instructions, and any other documents as may be reasonably requested, Premier's exchange agent will transfer promptly the merger consideration to the persons entitled to receive it.

North Fulton shareholders should not send in their stock certificates until they receive transmittal forms and instructions.

   Until surrendered as described above, each outstanding certificate representing shares of North Fulton common stock will be deemed upon the effective time for all purposes to represent only the right to receive the merger consideration. Premier will pay no interest on the merger consideration upon the surrender of the certificate or certificates representing shares of North Fulton common stock. With respect to any certificate for North Fulton common stock that has been lost or destroyed, Premier will pay the merger consideration attributable to the certificate upon receiving a surety bond or other adequate indemnity as required in accordance with Premier's standard policy and evidence reasonably satisfactory to Premier of ownership of the shares in question. After the effective time, no transfer of the shares of North Fulton common stock outstanding immediately before the effective time will be made on Premier's stock transfer books.

   Premier will pay any dividends or other distributions with respect to North Fulton common stock that North Fulton has declared or made before the effective time, but which remain unpaid as of the effective time, in accordance with the terms of the merger agreement. To the extent permitted by law, former shareholders of record of North Fulton will be entitled to vote after the effective time at any meeting of Premier shareholders the number of whole shares of Premier common stock into which their respective shares of North Fulton common stock are converted, regardless of whether the holders have exchanged their certificates representing North Fulton common stock for certificates representing Premier common stock. Whenever Premier declares a dividend or other distribution on the Premier common stock, the record date for which is at or after the effective time, the declaration will include all shares of North Fulton common stock, which represent the right to receive Premier common stock. North Fulton shareholders will only receive the dividend or other distribution, however, after they surrender their North Fulton certificate(s) for exchange as described above. Upon surrendering their North Fulton certificate(s), both the Premier common stock certificate and any undelivered dividends and cash payments payable under the merger agreement, without interest, will be delivered and paid with respect to each share of North Fulton common stock the certificate(s) represent.

Effective Time of the Merger

   The effective time will occur at the time and date specified in the articles of merger to be filed by Premier with the Secretary of State of Georgia. Premier and North Fulton currently anticipate that the filing of the articles of merger will take place as soon as practicable following the date on which the merger agreement is approved by the North Fulton shareholders and all other conditions to the respective obligations of Premier and North Fulton to complete the merger have been satisfied. If the North Fulton shareholders approve the merger at the special shareholders' meeting, we currently anticipate that the filing of the articles of merger and the effective time will occur by August 31, 1999.

Conditions to the Merger

   Premier and North Fulton's obligations to complete the merger are subject to satisfaction or, if permissible, waiver of the following conditions at or before the effective time:

  . the approval of the merger agreement by the holders of at least a majority of the outstanding shares of North Fulton common stock;

  . regulatory approval from the Board of Governors of the Federal Reserve System and the Georgia Department of Banking and Finance and the expiration of all applicable waiting periods associated with these approvals, without any conditions or restrictions that would, in the reasonable judgment of either party, so materially and adversely impact the economic or business benefits of the merger as to render inadvisable the consummation of the merger;

  . the receipt by both parties of all necessary consents required for consummation of the merger or for the preventing of any default under any contract of either party, which, if not obtained, would be reasonably likely to have a material adverse effect on the party;

  . the absence of any action by any court or governmental authority of competent jurisdiction restricting, prohibiting or making illegal the consummation of the merger and the other transactions contemplated by the merger agreement;

  . the receipt by both parties of a written opinion from Womble Carlyle Sandridge & Rice, PLLC, counsel to Premier, that the merger qualifies for federal income tax treatment as a reorganization under Section 368(a) of the Internal Revenue Code, with the effects described under "--Federal Income Tax Consequences of the Merger," including, among others, that the exchange of North Fulton common stock for Premier common stock will not give rise to recognition of gain or loss to North Fulton shareholders, except to the extent of any cash received;

  . approval for listing on the New York Stock Exchange of the shares of Premier common stock to be issued in the merger;

  . receipt of a letter from Ernst & Young LLP and Porter Keadle Moore, LLP dated as of the effective time of the merger, regarding the appropriateness of pooling of interests accounting treatment; and

  . the conversion by all of the holders of the Series A Convertible Subordinated Debentures issued by North Fulton of their debentures into shares of North Fulton common stock so that following conversion, no indebtedness shall remain owing to the holders under the debentures.

   Consummation of the merger is also subject to the satisfaction or waiver of various other conditions specified in the merger agreement which are customary in transactions of this nature. These conditions include, among others: the delivery by Premier and North Fulton of opinions of their respective counsel and certificates executed by their respective duly authorized officers as to the satisfaction of various conditions and obligations in the merger agreement, the accuracy of various representations and warranties made by them, and their compliance in all material respects with their agreements and covenants.

Conduct of North Fulton's and Premier's Business Prior to the Effective Time of the Merger

   North Fulton and Premier have each generally agreed to operate their business only in the usual, regular and ordinary course, and to preserve intact their business organizations and assets and maintain their rights and franchises. Each has also agreed to take no action which would materially adversely affect the ability of either party to obtain any consents required for the merger or which would adversely affect the ability of either party to perform its covenants and agreements under the merger agreement.

   In addition, the merger agreement includes certain other restrictions applicable to the conduct of the business of North Fulton prior to consummation of the merger, as described below. North Fulton has agreed not to take various actions relating to the operation of its business pending consummation of the merger without

   Premier's prior written consent, which Premier has agreed it shall not unreasonably withhold. The actions North Fulton has agreed not to take are in the general categories of:

  . amending the Articles of Incorporation, Bylaws, or other governing instruments of North Fulton or its subsidiary;

  .  incurring additional indebtedness;

  . acquiring any of its outstanding shares or making distributions, including the payment of dividends, with respect to its outstanding shares;

  . issuing additional securities of North Fulton or rights or options to acquire such securities;

  . reclassifying any of North Fulton's capital stock or selling or encumbering its assets;

  .  acquiring or investing in other entities;

  . increasing employees' salaries and benefits or accelerating the vesting of any stock-based compensation or employee benefits or entering into or amending any employment contracts;

  .  adopting any new employee benefit plans or amending existing plans;

  .  changing accounting methods or practices;

  .  beginning or settling litigation;

  .  entering into or terminating material contracts; or

  . defaulting under North Fulton's Series A Convertible Debentures or modifying, altering or amending them.

   In addition, North Fulton has agreed not to solicit, directly or indirectly, any acquisition proposal from any other person or entity. North Fulton also has agreed not to negotiate with respect to any acquisition proposal, provide nonpublic information to any party making an acquisition proposal, or enter into any agreement with respect to any acquisition proposal, except in compliance with the fiduciary obligations of its board of directors. In addition, North Fulton has agreed to cause its advisors and other representatives not to engage in any of the foregoing activities.

Waiver, Amendment and Termination of the Merger Agreement

   Prior to the effective time of the merger, and to the extent permitted by law, any provision of the merger agreement generally may be waived by the party benefited by the provision or amended by a written agreement between Premier and North Fulton and approved by their respective boards of directors; provided, however, that after approval by the North Fulton shareholders, no amendment that, pursuant to the Georgia Business Corporation Code, requires further approval of the North Fulton shareholders, including decreasing the consideration to be received by North Fulton shareholders, may be made without the shareholders' further approval.

   The board of directors of either party may terminate the merger agreement, and abandon the merger, at any time prior to the effective time of the merger, either before or after approval by North Fulton shareholders, under selected circumstances, including:

  . final denial of any required consent of any regulatory authority, if the denial is nonappealable or was not appealed within the time limit for appeal;

  . the failure of the holders of the requisite number of shares of North Fulton common stock to approve the merger agreement;

  . in the event of any inaccuracy in any representation or warranty by the other party that meets certain standards specified in the merger agreement and that cannot be or has not been cured within 30 days after the giving of written notice to the breaching party, provided the terminating party is not in material breach of any representation, warranty, covenant, or agreement included in the merger agreement;

  . in the event of a breach by the other party of any covenant or agreement included in the merger agreement that cannot be cured within 30 days after giving notice to the breaching party, provided the terminating party is not in material breach of any representation, warranty, covenant, or agreement included in the merger agreement;

  . if the merger is not consummated by November 30, 1999, but only if the failure to consummate the merger by such date has not been caused by the terminating party's breach of the merger agreement.

   In addition, the boards of directors may terminate the merger agreement and abandon the merger by mutual consent. If the merger agreement is terminated, the parties will have no further obligations, except with respect to selected provisions, including those providing for payment of expenses and restricting disclosure of confidential information. Further, termination generally will not relieve the parties from the consequences of any uncured willful breach of the merger agreement giving rise to the termination.

Directors and Executive Officers Following the Merger

   The merger agreement provides that the officers and directors of Premier after the effective time of the merger will consist of the officers and directors of Premier before the merger, provided, however, that Premier must select one of the current directors of North Fulton to serve on the board of directors of Premier from and after the effective time of the merger.

Interests of Certain Persons in the Merger

   Certain members of North Fulton's management have certain interests in the merger that are in addition to their interests as shareholders of North Fulton generally. The North Fulton board of directors was aware of these factors and considered them, among other matters, in approving the merger agreement.

   The merger agreement provides that, after the effective time of the merger, Premier will provide certain employee benefits to officers and employees of North Fulton and its subsidiary who, at or after the effective time, become officers or employees of Premier or its subsidiaries. These employee benefits will be under employee benefit plans, the terms and conditions of which, taken as a whole, are substantially similar to those employee benefits Premier and its subsidiaries currently provide to their similarly-situated officers and employees. For purposes of participation under these employee benefit plans, service with North Fulton or its subsidiary prior to the effective time of the merger will be treated as service with Premier or its subsidiaries.

   The merger agreement further provides that Premier will honor all employment, severance, consulting and other compensation contracts North Fulton previously disclosed to Premier between North Fulton or its subsidiary and any current or former director, officer or employee. Premier will also honor all provisions for vested amounts earned or accrued through the effective time under North Fulton's benefit plans.

   As described above, under "--Treatment of North Fulton Stock Options," the merger agreement also provides that all rights with respect to North Fulton common stock pursuant to stock options or stock appreciation rights granted under North Fulton's stock option and other stock-based compensation plans which are outstanding at the effective time, will be converted into and will become rights with respect to Premier common stock. Premier will assume each of these options in accordance with its terms.

   The merger agreement also provides that each member of North Fulton's board of directors will be entitled to receive a severance payment from Premier in the amount of $25,000 in exchange for a one year non-competition/non-solicitation agreement from the director, in a form as Premier may reasonably request. The one year non-competition/non-solicitation period will begin on the date the director no longer serves on the board of directors of Milton National Bank, Premier or any of Premier's other subsidiaries.

   As of the record date, the directors and executive officers of North Fulton owned 100 shares of Premier common stock.

Separation Agreement

   In addition to the above, the merger agreement also provides that Milton National Bank and Grant R. Essex will enter into a separation agreement at the effective time of the merger. This separation agreement will provide that if Mr. Essex's employment is terminated within one year after the effective time of the merger for any reason, other than termination "for cause," he will be entitled to receive a payment of $240,000. This payment is in exchange for agreements from Mr. Essex providing that he will not for a period of two years following his termination:

  . disclose any confidential information relating to Milton National Bank, Premier or Premier Bank;

  . hire or attempt to hire any officer, director or employee of Milton National Bank, Premier or Premier Bank;

  . solicit for a competitive business any customers of Milton National Bank with whom Mr. Essex had material personal contact at any time during the last two years of his employment; and

  . compete with Milton National Bank as an officer, director, significant shareholder, employee or independent contractor, by working for or engaging in a competitive business in the Georgia counties of Cobb, Fulton, Forsyth and Gwinnett.

   The separation agreement also provides that Mr Essex will be entitled to receive an additional payment of $240,000 on the first anniversary date of his termination provided that he is not in breach of the restrictive covenants discussed above.

Rights of Dissenting Shareholders

   Pursuant to the provisions of the Georgia Business Corporation Code, if the merger is consummated, any shareholder of record of North Fulton who objects to the merger and who fully complies with Sections 14-2-1301 through 14-2-1332 of the Georgia Business Corporation Code will be entitled to demand and receive payment in cash of an amount equal to the fair value of all, but not less than all, of his or her shares of North Fulton common stock. A shareholder may assert dissenters' rights as to fewer than the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one beneficial owner and notifies North Fulton in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. For the purpose of determining the amount to be received in connection with the exercise of statutory dissenters' rights, the fair value of a dissenting shareholder's North Fulton common stock equals the value of the shares immediately before the effective date of the merger, excluding any appreciation or depreciation in anticipation of the merger.

   Any shareholder of North Fulton desiring to receive payment of the fair value of his or her North Fulton common stock in accordance with the requirements of the dissenters' rights provisions of Georgia law must:

  . deliver to North Fulton prior to the shareholder vote on the merger agreement, a written notice of his or her intent to demand payment for his or her shares if the merger is consummated;

  .  not vote his or her shares in favor of the merger agreement; and

  . demand payment and deposit the stock certificates representing North Fulton common stock in accordance with the terms of a notice which will be sent to the shareholder by Premier no later than 10 days after the merger is consummated.

   A written notice of intent to dissent with respect to the merger should be sent to: North Fulton Bancshares, Inc., 11650 Alpharetta Highway, Roswell, Georgia 30076, Attention: President. A vote against the merger agreement alone will not satisfy the requirements for the separate written notice of intent to dissent to the merger, the separate written demand for payment of the fair value of shares of North Fulton common stock or the deposit of the stock certificates. Rather, a dissenting shareholder must separately comply with all of those conditions.

   Within 10 days after the later of the effective date or receipt of a payment demand by a shareholder who deposits his or her stock certificates in accordance with the North Fulton dissenters' notice sent to those shareholders who notified North Fulton of their intent to dissent, Premier must offer to pay to each dissenting shareholder the amount Premier estimates to be the fair value of the dissenting shareholder's shares, plus accrued interest. Premier's offer must be accompanied by:

  . North Fulton's balance sheet as of the end of a fiscal year ended not more than 16 months before the date of making an offer, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

  .  an explanation of how the interest was calculated;

  . a statement of the dissenting shareholder's right to demand payment of a different amount under Section 14-2-1327 of the Georgia Business Corporation Code; and

  . a copy of the dissenters' rights provisions of the Georgia Business Corporation Code.

   If the dissenting shareholder accepts Premier's offer, by written notice to Premier within 30 days after Premier's offer, or is deemed to have accepted the offer by failing to respond to Premier's offer, Premier must make payment to the dissenting shareholder for his or her shares within 60 days after the making of the offer or the effective date, whichever is later. Upon payment of the agreed value, the dissenting shareholder will cease to have any interest in his or her shares of North Fulton common stock.

   If within 30 days after Premier offers payment for the shares of a dissenting shareholder, the dissenting shareholder does not accept the estimate of fair value of his or her shares and interest due on that fair value and demands payment of his or her own estimate of the fair value of the shares and interest due, then Premier, within 60 days after receiving the payment demand of a different amount from a dissenting shareholder, must file an action in a court of competent jurisdiction in Fulton County, Georgia, requesting that the fair value of the dissenting shareholder's shares be found and determined. Premier must make all dissenting shareholders whose demands remain unsettled parties to the proceeding. If Premier does not begin the proceeding within the 60-day period, it shall be required to pay each dissenting shareholder whose demand remains unsettled the amount demanded by the dissenting shareholder.

   This discussion of dissenters' rights under Georgia law is not a complete statement of the provisions of the Georgia Business Corporation Code relating to statutory dissenters' rights. You are urged to read the entire dissenters' rights provisions of the Georgia Business Corporation Code, which have been included as Appendix B to this proxy statement/prospectus.

Regulatory Approvals

   The merger may not proceed in the absence of the requisite regulatory approvals. It is possible that regulatory approvals may not be obtained or obtained timely. It is also possible that any approval may be accompanied by a conditional requirement which causes the approval to fail to satisfy the conditions included in the merger agreement. Premier has submitted applications for the approvals described below to the appropriate regulatory agencies.

   Premier and North Fulton are not aware of any material governmental approvals or actions that are required for consummation of the merger, except as described below. Should any other approval or action be required, we presently contemplate that we would seek such approval or action.

   The merger is subject to approval by the Board of Governors of the Federal Reserve System under Section 3 of the Bank Holding Company Act of 1956. The Federal Reserve will not approve the merger if it finds that the transaction will result in a monopoly or be in furtherance of any combination or conspiracy to monopolize the business of banking in any geographic area. In addition, the Federal Reserve will not approve the merger if it finds that the effect of the merger may be to lessen competition substantially or to tend to create a monopoly or would in any other manner be in restraint of trade, unless it finds that the anti-competitive effects of the merger are clearly outweighed by the public interest and the probable effect of the merger in meeting the convenience and needs of the communities to be served. The Federal Reserve will also take into consideration the financial condition, managerial resources and future prospects of Premier, its subsidiaries and those of North Fulton. Finally, the Federal Reserve will consider the compliance records of Premier's subsidiaries under the Community Reinvestment Act.

   The Bank Holding Company Act provides for the publication of notice and comment on the merger application and authorizes the Federal Reserve to permit interested parties to intervene in the proceedings. If an interested party is permitted to intervene, the intervention could delay the regulatory approvals required for consummation of the merger. Section 11 of the Bank Holding Company Act imposes a waiting period which prohibits the consummation of the merger, in ordinary circumstances, for a period ranging from 15-30 days following the Federal Reserve's approval of the merger. During this period, the United States Department of Justice may challenge the consummation of the merger on anti-trust grounds.

   Premier and North Fulton are also required to obtain the approval of the Georgia Department of Banking and Finance under the provisions of the Financial Institutions Code of Georgia before completing the merger. In its evaluation of the merger, the Georgia Department will take into account considerations similar to those applied by the Federal Reserve.

Material Federal Income Tax Consequences of the Merger

   The following is a summary of the material anticipated federal income tax consequences of the merger. This summary is based on the federal income tax laws now in effect and as currently interpreted. This summary does not take into account possible changes in such laws or interpretations, including amendments to applicable statutes or regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. This summary does not address all aspects of the possible federal income tax consequences of the merger and is not intended as tax advice to any person.

   In particular, this summary does not address the federal income tax consequences of the merger to North Fulton shareholders in light of their particular circumstances or status. For example, this summary does not address the federal income taxation of the merger to North Fulton shareholders who are foreign persons, tax-exempt entities, dealers in securities, insurance companies or corporations, among others. Nor does this summary address any consequences of the merger under any state, local, estate or foreign tax laws, or the tax treatment of options or other rights to purchase shares of North Fulton common stock that are or have been received as compensation. You are urged to consult your own tax advisor as to the specific tax consequences of the merger to you, including tax return reporting requirements, the application and effect of federal, foreign, state, local and other tax laws, and the implications of any proposed changes in the tax laws.

   In connection with the filing of the registration statement of which this proxy statement/prospectus is a part, Womble Carlyle Sandridge & Rice, PLLC delivered a tax opinion to Premier and North Fulton. The following discussion summarizes the material income tax consequences of the merger to the shareholders of Premier and North Fulton. This discussion is qualified in its entirety by reference to the tax opinion, which is included as an exhibit to the registration statement. In connection with the tax opinion, Womble Carlyle Sandridge & Rice, PLLC has relied upon such factual assumptions as are customary in similar tax opinions and representations made by Premier and North Fulton in the merger agreement.

   Based upon the merger agreement, the factual assumptions and representations made by Premier and North Fulton, Womble Carlyle Sandridge & Rice, PLLC is of the opinion that:

  .  The merger will be a tax-free reorganization within the meaning of
     Section 368(a) of the Internal Revenue Code.

  . The shareholders of North Fulton will recognize no gain or loss upon the exchange of their North Fulton common stock solely for shares of Premier common stock, except for the recognition of gain as a result of the receipt by the North Fulton shareholders of cash in lieu of fractional shares.

  . Cash that a dissenting North Fulton shareholder receives will be treated as having been received as a distribution in redemption of his or her North Fulton common stock. A dissenting shareholder will realize and recognize gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of the North Fulton common stock surrendered. North Fulton shareholders electing to exercise dissenters' rights should consult their own tax advisors for tax treatment for their particular circumstances.

  . Neither Premier nor North Fulton will recognize income, gain or loss as a consequence of the merger.

  . The aggregate tax basis of the Premier common stock that North Fulton shareholders receive pursuant to the merger will be the same tax basis as their shares of North Fulton common stock being exchanged, decreased by any portion of the tax basis allocated to fractional shares of Premier common stock that Premier treats as redeemed.

  . The holding period of the shares of Premier common stock that North Fulton shareholders receive will include the holding period of the shares of North Fulton common stock being exchanged, provided that the North Fulton common stock is held as a capital asset on the date of the consummation of the merger.

Accounting Treatment

   It is anticipated that the merger will be accounted for as a pooling-of-interests transaction under generally accepted accounting principles. Under this accounting method, North Fulton shareholders will be deemed to have combined their existing voting common stock interest with that of holders of Premier common stock by exchanging their shares for shares of Premier common stock. Accordingly, the book value of the assets, liabilities and shareholders' equity of North Fulton, as reported on its consolidated balance sheet, will carry over to Premier's consolidated balance sheet, and no goodwill will be created. Premier will be able to include in its consolidated income the consolidated income of North Fulton for the entire fiscal year in which the merger occurs. Premier, however, will reflect some of its expenses incurred to effect the merger as current charges against income rather than adjustments to its balance sheet. If the merger does not qualify for pooling-of-interests accounting treatment, Premier may, in its discretion, terminate the transaction.

Restrictions on Resales by Affiliates

   All shares of Premier common stock issuable in the merger will be registered under the Securities Act of 1933 and will be freely transferable, except for shares received by "persons" who are deemed to be "affiliates" of North Fulton. At the effective time, affiliates may resell their Premier common stock (a) only in transactions registered under the Securities Act of 1933 or permitted by the resale provisions of Rule 145 under the Securities Act or as otherwise permitted by the Securities Act and (b) following the satisfaction of the requirements of the Securities and Exchange Commission's Accounting Series Release Nos. 130 and 135 relating to publication of financial results of the post-merger combined operations of Premier and North Fulton. Affiliates generally include individuals or entities that directly, or indirectly through one or more intermediaries, control, are controlled by or are under common control with North Fulton, and include directors and certain executive officers of North Fulton. The restrictions on resales by an affiliate extend also to certain related parties of the affiliate, including spouses, relatives and spouse's relatives who in each case have the same home as the affiliate.

   The merger agreement requires North Fulton to cause each of its affiliates to deliver to Premier a written agreement to the effect generally that the affiliate will not offer or otherwise dispose of any shares of Premier common stock issued to that affiliate in the merger, except in compliance with (a) the Securities Act and the rules and regulations issued under the Securities Act and (b) the requirements of the accounting releases described above.

Description of Premier Common Stock

   Premier is currently authorized to issue 60,000,000 shares of Premier common
stock, of which      shares were issued and outstanding as of July  , 1999.
Holders of Premier common stock are entitled to receive such dividends as Premier's board of directors may declare out of funds legally available. Premier's ability to pay dividends is affected by its subsidiaries' ability to pay dividends, which is limited by applicable regulatory requirements and capital guidelines. At March 31, 1999, under these requirements and guidelines,
Premier's combined subsidiaries had $    , respectively, of undivided profits
legally available for the payment of dividends without regulatory approval. See "Regulatory Considerations--Payment of Dividends."

Certain Differences in Rights of Shareholders

   General. Prior to the merger, North Fulton's shareholders' rights will be governed by the Georgia Business Corporation Code and North Fulton's Articles of Incorporation and Bylaws. As a result of the merger, North Fulton shareholders will become Premier shareholders and their rights will be governed by the Georgia Business Corporation Code and Premier's Articles of Incorporation and Bylaws. Because of differences between North Fulton's Articles of Incorporation and Bylaws and Premier's Articles of Incorporation and Bylaws, the current rights of North Fulton shareholders will change after the merger. The following is a summary of the material differences in the rights of shareholders of Premier and North Fulton. This summary is not intended to be a complete discussion of the Georgia Business Corporation Code and the Articles of Incorporation and Bylaws of Premier and North Fulton.

   Authorized Capital Stock. Premier is currently authorized to issue
60,000,000 shares of common stock, $1.00 par value, of which     shares were
outstanding as of July , 1999. No other class of common stock is currently authorized. The board of directors of Premier may issue additional shares of Premier's common stock up to the maximum amount permitted by the Articles of Incorporation, without further action by the Premier shareholders, unless applicable law requires shareholder action. Premier's Articles of Incorporation provide that no shareholders of Premier will have any preemptive rights to subscribe for or to purchase any shares or other securities Premier issues.

   Premier's Articles of Incorporation provide for the issuance of up to 2,000,000 shares of preferred stock by the board of directors of Premier without further shareholder action. Premier's board of directors may issue preferred stock in one or more series, and the board may determine the rights, preferences, privileges and restrictions, including dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, amounts payable upon liquidation and number of shares constituting any series or the designation of the series. Premier has designated a series of non-voting preferred stock, $60.00 par value per share. Premier's preferred stock pays a dividend of 8% of its par value each year from current earnings or undivided profits, and is cumulative but subordinate to the rights of trade creditors. If at any time Premier is in default in the payment of the dividends on its preferred stock and until such time as the default is cured, the holders of Premier's preferred stock will be entitled to one vote for each share of Premier's preferred stock along with the holders of Premier's common stock on all matters coming before the shareholders at all regular and called Premier shareholder meetings. Beginning on January 1, 2000, Premier has the right to redeem up to 20% of its originally issued preferred stock each year at a redemption price of $60.00 per share, plus all accrued and unpaid dividends. The holder of any preferred stock that remains issued and outstanding after May 20, 2004 may require Premier to redeem such preferred stock at a redemption price of $60.00 per share, plus all accrued and unpaid dividends. There are currently 40,770 shares of Premier's preferred stock issued and outstanding.

   North Fulton is authorized to issue 10,000,000 shares of North Fulton's common stock, no par value, of which shares were issued and outstanding as of July , 1999. North Fulton's board of directors has not authorized any other class of capital stock. North Fulton's board of directors may issue additional shares of common stock up to the maximum amount permitted by North Fulton's Articles of Incorporation, without further action by North Fulton's shareholders, unless applicable law requires shareholder action. North Fulton's Articles of Incorporation do not provide North Fulton's shareholders with preemptive rights to purchase or subscribe to any unissued authorized shares of North Fulton's common stock.

   Removal of Directors. Premier's Bylaws provide that a director may be removed from office, at a meeting the purpose for which was disclosed in the notice to shareholders,

  . without cause, only upon the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of Premier's common stock; and

  . with cause, only upon the affirmative vote of the holders of a majority of the issued and outstanding shares of Premier's common stock.

   The term "cause" means the adjudication of the director as incompetent by a court having jurisdiction in the matter; the conviction of the director of a felony; the failure of the director to accept office either in writing or by attendance at no less than one of the first two meetings of the board of directors following his or her election; or the failure of the director to attend regular meetings of the board of directors for six consecutive meetings without having been excused by the board of directors.

   Pursuant to North Fulton's Articles of Incorporation, a director may be removed from office, at a meeting the purpose for which was disclosed in the notice to shareholders,

  . without cause, by the affirmative vote of the holders of two-thirds of the issued and outstanding shares of North Fulton's common stock, or

  . with cause, by the affirmative vote of the holders of a majority of the issued and outstanding shares of North Fulton's common stock.

   The term "cause" means the conviction of the director of a felony; the request or demand of any bank regulatory authority that the director be removed; or the determination by at least two-thirds of the Board of Directors, excluding the director to be removed, that the director's conduct has been inimical to the best interests of North Fulton.

   Limitation on Director Liability. Premier's Articles of Incorporation provide that no director of Premier will be personally liable to Premier or its shareholders for monetary damages for a breach of the duty of care or other duty as a director, provided that this elimination of liability will not eliminate or limit the liability of a director

  . for an appropriation in violation of his or her duties of any business opportunity of Premier;

  . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  . for the types of liability described in section 14-2-832 of the Georgia Business Corporation Code; or

  . for any transaction in which the director received an improper personal benefit.

   Section 14-2-832 of the Georgia Business Corporation Code provides that a director who votes for or assents to a distribution made in violation of section 14-2-640 of the Georgia Business Corporation Code or the articles of incorporation is personally liable to the corporation for the amount of the distribution that exceeds what could have been distributed without violating section 14-2-640 of the Georgia Business Corporations Code or the articles of incorporation. However, for the director to be liable for such amount, the corporation must establish that the director did not perform his or her duties in a manner the director believed in good faith to be in the best interests of the corporation and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. Section 14-2-640 of the Georgia Business Corporation Code describes specific situations when a corporation is not permitted to make distributions.

   North Fulton's Articles of Incorporation provide that no director of North Fulton will be personally liable to North Fulton or its shareholders for monetary damages for a breach of any duty as a director, except for liability for

  . any appropriation in violation of his or her duties of any business opportunity of North Fulton;

  . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  . the types of liability set forth in section 14-2-832 of the Georgia Business Corporation Code; or

  . any transaction from which the director derived an improper material tangible personal benefit.

   Indemnification. Premier's Bylaws provide that Premier may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director, officer, employee or agent of Premier. Premier may indemnify these individuals for reasonable expenses, judgments, fines, penalties and amounts paid in settlement that are incurred in connection with the proceeding if the individual acted in a manner he or she believed in good faith to be in or not opposed to the best interests of Premier and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. To the extent that a director, officer, employee or agent of Premier has been successful, on the merits or otherwise, in defending any proceeding to which he or she was a party, or in defending any claim, issue or matter in the proceeding, because he or she is or was a director, officer, employee or agent of Premier, Premier will indemnify the director, employee or agent against reasonable expenses he or she incurred in connection with the proceeding.

   North Fulton's Bylaws provide that North Fulton will indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director, officer, employee or agent of North Fulton or was serving at the request of North Fulton as a director, officer or employee or agent of another corporation, partnership, joint venture, trust or other enterprise. North Fulton may indemnify these individuals for reasonable expenses, judgments, fines, penalties and amounts paid in settlement (including attorneys' fees), that are incurred in connection with the proceeding if the individual acted in a manner he or she believed in good faith to be in the best interests of North Fulton and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent will not, of itself, determine whether the director, officer, employee or agent met the standard of conduct described above. Indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

   Mergers, Consolidations, and Sales of Assets. Neither Premier's Articles of Incorporation or Bylaws provide for specific approval requirements for mergers, consolidations and sales of assets. As a result, the provisions of the Georgia Business Corporation Code govern the approval of these transactions. The Georgia Business Corporation Code generally provides that approval of these transactions requires a recommendation by the board of directors to the shareholders and approval by the shareholders by a majority of all the votes entitled to be cast by all shares entitled to vote on the transaction.

   North Fulton's Articles of Incorporation require the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of North Fulton's common stock entitled to vote on the transaction to approve any merger or share exchange with or into any other corporation or any sale, lease, exchange or other disposition of all or substantially all of North Fulton's assets to any other corporation, person or other entity if, as of the record date for determining which shareholders are eligible to vote on the transaction, the other corporation, person or entity which is a party to such transaction owns, directly or indirectly, five percent (5%) or more of North Fulton's issued and outstanding shares entitled to vote. However, this shareholder vote will not be necessary if:

  . two-thirds of North Fulton's directors sign a memorandum of understanding before the other party to the transaction acquires 5% of North Fulton's issued and outstanding common stock;

  . two-thirds of North Fulton's directors approve the transaction after the other party to the transaction has acquired 5% of North Fulton's issued and outstanding common stock; or

  . North Fulton and its subsidiaries own a majority of the outstanding shares of all classes of stock entitled to vote of the other party to the transaction.

   North Fulton's Articles of Incorporation also provide that when evaluating another party's offer to make a tender offer or exchange offer for any equity security of North Fulton, to merge or consolidate any other corporation with North Fulton or to purchase or otherwise acquire all or substantially all of North Fulton's assets, the board of directors will, in determining what is in North Fulton's best interests, give due consideration to all relevant factors. The Articles of Incorporation include the following as factors the board of directors may consider, without limitation:

  . the short-term and long-term social and economic effects on the constituents of North Fulton and its subsidiaries and on the communities which they serve; and

  . the consideration the other party is offering in relation to North Fulton's then-current value in a freely-negotiated transaction and in relation to the board's estimate of North Fulton's future value as an independent entity.

   Number of Directors. Premier's Bylaws state that its board of directors will consist of not less than four nor more than 19 directors. The board of directors or the shareholders may fix or change the number of directors from time to time within this range. The Premier board of directors presently is fixed at 15 members.

   North Fulton's Bylaws state that its board of directors will consist of not less than five nor more than 18 directors. The board of directors or shareholders will determine the number of directors from time to time by resolution. North Fulton's board of directors presently consists of 15 members.

   Dividends. Premier's Articles of Incorporation provide that subject to the provisions of section 14-2-640 of the Georgia Business Corporation Code, the board of directors will have the power to distribute a portion of Premier's assets, in cash or in property, to Premier shareholders out of Premier's capital surplus. As explained above, section 14-2-640 of the Georgia Business Corporation Code establishes certain situations where a corporation may not make distributions to its shareholders.

   Neither North Fulton's Bylaws nor Articles of Incorporation address how or when North Fulton may pay dividends to shareholders.

                              BUSINESS OF PREMIER

General

   Premier is a bank holding company headquartered in Atlanta, Georgia. Premier conducts operations primarily in the metropolitan Atlanta area. However, Premier also has significant operations in other areas of Georgia, as well as a limited presence in Alabama, Florida, North Carolina, South Carolina and Tennessee. Premier operates primarily through its commercial bank subsidiary, Premier Bank. The principal asset of Premier is all of the issued and outstanding shares of common stock of Premier Bank.

Subsidiary

   Premier Bank currently operates through    commercial banking offices in
Georgia. Premier Bank is a Georgia chartered commercial bank that provides a wide range of banking services in its local markets for retail and commercial customers, including small and mid-size businesses, public agencies and local governments and individuals. In addition, Premier Lending Corporation, a wholly
owned subsidiary of Premier Bank, operates a total of    offices throughout the
Southeast. Premier Lending is a Georgia corporation that operates primarily as a mortgage banker and acts as an intermediary between purchasers of residential real estate or homeowners refinancing their residences and correspondent or institutional investors seeking to purchase mortgage loan investments.

Acquisitions

   Premier's profitability and market share have increased through both internal growth and acquisitions of other financial institutions located in Georgia.

   On June 23, 1997, Premier completed its merger with Central and Southern Holding Company, a Georgia corporation that served as the holding company for The Central and Southern Bank of Georgia and The Central and Southern Bank of North Georgia, FSB, in a transaction that was accounted for as a pooling of interests. Effective April 24, 1998, The Central and Southern Bank of North Georgia, FSB was merged into Premier Bank; and effective March 19, 1999, The Central and Southern Bank of Georgia was merged into Premier Bank.

   On December 12, 1997, Premier completed the acquisition of Citizens Gwinnett Bankshares, Inc., a Georgia corporation that served as the holding company for Citizens Bank of Gwinnett, in a transaction accounted for as a pooling of interests. Effective March 27, 1998, Citizens Bank of Gwinnett was merged into Premier Bank.

   On June 9, 1998, Premier completed the acquisition of Lanier Bank & Trust Company, a Georgia chartered commercial bank, and the merger of Lanier Bank & Trust Company into Premier Bank. This transaction was accounted for as a pooling of interests.

   On July 1, 1998, Premier completed the acquisition of Button Gwinnett Financial Corporation, a Georgia corporation that served as the holding company for The Bank of Gwinnett County, in a transaction accounted for as a pooling of interests. Effective December 4, 1998, The Bank of Gwinnett County was merged into Premier Bank.

   On July 2, 1998, Premier completed the acquisition of The Bank Holding Company, a Georgia corporation that served as the holding company for The Bank of Spalding County and First Community Bank of Henry County, in a transaction that was accounted for as a pooling of interests. Effective April 23, 1999, The Bank of Spalding County was merged into Premier Bank; and effective May 7, 1999, First Community Bank of Henry County was merged into Premier Bank.

   On December 17, 1998, Premier completed the acquisition of Frederica Bank & Trust, a Georgia chartered commercial bank, in a transaction accounted for as a pooling of interests. Effective April 2, 1999, Frederica Bank & Trust was merged into Premier Bank.

   On April 20, 1999, Premier announced an agreement to acquire Farmers & Merchants Bank, a Georgia chartered commercial bank located in Summerville, Georgia, in a stock transaction valued at $56 million, based on Premier's closing price of $19.25 on April 19, 1999. The exchange ratio will be 4.028 shares of Premier common stock for each share of Farmers & Merchants common stock. Farmers & Merchants was originally organized in 1926, and has assets of approximately $173 million. From its main office and three branches in Chattooga County, Georgia, Farmers & Merchants currently holds approximately 75% of the market area's deposits, giving it the largest market share in its market. The acquisition of Farmers & Merchants, which will be accounted for as a pooling of interests, is subject to the approval of regulators and Farmers & Merchants shareholders and is expected to be completed during the third quarter of 1999.

   On May 20, 1999, Premier announced an agreement to acquire Bank Atlanta, a Georgia chartered commercial bank located in Decatur, Georgia, in a stock transaction valued at $18.1 million, based on Premier's closing price of $20.50 on May 19, 1999. The exchange ratio will be 1.25 shares of Premier common stock for each share of Bank Atlanta common stock. Bank Atlanta was chartered in 1986, and has assets of approximately $80 million. The acquisition of Bank Atlanta, which will be accounted for as a pooling of interests, is subject to the approval of regulators and Bank Atlanta shareholders and is expected to be completed during the third quarter of 1999.

   Premier expects to continue to develop its franchise through the acquisition of financial institutions. These acquisitions may entail Premier's payment of consideration in excess of the book value of the underlying net assets acquired, may result in Premier's issuing additional shares of Premier capital stock or incurring additional indebtedness, and could have a dilutive effect on the per share earnings or book value of Premier common stock. Moreover, these acquisitions sometimes result in significant front-end charges against earnings, although cost savings, especially incident to in-market acquisitions, also frequently occur.

                            BUSINESS OF NORTH FULTON

General

   North Fulton was incorporated in 1990 as a one-bank holding company. North Fulton has one subsidiary, Milton National Bank, located in Roswell, Georgia. North Fulton serves the Buckhead community through a division of Milton National known as The Buckhead Bank. Milton National is a full-service commercial bank, offering personal and business checking accounts, interest-bearing checking accounts, and various types of certificates of deposit. Milton National also provides financing for commercial transactions, makes secured and unsecured loans, and provides other financial services to its customers. At March 31, 1999, North Fulton had total consolidated assets of approximately $191.9 million, total deposits of approximately $158.2 million, and total consolidated shareholders' equity of approximately $9.8 million.

   North Fulton's principal executive offices are located at 11650 Alpharetta Highway, Roswell, Georgia 30076, and its telephone number at that address is
(770) 664-1990.

Market Area and Competition

   North Fulton is located in Roswell, Georgia. Its primary market area is defined as northern Fulton County, Georgia, from which it draws a majority of its business. North Fulton competes for deposits and loans with numerous other financial institutions whose resources are equal to or greater than those available to North Fulton.

Lending Services

   General. At March 31, 1999, North Fulton's commercial loans and leases comprised 52.6% of its total loan portfolio, its real estate-related loans comprised 43.9% of its total loan portfolio, and its consumer loans comprised 3.5% of its total loan portfolio.

   Loan Approval and Review. North Fulton's loan approval policies provide for various levels of officer lending authority. When the total amount of loans to a single borrower exceeds that individual officer's lending authority, an officer with a higher lending limit or North Fulton's loan committee determines whether to approve the loan request. North Fulton makes loans to its directors and executive officers on terms that are no more favorable than are available to any other borrower.

   Lending Limits. North Fulton's lending activities are subject to a variety of lending limits imposed by federal law. Differing limits apply based on the type of loan and the nature of the borrower, including the borrower's other loan relationships with North Fulton. In general, however, North Fulton is able to loan any one borrower a maximum amount equal to either:

  .  15% of North Fulton's capital and surplus; or

  . 25% of its capital and surplus if the excess over 15% is within the federal guidelines that provide an exception to the 15% limit for some types of secured debt.

At March 31, 1999, North Fulton's lending limit was approximately $2.4 million for loans not fully secured and approximately $4.1 million for loans that meet the federal guidelines for secured debt.

   Credit Risk. The principal economic risk associated with each category of the loans that North Fulton makes is the creditworthiness of the borrower. Borrower creditworthiness is affected by general economic conditions and the strength of the service and retail market segments. Risks associated with real estate loans also include fluctuations in the value of real estate, new job creation trends, tenant vacancy rates and, in the case of commercial borrowers, the quality of the borrower's management. In addition, a commercial borrower's ability both to properly evaluate changes in the supply and demand characteristics affecting its markets for products and services and to respond effectively to such changes are significant factors in determining its creditworthiness. General economic factors affecting a borrower's ability to repay include interest, inflation and employment rates.

   Commercial Loans. North Fulton makes commercial loans to small- and medium-size businesses and professional concerns. The terms of these loans vary by their purpose and by their underlying collateral, if any. North Fulton typically makes equipment loans for a term of seven years or less at fixed or variable rates, with the loan being fully amortized over the term. Equipment loans are generally secured by the financed equipment, and the ratio of the amount of the loan to the value of the financed equipment or other collateral is generally 80% or less. Loans to support working capital typically have terms of one year or less and are usually secured by accounts receivable and inventory. In general, all loans carry the personal guarantees of the principals of the business. For loans secured by accounts receivable or inventory, principal is typically repaid as the assets securing the loan are converted into cash, and for loans secured with other types of collateral, principal is typically due at maturity. The quality of the commercial borrower's management, its ability to properly evaluate changes in the supply and demand characteristics affecting its markets for products and services, and its ability to respond effectively to such changes are significant factors in its creditworthiness.

   North Fulton also makes commercial loans to small businesses with respect to which the SBA generally guarantees repayment of up to 75% of the loan amount, subject to certain other limitations. North Fulton may sell the guaranteed portion of these loans to institutional investors in the secondary markets. On such loans, North Fulton retains servicing rights and obligations on all the guaranteed portions sold. Risks associated with these loans include credit risk, e.g., fraud, bankruptcy, economic downturn, deteriorated or non-existing collateral and changes in interest rates, and operational risk, e.g., failure of North Fulton to adhere to SBA funding and servicing requirements in order to secure and maintain the SBA guarantees and servicing rights.

   Real Estate Loans. North Fulton makes commercial real estate loans, construction and development loans, and residential real estate loans in and around northern Fulton County. These loans include commercial loans where North Fulton takes a security interest in real estate. The primary source of repayment on these loans, however, is generally not from the sale or rental of the real estate; rather, it is from the operations of the business. Real estate loans exclude home equity loans which are classified as consumer loans.

   Commercial Real Estate. Commercial real estate loan terms generally are limited to five years or less, although payments may be structured on a longer amortization basis. Interest rates may be fixed or adjustable, although rates generally are not fixed for a period exceeding 60 months. North Fulton will also generally charge an origination fee. North Fulton attempts to reduce credit risk on its commercial real estate loans by generally:

  . emphasizing loans on owner-occupied office, warehouse and retail buildings;

  . limiting the ratio of the principal amount of the loan to the value of the collateral, as established by an independent appraisal, to no more than 80%; and

  . requiring that the net projected cash flow available for debt service equal 120% of the debt service requirement.

   In addition, North Fulton generally requires personal guarantees from the property owners supported by North Fulton's review of the owners' personal financial statements. Risks associated with commercial real estate loans include fluctuations in the value of real estate, new job creation trends, tenant vacancy rates and the quality of the borrower's management. North Fulton limits its risk by analyzing borrowers' cash flow and their collateral value on an ongoing basis.

   Construction and Development Loans. North Fulton makes construction and development loans on a pre-sold and speculative basis. If the borrower has entered into an agreement to sell the property prior to beginning construction, then the loan is considered to be on a pre-sold basis. If the borrower has not entered into an agreement to sell the property prior to beginning construction, then the loan is considered to be on a speculative basis. Construction and development loans are generally made with a term of nine months and interest is paid monthly. The ratio of the principal amount of the loan to the value of the collateral, as established by an independent appraisal, does not exceed 75%. Speculative loans are based on the borrower's track record, financial strength and cash flow position. Loan proceeds are disbursed as the project is completed and only after the project has been physically inspected by an experienced construction lender or appraiser. Risks associated with construction loans include fluctuations in interest rates and in the value of real estate, and new job creation trends.

   Residential Real Estate. North Fulton's residential real estate loans consist of residential construction loans and residential mortgage loans. North Fulton offers variable rates on its residential construction loans and generally makes these loans to both established builders and directly to homeowners. The ratio of the construction loan principal to the value of collateral, as established by an independent appraisal, generally does not exceed 75%. North Fulton believes that this loan-to-value ratio limitation is sufficient to compensate for fluctuations in real estate market value and to minimize losses that could result from a downturn in the residential real estate market.

   North Fulton also originates residential mortgage loans for sale to institutional investors in the secondary market. North Fulton limits its interest rate risk and credit risk on these loans by locking in the interest rate for each loan with the secondary market investor and receiving the investor's underwriting approval before making the loan.

   Consumer Loans. North Fulton makes a variety of loans to individuals for personal, family and household purposes, including secured and unsecured installment and term loans, home equity loans and lines of credit. Consumer loan repayments depend upon the borrower's financial stability and can be adversely affected by divorce, job loss, illness and personal hardships. Because many consumer loans are secured by depreciable assets such as boats, cars and trailers, North Fulton amortizes the loan over the useful life of the asset. To minimize the risk that the borrower cannot afford the monthly payments, North Fulton limits fixed monthly obligations to no more than 38% of the borrower's gross monthly income. In addition, the borrower should also be employed for at least 12 months prior to obtaining the loan. The loan officer reviews the borrower's past credit history, past income level, debt history and, when applicable, cash flow to determine the impact of all of these factors on the borrower's ability to make future payments as agreed.

Investments

   In addition to loans, North Fulton makes other investments primarily in obligations of the United States or obligations guaranteed as to principal and interest by the United States, other taxable securities and other obligations of states and municipalities. As of March 31, 1999, investment securities comprised approximately 16% of North Fulton's assets, with net loans comprising approximately 69.4% of North Fulton's assets. North Fulton also engages in Federal funds transactions with its principal correspondent banks, and North Fulton primarily acts as a net seller of Federal funds. The sale of Federal funds amounts to a short-term loan from North Fulton to another financial institution.

Deposits

   North Fulton offers a wide range of commercial and consumer deposit accounts, including checking accounts, money market accounts, a variety of certificates of deposit, and individual retirement accounts. The primary sources of deposits are residents of, and businesses and their employees located in and around, northern Fulton County. Deposits are obtained through personal solicitation by North Fulton's officers and directors, direct mail solicitations and advertisements published in the local media. North Fulton offers a broad array of competitively priced deposit services, including demand deposits, regular savings accounts, money market deposits (transaction and investment), certificates of deposit, retirement accounts, and other deposit or funds transfer services which may be permitted by law or regulation and which may be offered to remain competitive in the market.

Employees

   At March 31, 1999, North Fulton and Milton National employed 52 full-time employees. North Fulton considers its employee relationships to be excellent.

Facilities

   North Fulton owns its main office which is located at 11650 Alpharetta Highway in Roswell, Georgia. Its Buckhead Bank division is located in a leased facility at 3520 Piedmont Road, N.E. in Atlanta, Georgia. Its SBA and leasing offices are located in a leased facility at 11660 Alpharetta Highway, Suite 220 in Roswell, Georgia. Its operations and financial accounting areas are located in a leased facility at 11660 Alpharetta Highway, Suite 225, in Roswell, Georgia.

Legal Proceedings

   Neither North Fulton nor any of its properties is subject to any material pending legal proceedings, and North Fulton does not know of any material proceedings being contemplated by any governmental authority.

  NORTH FULTON MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

   The following discussion and analysis discusses the major factors that affected North Fulton's results of operations and financial condition for the periods shown. These comments are intended to supplement and highlight financial and other information and should be read in conjunction with North Fulton's financial statements, related notes and selected financial data presented elsewhere in this proxy statement/prospectus.

General

   North Fulton was organized in 1990 as a bank holding company. North Fulton has one subsidiary, Milton National Bank, located in Roswell, Georgia. North Fulton serves the Buckhead community through a division of Milton National known as The Buckhead Bank.

Forward Looking Statement

   This discussion contains forward-looking statements that involve risks and uncertainties. Although North Fulton believes that the assumptions underlying the forward-looking statements contained in the discussion are reasonable, any of the assumptions could be inaccurate, and, therefore, no assurance can be made that any of the forward-looking statements included in this discussion will be accurate. Factors that could cause actual results to differ from results discussed in forward-looking statements include, but are not limited to:

  . economic conditions (both generally and in the markets where North Fulton operates);

  . competition from other providers of financial services offered by North Fulton;

  .  government regulation and legislation;

  .  changes in interest rates;

  . material unforeseen changes in the financial stability and liquidity of North Fulton's credit customers; and

  . material unforeseen complications related to the year 2000 issues for North Fulton, its suppliers, customers and governmental agencies, all of which are difficult to predict and which may be beyond the control of North Fulton.

North Fulton undertakes no obligation to revise forward-looking statements to reflect events or changes after the date of this discussion or to reflect the occurrence of unanticipated events.

Year 2000 Considerations

   North Fulton is aware of the issues associated with the programming code in existing computer systems as the year 2000 approaches. The year 2000 or Y2K issue is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two-digit value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize this information could generate erroneous data or cause a system to fail.

   North Fulton is utilizing internal resources to identify, correct or reprogram, and test its systems for the Y2K compliance. All mission critical computer systems have been Y2K certified and tested by North Fulton. Confirmation has been received from North Fulton's primary processing vendors indicating that their software has been certified Y2K compliant and that this certification has been validated through testing. If, however, North Fulton's mission-critical systems and its primary software programs were unable to process data reliably, North Fulton would be forced to obtain the same services from another service provider or, in the alternative, to cease operations until the existing system becomes year 2000 compliant. A failure in these systems, software programs or any other date sensitive system could have a material adverse effect on North Fulton's results of operations, liquidity and financial condition.

   North Fulton also believes that its customers' year 2000 readiness could also have a significant effect on its operations. For example, if a customer with an outstanding loan from North Fulton is unable to maintain its cash flow as a result of disruption caused by its own or its customers' year 2000 problems, the customer could default in the repayment of the loan, which would lead to increased loan losses for North Fulton. Although North Fulton considers this possibility when originating loans and establishing loan loss reserves, the potential losses could exceed its estimates and ultimately cause a net loss to North Fulton. To address this concern, North Fulton communicates with customers on an ongoing basis regarding their year 2000 readiness and attempts to identify at the earliest opportunity those customers that are likely to encounter year 2000 problems. North Fulton works with these customers to ensure, to the greatest extent possible, that their year 2000 compliance issues do not disrupt North Fulton's operations.

   Management has not yet fully determined the Y2K compliance expense and related potential effect on North Fulton's earnings. Direct costs, however, are not expected to be material to the consolidated results of operations and will be expensed as incurred. Expenses in 1998 and 1997 related to the Y2K issue were not material to North Fulton's financial results of operations.

Financial Condition--March 31, 1999 vs. December 31, 1998

   Total assets at March 31, 1999, were $192 million, representing an $18 million (11%) increase from December 31, 1998. Cash and cash equivalents increased $9 million when compared to December 31, 1998. Deposits increased $15 million (11%) while loans increased $6 million (5%) when compared to December 31, 1998, which reflected increased deposits not being utilized to fund investments or loans. The allowance for loan losses at March 31, 1999, totaled $1.7 million, representing 1.24% of total loans compared to December 31, 1998, total of $1.6 million representing 1.23% of total loans.

   Total nonperforming assets, which includes nonaccruing loans, repossessed collateral and loans for which payments are more than 90 days past due, decreased 34% or $291,000 from $858,000 at December 31, 1998, to $567,000 at
March 31, 1999. There were no related party loans that were considered nonperforming at March 31, 1999.

   Milton National Bank was most recently examined by its primary regulatory authority in January 1999. There were no recommendations by the regulatory authority that in management's opinion will have material effects on North Fulton's liquidity, capital resources or operations.

Results of Operations--March 31, 1999 vs. March 31, 1998

   For the three months ended March 31, 1999, North Fulton reported net income of $407,366, or $.19 diluted earnings per share, compared to $315,114, or $.16 diluted earnings per share, for the same period in 1998. Net income for the three months ended March 31, 1999, increased $92,252, or 29%, compared to the same period in 1998. The increase was primarily due to the increase in net interest income of $110,458 and the decrease in the provision for loan losses of $50,205 offset by increased operating expenses of $51,025 when compared to the same period in 1998.

   Net interest income is the primary source of North Fulton's operating income. Net interest income increased $110,458 (7%) in the first three months of 1999 compared to the same period for 1998. Interest income for the first three months of 1999 was $3,655,559, representing an increase of $589,702 (19%) over the same period in 1998. Interest expense for the first three months of 1999 increased $479,244 (34%) compared to the same period in 1998. The increase in interest income and interest expense during the first three months of 1999 compared to the same period in 1998 is primarily attributable to the increase in the volume of both loans and deposits.

   The provision for loan losses for the first three months of 1999 decreased $50,205 compared to the same period for 1998. The decrease reflects North Fulton's lower level of nonperforming assets when compared to

1998. Net loan charge-offs for the three months ended March 31, 1999 were $24,917, compared to $405 for the same period in 1998. Management believes that the allowance for loan losses is adequate to absorb probable losses in the portfolio.

   Other operating income decreased for the three months ended March 31, 1999, by $13,056, or 3%, compared to the same period in 1998, primarily due to a decrease in service charges and other fees charged to deposit accounts during 1999.

   Other operating expenses for the first three months of 1999 increased $51,025 (3%) compared to the first three months in 1998. The net increase is primarily attributable to an increase of $65,129 in employee costs due to an increase in the number of employees and salary increases.

Financial Condition--1998 vs. 1997

   During 1998, average total assets increased approximately $37 million (30%) over 1997. Average deposits increased $29 million (26%) in 1998 over 1997. Average loans increased $32 million (42%) in 1998 over 1997.

   Total assets at December 31, 1998, were $174 million, representing a $33 million (23%) increase from December 31, 1997. Total deposits increased $16 million (13%) from 1997 to 1998 while total loans increased $31 million (32%) during 1998. Time deposits increased $25 million from 1997 to 1998 while all other deposit accounts decreased $8 million in 1998. As the local economy remained strong, loan demand increased, and North Fulton showed increases in each lending category at year end primarily related to commercial and real estate credits. The growth in the loan portfolio was funded primarily by increases in North Fulton's deposit base and borrowings from the Federal Home Loan Bank of Atlanta.

Results of Operations--1998 vs. 1997

   North Fulton's operational results depend upon the earnings of Milton National. Milton National's earnings depend to a large degree on net interest income, which is the difference between the interest income received from its investments, such as loans, investment securities, federal funds sold, and the interest expense which is paid on its deposit liabilities.

   Net interest income increased by $1.6 million or 30% in 1998. Net interest income at December 31, 1998, was $7.0 million compared to $5.4 million in 1997. The increase is primarily attributable to the increase in total interest income from loans as a result of higher average outstanding loans, partially offset by an increase in the interest expense associated with funding the loan growth. Net yield on average interest earning assets was 4.89% in 1998 and 4.90% in 1997.

   The provision for loan losses in 1998 was $406,000 compared to $649,000 in 1997. The provision for loan losses continues to reflect management's estimate of potential loan losses inherent in the portfolio and the creation of an allowance for loan losses adequate to absorb these losses. The allowance for loan losses represented approximately 1.24% and 1.50% of total loans outstanding at December 31, 1998, and 1997, respectively. Net chargeoffs were $265,000 during 1998 and $117,000 during 1997. North Fulton has established a loan grading system whose classifications are consistent with those of its subsidiary bank's regulators. Management utilizes this system to evaluate the adequacy of its allowance for loan losses. Management allocates losses based on expected loss ratios for each loan classification. Management has determined these ratios considering North Fulton's loss rates and the losses experienced by its peer group. North Fulton also utilizes an independent loan review process to validate the internal loan grading in addition to assessing the overall adequacy of the allowance for loan losses.

   Other operating income was $2.0 million in 1998 which increased by $0.9 million or 84% when compared to 1997. This was primarily the result of increased gains associated with Small Business Administration lending activities, which had increased $0.8 million from 1997 to 1998. Other operating expenses increased $1.5 million (31%) in 1998 over 1997 principally due to an increase in personnel expenses from North Fulton's increased headcount as well as an increase in base compensation and bonuses.

   Income taxes expressed as a percentage of earnings before income taxes increased from 32% in 1997 to 37% in 1998. The increase relates to North Fulton's fully utilizing its federal and state net operating loss carryforward credits.

   Table 1 presents for the three years ended December 31, 1998, average balances of interest-earning assets and interest-bearing liabilities and the weighted average interest rates earned and paid on those balances. In addition, interest rate spreads, net interest margins and the ratio of interest-earning assets versus interest-bearing liabilities for those years are presented.

Table 1--Consolidated Average Balances, Interest, and Rates--Taxable Equivalent
                                     Basis

                                                                 Years Ended December 31,
                                      ------------------------------------------------------------------------------
                                                 1998                      1997                      1996
                                      -------------------------- ------------------------- -------------------------
                                               Interest Weighted         Interest Weighted         Interest Weighted
                                      Average  Income/  Average  Average Income/  Average  Average Income/  Average
                                      Balance  Expense    Rate   Balance Expense    Rate   Balance Expense    Rate
                                      -------- -------- -------- ------- -------- -------- ------- -------- --------
                                                                  (dollars in thousands)
ASSETS
 Interest-earning assets:
 Loans..............................  $109,402  11,479    10.49%  76,987   8,145    10.58% 57,175   5,892     10.31%
 Investment securities..............    28,208   1,779     6.31%  27,436   1,815     6.62% 20,263   1,310      6.46%
 Federal funds sold.................     6,889     381     5.53%   6,271     366     5.84%  4,796     254      5.30%
                                      --------  ------   ------  -------  ------   ------  ------   -----    ------
   Total interest-earning
    assets..........................   144,499  13,639     9.44% 110,694  10,326     9.33% 82,234   7,456      9.07%
 Other assets.......................    13,384                    10,353                    6,291
                                      --------  ------   ------  -------  ------   ------  ------   -----    ------
   Total assets.....................  $157,883                   121,047                   88,525
                                      ========  ======   ======  =======  ======   ======  ======   =====    ======
LIABILITIES AND SHAREHOLDERS' EQUITY
 Interest-bearing liabilities:
  Interest-bearing demand
  deposits..........................  $  4,356     102     2.34%   3,593      87     2.42%  3,405      86      2.53%
 Savings deposits...................    19,788     809     4.09%  16,288     618     3.79% 11,919     413      3.47%
 Other time deposits................    86,390   5,168     5.98%  68,027   4,059     5.97% 49,986   3,029      6.06%
 FHLB advances and other
  borrowings........................     8,397     520     6.19%   2,532     143     5.65%  1,980     109      5.51%
                                      --------  ------   ------  -------  ------   ------  ------   -----    ------
   Total interest-bearing
    liabilities.....................   118,931   6,599     5.55%  90,440   4,907     5.43% 67,290   3,637      5.40%
 Noninterest bearing demand
  deposits..........................    27,638                    21,036                   14,708
 Other liabilities..................     2,490                     1,990                    1,137
 Shareholders' equity...............     8,824                     7,581                    5,390
                                      --------  ------   ------  -------  ------   ------  ------   -----    ------
   Total liabilities and
    shareholders' equity............  $157,883                   121,047                   88,525
                                      ========  ======   ======  =======  ======   ======  ======   =====    ======
Tax-equivalent adjustment...........                --                        --                       --
Net interest income.................             7,040                     5,419                    3,819
Interest rate spread................                       3.89%                     3.90%                     3.67%
Net interest margin.................                       4.87%                     4.90%                     4.64%
Interest-earning assets/ interest-
 bearing liabilities................                     121.50%                   122.39%                   122.21%

   Net interest income is determined by the amount of interest-earning assets compared to interest-bearing liabilities and their related yields and costs. The difference between the weighted average interest rates earned on interest-earning assets, i.e., loans and investment securities, and the weighted average interest rates paid on interest-bearing liabilities, i.e., deposits and borrowings, is called the net interest spread. Another measure of the difference in interest income earned versus interest expense paid is net interest margin. Net interest margin is calculated by dividing net interest income by average earning assets.

   Average interest-earning assets were $144,499 in 1998 versus $110,694 in 1997 and $82,234 in 1996. Average interest-bearing liabilities were $118,931 in 1998 versus $90,440 in 1997 and $67,290 in 1996. The interest rate spread was 3.89% in 1998 versus 3.90% in 1997 and 3.67% in 1996, while the net interest margin was 4.87% in 1998, 4.90% in 1997 and 4.64% in 1996.


   Table 2 shows the change in net interest income from 1998 to 1997 and from 1997 to 1996 due to changes in volumes and rates.

        Table 2--Rate/Volume Variance Analysis--Taxable Equivalent Basis

                                     Years Ended December 31,
                             -------------------------------------------
                               1998 Compared to      1997 Compared to
                                     1997                  1996
                             ---------------------  --------------------
                                     Rate/   Net            Rate/  Net
                             Volume  Yield  Change  Volume  Yield Change
                             ------- -----  ------  ------  ----- ------
                                      (Dollars in thousands)
Interest income:
  Loans..................... $ 3,400  (69)  $3,331  $2,096   157  $2,253
  Taxable investment
   securities...............      49  (85)     (36)    475    31     506
  Federal funds sold........      34  (20)      14      86    26     112
                             ------- ----   ------  ------   ---  ------
    Total interest income...   3,483 (174)   3,309   2,657   214   2,871
Interest expense:
  Interest bearing demand
   deposits.................      18   (3)      15       5    (4)      1
  Savings deposits..........     143   49      192     (11)  (13)    (24)
  Time deposits.............   1,098    7    1,105   1,274   (12)  1,262
  Other.....................     363   13      376      39    (7)     32
                             ------- ----   ------  ------   ---  ------
    Total interest expense..   1,622   66    1,688   1,307   (36)  1,271
                             ------- ----   ------  ------   ---  ------
Net interest income......... $ 1,861 (240)  $1,621  $1,350   250  $1,600

Investment Securities

   The composition of the investment securities portfolio reflects management's strategy to maintain an appropriate level of liquidity while providing a relatively stable source of income. The portfolio also provides a balance to interest rate risk and credit risk in other categories of North Fulton's balance sheet while providing a vehicle for the investment of available funds, furnishing liquidity, and providing securities to pledge as required collateral for certain deposits.

   Investment securities increased $2 million from $24 million at December 31, 1997 to $26 million at December 31, 1998. At December 31, 1998, $18 million (69%) of investment securities outstanding were classified as available-for-sale. The overall increase in the amount of investments was due to increased deposits partially offset by increased loan demand in 1998. At December 31, 1998, gross unrealized gains related to the available-for-sale portfolio amounted to $109,000 and gross unrealized losses amounted to $40,000.

   Table 3 reflects the carrying amount of the investment securities portfolio for the past three years.

                     Table 3--Carrying Value of Investments

                                                             December 31,
                                                       ------------------------
                                                         1998    1997    1996
                                                       -------- ------- -------
                                                        (Dollars in thousands)
Securities Available-for-sale:
  U.S. Treasuries and agencies........................ $ 17,289 $ 1,995 $ 2,984
  Mortgage-backed securities..........................      618       0       0
                                                       -------- ------- -------
    Total............................................. $ 17,907 $ 1,995 $ 2,984
                                                       ======== ======= =======
Securities Held-to-maturity:
  U.S. Treasuries and agencies........................    8,054  17,878  20,893
  Mortgage-backed securities..........................      429   4,053   5,126
                                                       -------- ------- -------
    Total............................................. $  8,483  21,931  26,019
                                                       ======== ======= =======
Total Investment Securities........................... $ 26,390  23,926  29,003
                                                       ======== ======= =======

Carrying Value of Investments

   The market value of investment securities will change as interest rates change but the related unrealized gains and losses will not flow through the earnings statement unless the related securities become permanently impaired or they are sold or called at prices which differ from the carrying value. At December 31, 1998, North Fulton did not have any securities that it deemed to be permanently impaired.

Loans

   Gross loans receivable increased by approximately $32 million from $97 million at December 31, 1997 to $129 million at December 31, 1998. This increase primarily resulted from increases in the commercial and real estate portfolios which is noted below in Table 4. Management attributes the growth to continuing marketing efforts as well as the ongoing economic strength in the market area served by North Fulton.

                            Table 4--Loan Portfolio

                                                             December 31,
                         -------------------------------------------------------------------------------------
                               1998              1997             1996             1995             1994
                         ----------------- ---------------- ---------------- ---------------- ----------------
                                  Percent          Percent          Percent          Percent          Percent
                          Amount  of Total Amount  of Total Amount  of Total Amount  of Total Amount  of Total
                         -------- -------- ------- -------- ------- -------- ------- -------- ------- --------
                                                        (Dollars in thousands)
Commercial/financial/
 agricultural........... $ 69,264   53.8%  $58,870   60.5%  $31,473   48.2%  $29,363   57.3%  $21,078   54.5%
Real estate
 construction...........   16,507   12.8%   13,907   14.3%   14,599   22.4%    7,078   13.8%    5,737   14.8%
Real estate mortgage....   36,907   28.6%   19,571   20.1%   13,550   20.8%   12,767   24.9%    9,031   23.4%
Installment loans to
 individuals............    4,357    3.4%    3,120    3.2%    4,959    7.6%    2,067    4.0%    2,807    7.3%
Lease financings........    1,796    1.4%    1,871    1.9%      668    1.0%      --     0.0%      --     0.0%
                         --------  ------  -------  ------  -------  ------  -------  ------  -------  ------
   Total loans..........  128,831  100.0%   97,339  100.0%   65,249  100.0%   51,275  100.0%   38,653  100.0%
                         --------  ------  -------  ------  -------  ------  -------  ------  -------  ------
Less:
 Allowance for loan
  losses................    1,601            1,460              929            1,020              472
                         --------          -------          -------          -------          -------
   Total net loans...... $127,230          $95,879          $64,320          $50,255          $38,181
                         ========          =======          =======          =======          =======

   Table 5 represents the expected maturities for commercial, financial, and agricultural loans, and real estate construction loans at December 31, 1998.

                       Table 5 --Loan Portfolio Maturity

                                                      Maturity
                                      ----------------------------------------
                                               Over One Year
                                      One Year    Through    Over Five
                                      or Less   Five Years     Years    Total
                                      -------- ------------- --------- -------
                                               (Dollars in thousands)
Commercial, financial, and
 agricultural........................ $29,966     $12,964     $26,334  $69,264
Real estate--construction............  11,452       2,363       2,692   16,507

Provision and Allowance for Loan Losses

   Table 6 presents an analysis of activities in the allowance for loan losses for the past five years. An allowance for possible losses is provided through charges to North Fulton's earnings in the form of a provision for loan losses. The provision for loan losses was $406,000 in 1998, $649,000 in 1997 and $505,000 in 1996. Management determines the level of the provision for loan losses based on outstanding loan balances, the levels of nonperforming assets, reviews of assets classified as substandard, doubtful, or loss, reviews of the larger credits, analysis of historical loss experience, and analysis of current economic conditions.

   Management believes that the allowance for loan losses was both adequate and appropriate at December 31, 1998 and 1997. The future level of the allowance for loan losses, however, depends largely upon loan growth, loan loss experience, and other factors which cannot be anticipated with a high degree of certainty.
               Table 6--Analysis of the Allowance for Loan Losses

                                               Years Ended December 31,
                                       --------------------------------------------
                                         1998     1997     1996     1995     1994
                                       --------  -------  -------  -------  -------
                                                (Dollars in thousands)
Average net loans....................  $109,402  $76,987  $57,175  $44,841  $29,880
Allowance for loan losses, beginning
 of the period.......................     1,460      929    1,020      472      267
Charge-offs for the period:
  Commercial/financial/agricultural..       247      100      570      --       --
  Real estate construction loans.....       --       --        21      --       --
  Real estate mortgage loans.........       --       --       --       --       --
  Installment loans to individuals...        24       19       23        1       18
                                       --------  -------  -------  -------  -------
Total charge-offs....................       271      119      614        1       18
Recoveries for the period:
  Commercial/financial/agricultural..       --       --         3        5      --
  Real estate construction loans.....       --       --       --       --       --
  Real estate mortgage loans.........       --       --       --       --       --
  Installment loans to individuals...         6        1       15        0        9
                                       --------  -------  -------  -------  -------
Total recoveries.....................         6        1       18        5        9
                                       --------  -------  -------  -------  -------
    Net charge-offs/(recoveries) for
     the period......................       265      118      596       (4)       9
Provision for loan losses............       406      649      505      552      214
                                       --------  -------  -------  -------  -------
Allowance for loan losses, end of
 period..............................  $  1,601  $ 1,460  $   929  $ 1,020  $   472
                                       ========  =======  =======  =======  =======
Ratio of allowance for loan losses to
 total loans outstanding.............      1.24%    1.50%    1.42%    1.99%    1.22%
Ratio of net charge-offs/(recoveries)
 during the period to average net
 loans outstanding during the
 period..............................       .24%     .15%    1.04%      NM      .03%

Asset Quality

   At December 31, 1998, there were no commitments to lend additional funds on nonaccrual loans. Table 7 summarizes the non-performing assets for each of the last five years.

                             Table 7--Risk Elements

                                                         December 31,
                                                   ----------------------------
                                                   1998  1997  1996  1995  1994
                                                   ----  ----  ----  ----  ----
                                                    (Dollars in thousands)
Loans on nonaccrual..............................  $177  $264  $69   $979  N/A
Loans past due 90 days and still accruing........   681    23  --     --   N/A
Other real estate owned..........................   --     69  --     --   --
                                                   ----  ----  ---   ----  ---
Total non-performing assets......................  $858  $356  $69   $979  N/A
                                                   ====  ====  ===   ====  ===
Total non-performing loans as a percentage of net
 loans...........................................   .67%  .30% .11%  1.95% N/A

   There may be additional loans within North Fulton's loan portfolio that are classified as conditions dictate. Management, however, was not aware of any such loans that were material in amount at December 31, 1998. At December 31, 1998, management was unaware of any known trends, events, or uncertainties that would have, or that were reasonably likely to have a material effect on North Fulton's liquidity, capital resources, or operations.

Deposits

   Total deposits increased approximately $16 million during 1998, totaling $143 million at December 31, 1998, compared to $127 million at December 31, 1997. The maturities of time deposits of $100,000 or more issued by North Fulton at December 31, 1998, are summarized in Table 8.

               Table 8--Maturities of Time Deposits Over $100,000

                                                                       (Dollars
                                                                          in
                                                                      thousands)
      Three months or less..........................................   $ 6,500
      Over three months through six months..........................     5,867
      Over six months through twelve months.........................    12,593
      Over twelve months............................................     1,517
                                                                       -------
          Total.....................................................   $26,477
                                                                       =======

   At December 31, 1998, Milton National was a shareholder in the Federal Home Loan Bank of Atlanta. Milton National had $14 million in advances outstanding at December 31, 1998, collateralized by certain qualified loans and investments. Management anticipates continuing to utilize this short- and long-term source of funds to minimize interest rate risk and to fund competitive fixed rate loans to customers.

Asset-Liability Management

   A primary objective of North Fulton's asset and liability management program is to control exposure to interest rate risk to enhance its earnings and protect its net worth against potential loss resulting from interest rate fluctuations. Interest rate risk is exposure to changes in net interest income due to changes in market interest rates.

   Table 9 provides information regarding the balances of interest-earning assets and interest-bearing liabilities outstanding as of December 31, 1998, that are expected to mature, prepay, or reprice in each of the future time periods shown (i.e., the interest rate sensitivity). As presented in this table, at December 31, 1998, the liabilities subject to rate changes within one year exceeded its assets subject to rate changes within one year. This mismatched condition subjects North Fulton to interest rate risk within the one-year period because North Fulton's liabilities, due to their generally shorter term to maturity or to their repricing characteristics, are more sensitive to short-term interest rate changes than its assets. Theoretically, this position would result in a decrease in net interest income if market interest rates rise and an increase in net interest income if market interest rates decline. However, management's recent experience has shown that the interest-bearing demand and savings deposits categories do not actually reprice on an immediate basis as a result of a rise in market interest rates, and, therefore net interest income could increase under these conditions.

   Management carefully measures and monitors interest rate sensitivity and believes that its operating strategies offer protection against interest rate risk.

   Management has maintained positive ratios of average interest-earning assets to average interest-bearing liabilities. As represented in Table 1 this ratio, based on average balances for the respective years, was 121.50% in 1998, 122.39% in 1997 and 122.21% in 1996.

                  Table 9--Interest Rate Sensitivity Analysis

                                           December 31, 1998
                                       Maturing or Repricing in
                          -------------------------------------------------------
                                      Over 1 Year  Over 3 Years
                          One Year     Through 3    Through 5    Over
                           or Less       Years        Years     5 Years   Total
                          ---------   -----------  ------------ -------  --------
                                        (Dollars in thousands)
Interest-earning assets:
  Adjustable rate
   mortgages............  $   4,628    $    158      $    329   $   524  $  5,639
  Fixed rate mortgages..      2,738         935           195       310     4,178
  Other loans...........     55,189      13,871        13,146    37,954   120,160
  Investment
   securities...........        --          --          5,061    21,430    26,491
  Other investment......      1,174         --            --        --      1,174
  Federal funds sold....      7,935         --            --        --      7,935
                          ---------    --------      --------   -------  --------
    Total interest-
     earning assets.....     71,664      14,964        18,731    60,218   165,577
Interest-bearing
 liabilities:
  Fixed maturity
   deposits.............     88,921       7,212            73       --     96,206
  DDA accounts..........     42,192         --            --        --     42,192
  Passbook accounts.....      4,753         --            --        --      4,753
  Other borrowed funds..      4,200         --            --        --      4,200
  FHLB advances.........      7,000         --            --      7,000    14,000
                          ---------    --------      --------   -------  --------
    Total interest-
     bearing
     liabilities........  $ 147,066    $  7,212      $     73   $ 7,000  $161,351
                          =========    ========      ========   =======  ========
Interest rate
 sensitivity gap........  $ (75,402)      7,752        18,658    53,218     4,226
Cumulative interest rate
 sensitivity gap........  $ (75,402)    (67,650)      (48,992)    4,226
Cumulative interest rate
 sensitivity gap to
 total assets...........        (43)%       (39)%         (28)%       2%

   Table 10 represents the expected maturity of the total investment securities by maturity date and average yields based on amortized cost at December 31, 1998. The composition and maturity/repricing distribution of the investment portfolio is subject to change depending on rate sensitivity, capital needs, and liquidity needs.

              Table 10--Expected Maturity of Investment Securities

                                             After One
                                             But Within    After Five But
                         Within One Year     Five Years   Within Ten Years   After Ten Years
                         -----------------  -----------   -----------------  ----------------
                          Amount    Yield   Amount Yield   Amount    Yield    Amount   Yield    Totals
                         --------  -------  ------ -----  --------- -------  -------- -------   -------
                                                  (Dollars in thousands)
Securities available-
 for-sale:
  U.S. Treasury and
   agencies.............  $    --       --  $5,061 5.87%  $  12,228   5.71%       --      --    $17,289
  Mortgage-backed
   securities...........       --       --     --   --          --     --         618    5.20%      618
                          --------  ------- ------ ----   --------- ------    ------- -------   -------
    Total...............  $    --       --  $5,061 5.87%  $  12,228   5.71%   $   618           $17,907
                          ========  ======= ====== ====   ========= ======    ======= =======   =======
Securities held-to-
 maturity:
  U.S. Treasury and
   agencies.............  $    --       --     --   --    $   8,054   6.62%       --      --    $ 8,054
  Mortgage-backed
   securities...........       --       --     --   --          --     --         429    5.33%      429
                          --------  ------- ------ ----   --------- ------    ------- -------   -------
    Total...............  $    --       --     --   --    $   8,054   6.62%   $   429    5.33%  $ 8,483
                          ========  ======= ====== ====   ========= ======    ======= =======   =======

   At December 31, 1998, North Fulton's total investment securities were $26,390,000. Of that amount, $22,228,000 could be called by the issuers at varying maturity dates. If interest rates fall, the issuers are more likely to call the securities and North Fulton would have to reinvest the funds, probably at lower interest rates. If interest rates are stable or rise, the issuers are not likely to call the securities and the funds would remain invested until their scheduled maturity dates.

Liquidity

   Management monitors its liquidity position regularly. North Fulton intends to manage its loan growth such that deposit flows will provide the primary funding for all loans as well as cash reserves for working capital and short to intermediate term marketable investments. For the quarter ended March 31, 1999, deposit growth exceeded loan growth by $9 million. Management will continue to seek cost effective alternative funding sources for both the short and long term, in the event that local deposit growth does not keep pace with local loan demand.

   Milton National is required under federal regulations to maintain in cash and eligible short-term investment securities a monthly average of 5.0% of net deposits subject to withdrawals and borrowings payable in one year or less. Milton National's liquidity was 26% at March 31, 1999, 22% at December 31, 1998, and 27% at December 31, 1997.

   Milton National's primary sources of liquidity are deposits, loan repayments, proceeds from sales of loans and securities, advances from the Federal Home Loan Bank of Atlanta, borrowings from lines of credit and earnings from investments. Advances from the Federal Home Loan Bank of Atlanta totaled $17 million, $14 million and $1 million at March 31, 1999, December 31, 1998 and 1997, respectively. Subject to various limitations, Milton National may borrow funds from the Federal Home Loan Bank of Atlanta in the form of advances. Credit availability from the Federal Home Loan Bank of Atlanta to Milton National is based on Milton National's financial and operating condition. In addition to creditworthiness, Milton National must own a minimum amount of Federal Home Loan Bank of Atlanta capital stock. This minimum is 5.0% of outstanding advances from the Federal Home Loan Bank of Atlanta. Milton National uses these advances for both long-term and short-term liquidity needs. Other than normal banking operations, Milton National has no long-term liquidity needs.

   Additionally, during 1997, North Fulton entered into a $5 million line of credit with a financial institution. The line of credit is collateralized by all of the outstanding shares of Milton National's common stock. It matures July 1, 1999, at which time it converts to a term loan amortizing over eight years. Interest is due quarterly at an interest rate of prime less 25 basis points. At December 31, 1998, $1.1 million was outstanding, and at December 31, 1997, $3.2 million was outstanding.

   At December 31, 1998 and 1997, North Fulton had outstanding $1 million of mandatory convertible subordinated debentures with a coupon rate of 5.5% that paid interest quarterly. The unsecured debentures mature on June 30, 2002, at which time they convert to 200,000 shares of North Fulton's common stock.

   North Fulton has never been involved with highly leveraged transactions that may cause unusual potential long-term liquidity needs.

   The consolidated statements of cash flows for the three months ended March 31, 1999 and the three years ended December 31, 1998, detail North Fulton's sources and uses of funds for those periods.

Capital Resources and Dividends

   Shareholders' equity increased 17.45% from December 31, 1997 to December 31, 1998. This growth resulted primarily from 1998 earnings. Dividends of $36,600 or $.02 per share were declared and paid in 1998. There were no dividends declared or paid in 1997.

   Average shareholders' equity as a percent of total average assets is one measure used to determine capital strength. The ratio of average shareholders' equity to average total assets was 5.59% for 1998 and 6.26% for 1997. Table 11 summarizes these and other key ratios for North Fulton for each of the last three years.


   The Federal Deposit Insurance Corporation Improvement Act required federal banking agencies to take "prompt corrective action" with regard to institutions that do not meet minimum capital requirements. As a result, the federal banking agencies introduced an additional capital measure called the "Tier 1 risk-based capital ratio." The Tier 1 ratio is the ratio of core capital to risk adjusted total assets. Milton National exceeded all requirements to be a "well-capitalized" institution at March 31, 1999.

                            Table 11--Equity Ratios

                                                    Years Ended December 31,
                                                    ------------------------
                                                      1998     1997      1996
                                                    --------  -------- --------
Return on average assets...........................      .90%     .56%      .73%
Return on average equity...........................    16.06%    8.92%    12.06%
Dividend payout ratio..............................     2.59%     --        --
Average equity to average assets...................     5.59%    6.26%     6.09%

Provision for Income Taxes

   The provision for income taxes was $830,243 in 1998, versus $320,838 in 1997 and $53,301 in 1996. The effective actual tax rates, tax provision as a percentage of income before taxes for 1998, 1997, and 1996 were 36.94%, 32.20%, and 7.58%, respectively. The increase in the effective tax rates over the periods is primarily due to North Fulton's utilization of net operating loss carryforward credit for federal and state purposes.

Impact of Inflation and Changing Prices

   The consolidated financial statements and related financial data presented in this discussion have been prepared in accordance with generally accepted accounting principles. These principles require the measurement of financial position and operating results in terms of historical dollars without considering changes in relative purchasing power over time due to inflation.

   Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than does the effect of inflation. The liquidity and maturity structures of Milton National's assets and liabilities are critical to the maintenance of acceptable performance levels.

Recent Accounting Pronouncements

   In 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 ("SFAS No. 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for hedging activities and for derivative instruments including derivative instruments embedded in other contracts. It requires the fair value recognition of derivatives as assets or liabilities in the financial statements. SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999, but initial application of the statement must be made as of the beginning of the quarter. At the date of initial application, an entity may transfer any held to maturity security into the available for sale or trading categories without calling into question the entity's intent to hold other securities to maturity in the future. North Fulton adopted SFAS No. 133 during 1998 which did not have a material impact on its financial position, results of operations or liquidity.

                        NORTH FULTON SECURITY OWNERSHIP

   The following table sets forth certain information regarding the North Fulton common stock owned, as of the record date and after giving effect to the merger by:

  . each person who beneficially owned more than 5% of the shares of North Fulton common stock outstanding,

  .  each North Fulton director,

  .  the executive officers of North Fulton, and

  .  all North Fulton directors and executive officers as a group.

   Except as otherwise indicated, the persons named in the table have sole voting and investment powers with respect to all shares shown as beneficially owned by them. The information shown below is based upon information furnished by the named persons and based upon "beneficial ownership" concepts set forth in rules issued under the Securities Exchange Act of 1934. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of the security, or "investment power," which includes the power to dispose or to direct the disposition of the security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities.

                                                  Total                 Percent of
                                                 Shares   Percent of  Premier Common
                          Number of   Number of    and      Common    Stock Following
Name of Beneficial Owner   Shares      Options   Options    Stock       the Merger
------------------------  ---------   --------- --------- ---------- ----------------
Thomas E. Dannemiller...    66,906(1)    8,896     75,802    4.08            *
Baxter L. Davis.........    56,876       8,896     65,772    3.54            *
Bryant L. Day...........    50,240       8,896     59,136    3.19            *
Grant R. Essex..........    43,000      45,600     88,600    4.68            *
R. B. Garrett III.......    22,088(1)    8,896     30,984    1.67            *
H. Richard Hiller, Jr...    28,908       8,896     37,804    2.04            *
Austin E. Hills.........    61,846       8,896     70,742    3.81            *
Martin Isenberg.........    26,168       3,896     30,064    1.62            *
L. Gregg Ivey...........    76,912(1)    8,896     85,808    4.62            *
Earl W. Johnson.........    77,860(1)    8,896     86,756    4.67            *
Weldon Johnson..........    84,396(1)    8,896     93,292    5.02            *
James P. Keeter.........   153,918       3,896    157,814    8.52            *
Robert P. Koven.........    32,560       8,896     41,456    2.23            *
Michael McGovern........   137,928       3,896    141,824    7.66            *
William B. Neidlinger...    39,016       8,896     47,912    2.58            *
All North Fulton
 directors and executive
 officers, as a group
 (15 persons)...........   958,622     155,144  1,113,766   55.61

--------
*  Represents less than one percent of the shares outstanding.
(1) Includes shares as to which the named person shares voting power or investment power, or both.

                           REGULATORY CONSIDERATIONS

   The following discussion sets forth the material elements of the regulatory framework applicable to banks and bank holding companies and provides certain specific information related to Premier and North Fulton.

General

   Premier and North Fulton are bank holding companies registered with the Federal Reserve Board and the Georgia Department of Banking and Finance under the Bank Holding Company Act and the Georgia Bank Holding Company Act, respectively. As a result, Premier and North Fulton are subject to the supervision, examination and reporting requirements of the Bank Holding Company Act and the regulations of the Federal Reserve Board and the Georgia Department of Banking and Finance issued under these acts. Milton National Bank is a nationally chartered commercial bank. As a result, Milton National is subject to the supervision, examination and reporting requirements of the Office of the Comptroller of the Currency and the FDIC.

   The Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Federal Reserve Board before:

  . it may acquire direct or indirect ownership or control of any voting shares of any bank if, after the acquisition, the bank holding company will directly or indirectly own or control more than 5% of the voting shares of the bank;

  . it or any of its subsidiaries, other than a bank, may acquire all or substantially all of the assets of any bank; or

  .  it may merge or consolidate with any other bank holding company.

   The Bank Holding Company Act further provides that the Federal Reserve Board may not approve any transaction that would result in a monopoly or that would substantially lessen competition in the banking business, unless the public interest in meeting the needs of the communities to be served outweighs the anti-competitive effects. The Federal Reserve Board is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks involved and the convenience and needs of the communities to be served. Consideration of financial resources generally focuses on capital adequacy, and consideration of convenience and needs issues focuses, in part, on the parties' performance under the Community Reinvestment Act of 1977, both of which are discussed in more detail below.

   The Bank Holding Company Act, as amended by the interstate banking provisions of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, which became effective on September 29, 1995, repealed the prior statutory restrictions on interstate acquisitions of banks by bank holding companies. The effect of the Bank Holding Company Act is that Premier, and any other bank holding company located in Georgia, may now acquire a bank located in any other state, and any bank holding company located outside Georgia may lawfully acquire any Georgia-based bank, regardless of state law to the contrary, in either case subject to certain deposit-percentage, aging requirements, and other restrictions. The Interstate Banking Act referred to above also generally provides that, as of June 1, 1997, national and state-chartered banks may branch interstate through acquisitions of banks in other states.

   In response to the Interstate Banking Act, the Georgia General Assembly adopted the Georgia Interstate Banking Act, which was effective on July 1, 1995. The Georgia Interstate Banking Act provides that the Georgia Department of Banking and Finance will permit

  . interstate acquisitions by Georgia institutions in states which also allow national interstate acquisitions, and

  . interstate acquisitions of Georgia institutions by institutions located in states which allow national interstate acquisitions.

   Additionally, on January 26, 1996, the Georgia General Assembly adopted the Georgia Interstate Branching Act, which permits Georgia-based banks and bank holding companies owning or acquiring banks outside of Georgia and all non-Georgia banks and bank holding companies owning or acquiring banks in Georgia the right to merge any lawfully acquired bank into an interstate branch network. The Georgia Interstate Branching Act also allows banks to establish de novo branches.

   The Bank Holding Company Act generally prohibits a bank holding company from engaging in activities other than:

  .  banking;

  .  managing or controlling banks or other permissible subsidiaries; and

  . acquiring or retaining direct or indirect control of any company engaged in any activities other than activities closely related to banking or managing or controlling banks.

In determining whether a particular activity is permissible, the Federal Reserve Board considers whether performing the activity can be expected to produce benefits to the public that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices. The Bank Holding Company Act does not place territorial limitations on permissible non-banking activities of bank holding companies. The Federal Reserve Board has the power to order a bank holding company or its subsidiaries to terminate any activity or control of any subsidiary when the continuation of the activity or control constitutes a serious risk to the financial safety, soundness or stability of any bank subsidiary of that bank holding company.

   Milton National and Premier Bank are members of the FDIC. Consequently, the FDIC insures their deposits to the maximum extent provided by law. Milton National and Premier Bank are also subject to numerous state and federal statutes and regulations that affect their business, activities and operations, and each is supervised and examined by one or more state or federal bank regulatory agencies.

   Milton National is subject to regulation, supervision, and examination by the Office of the Comptroller of the Currency and the FDIC. Premier Bank is subject to regulation, supervision, and examination by the FDIC and the Georgia Department of Banking and Finance. The OCC, FDIC and the Georgia Department of Banking and Finance, as applicable, regularly examine the operations of Milton National and Premier Bank and are given the authority to approve or disapprove mergers, consolidations, the establishment of branches and similar corporate actions. The OCC, FDIC and the Georgia Department of Banking and Finance, as applicable, also have the power to prevent the continuance or development of unsafe or unsound banking practices or other violations of law.

Payment of Dividends

   Premier and North Fulton are legal entities separate and distinct from their banking and other subsidiaries. The principal sources of cash flow of Premier and North Fulton, including cash flow to pay dividends to its shareholders, are dividends from their banking and other subsidiaries. Premier's and North Fulton's subsidiary depository institutions are subject to statutory and regulatory limitations on the payment of dividends to Premier and North Fulton, and Premier and North Fulton are subject to statutory and regulatory limitations on dividend payments to their shareholders.

   If, in the opinion of the federal banking regulators, a depository institution under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice, the regulatory authority may require, after notice and hearing, that the institution cease and desist from the practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Federal Deposit Insurance Corporation Improvement Act of 1991, a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. See "--Prompt Corrective Action." The federal agencies have also issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

   At March 31, 1999, under dividend restrictions imposed under federal and state laws, the banking subsidiaries of Premier, without obtaining governmental approvals, could declare aggregate dividends to Premier of approximately $11.6 million. At March 31, 1999, Milton National, without obtaining governmental approvals, could declare dividends to North Fulton of approximately $3,465,000.

   The payment of dividends by North Fulton, Milton National, Premier and Premier Bank may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines.

Capital Adequacy

   North Fulton and Premier are required to comply with the capital adequacy standards established by the Federal Reserve Board. Premier Bank and Milton National are required to comply with the capital adequacy standards established by the appropriate federal banking regulator. The Federal Reserve Board has promulgated two basic measures of capital adequacy for bank holding companies: a risk-based measure and a leverage measure. All applicable capital standards must be satisfied for a bank holding company to be considered in compliance.

   The risk-based capital standards are designed to:

  . make regulatory capital requirements more sensitive to differences in risk profile among banks and bank holding companies;

  .  account for off-balance-sheet exposure; and

  .  minimize disincentives for holding liquid assets.

Assets and off-balance-sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance-sheet items.

   The minimum guideline for the ratio of total capital to risk-weighted assets is 8%. At least half of total capital must be comprised of Tier 1 Capital, which is common stock, undivided profits, minority interests in the equity accounts of consolidated subsidiaries and noncumulative perpetual preferred stock, less goodwill and certain other intangible assets. The remainder may consist of Tier 2 Capital, which is subordinated debt, other preferred stock, and a limited amount of loan loss reserves. At March 31, 1999, Premier's consolidated total risk-based capital ratio and its Tier 1 risk-based capital ratio were 15.67% and 14.46% respectively. At March 31, 1999, North Fulton's consolidated total risk-based capital ratio and its Tier 1 risk-based capital ratio were 10.20% and 9.10%, respectively.

   In addition, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier 1 Capital to average assets, less goodwill and certain other intangible assets, of 3.0% for bank holding companies that meet specified criteria. All other bank holding companies generally are required to maintain a leverage ratio of at least 3%, plus an additional cushion of 100 to 200 basis points. Premier's leverage ratio at March 31, 1999, was 11.48%. North Fulton's leverage ratio at March 31, 1999, was 7.5%. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve Board has indicated that it will consider a "tangible Tier 1 Capital leverage ratio" and other indicia of capital strength in evaluating proposals for expansion or new activities.

   Milton National and Premier Bank are subject to risk-based and leverage capital requirements adopted by their respective federal banking regulators, which are substantially similar to those adopted by the Federal Reserve Board for bank holding companies. Milton National and Premier Bank were in compliance with applicable minimum capital requirements as of March 31, 1999. Neither North Fulton, Milton National, Premier, nor Premier Bank has been advised by any federal banking agency of any specific minimum capital ratio requirement applicable to it.

   Failure to meet capital guidelines could subject a bank to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on taking brokered deposits, and other restrictions on its business. As described below, the FDIC can impose substantial additional restrictions upon FDIC-insured depository institutions that fail to meet applicable capital requirements. See "--Prompt Corrective Action."

Support of Subsidiary Institutions

   Under Federal Reserve Board policy, Premier and North Fulton are expected to act as a source of financial strength for, and to commit resources to support, Premier Bank and Milton National, respectively. This support may be required at times when, absent the Federal Reserve Board policy, Premier or North Fulton may not be inclined to provide it. In addition, any capital loans by a bank holding company to any of its depository institution subsidiaries are subordinate in right of payment to deposits and to certain other indebtedness of the banks. In the event of a bank holding company's bankruptcy, the bankruptcy trustee will assume any commitment by a bank holding company to a federal bank regulatory agency to maintain the capital of a banking subsidiary, which commitment will be entitled to a priority of payment.

   Under the Federal Deposit Insurance Act, an FDIC-insured depository institution can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989, in connection with the default of a commonly-controlled FDIC-insured depository institution or any assistance the FDIC provides to any commonly-controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver, and "in danger of default" is defined generally as the existence of specified conditions indicating that a default is likely to occur in the absence of regulatory assistance. The FDIC's claim for damages is superior to claims of shareholders of the insured depository institution or its holding company, but is subordinate to claims of depositors, secured creditors and holders of subordinated debt of the commonly-controlled FDIC insured depository institution. Premier Bank is subject to these cross-guarantee provisions. As a result, any loss the FDIC suffers with respect to Premier Bank would likely result in assertion of the cross-guarantee provisions, the assessment of estimated losses against Premier Bank's banking or thrift affiliates and a potential loss of Premier's investment in its banking subsidiaries.

Prompt Corrective Action

   The Federal Deposit Insurance Corporation Improvement Act establishes a system of prompt corrective action to resolve the problems of undercapitalized institutions. Under this system, which became effective in December, 1992, federal banking regulators established five capital categories (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized) and must take specified mandatory supervisory actions. Federal banking regulators are also authorized to take other discretionary actions with respect to institutions in the three undercapitalized categories, the severity of the action depending upon the capital category of the institution. Generally, subject to a narrow exception, the Federal Deposit Insurance Corporation Improvement Act requires the banking regulator to appoint a receiver or conservator for an institution that is critically undercapitalized. The federal banking agencies have specified by regulation the relevant capital level for each category.

   Under the final agency rules implementing the prompt corrective action provisions, an institution that has a total risk-based capital ratio of 10% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater, and a leverage ratio of 5.0% or greater and is not subject to any written agreement, order, capital directive or prompt corrective action directive issued by the appropriate federal banking agency is deemed to be well capitalized. An institution with a total risk-based capital ratio of 8.0% or greater, a Tier 1 risk-based capital ratio of 4.0% or greater, and a leverage ratio of 4.0% or greater is considered to be adequately capitalized. A depository institution that has a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 4.0%, or a leverage ratio of less than 4.0% is considered to be undercapitalized. A depository institution that has a total risk-based capital ratio of less than 6.0%, a Tier 1 risk-based capital ratio of less than 3.0%, or a leverage ratio of less than 3.0% is considered to be significantly undercapitalized, and an institution that has a tangible equity capital to assets ratio equal to or less than 2.0% is deemed to be critically undercapitalized. For purposes of the regulation, the term "tangible equity" includes core capital elements counted as Tier 1 Capital under the risk-based capital standards, plus the amount of outstanding cumulative perpetual preferred stock, minus intangible assets with various exceptions. A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

   An institution that is categorized as undercapitalized, significantly undercapitalized or critically undercapitalized is required to submit an acceptable capital restoration plan to its appropriate federal banking agency. Under the Federal Deposit Insurance Corporation Improvement Act, a bank holding company must guarantee that its subsidiary depository institution meets its capital restoration plan, subject to certain limitations. The obligation of a controlling bank holding company under the Federal Deposit Insurance Corporation Improvement Act to fund a capital restoration plan is limited to the lesser of 5% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. An undercapitalized institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches, or engaging in any new line of business, except in accordance with an accepted capital restoration plan or with the approval of the FDIC. In addition, the appropriate federal banking regulator may treat an under-capitalized institution in the same manner as it treats a significantly undercapitalized institution, if it determines that those actions are necessary.

   For those institutions that are significantly undercapitalized or undercapitalized and either fail to submit an acceptable capital restoration plan or fail to implement an approved capital restoration plan, the appropriate federal banking agency must require the institution to take one or more of the following actions:

  . sell enough shares, including voting shares, to become adequately capitalized;

  . merge with or be sold to another institution, but only if grounds exist for appointing a conservator or receiver;

  . restrict certain transactions with banking affiliates as if the "sister bank" exception to the requirements of Section 23A of the Federal Reserve Act did not exist;

  .  otherwise restrict transactions with bank or non-bank affiliates;

  . restrict interest rates that the institution pays on deposits to "prevailing rates" in the institution's region;

  .  restrict asset growth or reduce total assets;

  .  alter, reduce or terminate activities;

  .  hold a new election of directors;

  . dismiss any director or senior executive officer who held office for more than 180 days immediately before the institution became undercapitalized, provided that in requiring dismissal of a director or senior executive officer, the regulator must comply with certain procedural requirements, including the opportunity for an appeal in which the director or officer will have the burden of proving his or her value to the institution;

  .  employ "qualified" senior executive officers;

  .  cease accepting deposits from correspondent depository institutions;

  . divest certain nondepository affiliates which pose a danger to the institution; or

  .  be divested by a parent holding company.

In addition, without the prior approval of the appropriate federal banking regulator, a significantly undercapitalized institution may not pay any bonus to any senior executive officer or increase the rate of compensation for a senior executive officer without regulatory approval.

   At March 31, 1999, Milton National and Premier Bank had the requisite capital levels to qualify as "well capitalized."

FDIC Insurance Assessments

   Pursuant to the Federal Deposit Insurance Corporation Improvement Act, the FDIC adopted a risk-based assessment system for insured depository institutions that takes into account the risks attributable to different categories and concentrations of assets and liabilities. The risk-based assessment system, which went into effect on January 1, 1994, assigns an institution to one of three capital categories:

  .  well capitalized;

  .  adequately capitalized; and

  .  undercapitalized.

These three categories are substantially similar to the prompt corrective action categories described above, with the "undercapitalized" category including institutions that are undercapitalized, significantly undercapitalized, and critically undercapitalized for prompt corrective action purposes. The FDIC also assigns an institution to one of three supervisory subgroups within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the FDIC by the institution's primary federal regulator and information which the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds. An institution's insurance assessment rate is then determined based on the capital category and supervisory category to which it is assigned. Under the final risk-based assessment system, there are nine assessment risk classifications to which different assessment rates are applied. Assessment rates for members of both the Bank Insurance Fund ("BIF") and the Savings Association Insurance Fund ("SAIF") for the first half of 1995, as they had been during 1994, ranged from 23 basis points for an institution in the highest category to 31 basis points for an institution in the lowest category. These rates were established for both funds to achieve a designated ratio of reserves to insured deposits within a specified period of time.

   Once the designated ratio for the BIF was reached in May 1995, the FDIC reduced the assessment rate applicable to BIF deposits in two stages, so that, beginning in 1996, the deposit insurance premiums for 92% of all BIF members in the highest capital and supervisory categories were set at $2,000 per year, regardless of deposit size. The FDIC elected to retain the existing assessment rate range of 23 to 31 basis points for SAIF members for the foreseeable future given the undercapitalized nature of that insurance fund.

   Recognizing that the disparity between the SAIF and BIF premium rates had adverse consequences for the SAIF insured institutions and other banks with SAIF assessed deposits, including reduced earnings and an impaired ability to raise funds in capital markets and to attract deposits, in July 1995, the FDIC, the Treasury Department, and the Office of Thrift Supervision released statements outlining a proposed plan to recapitalize the SAIF, the principal feature of which was a special one-time assessment on depository institutions holding SAIF-insured deposits, which was intended to recapitalize the SAIF at a reserve ratio of 1.25%. This proposal contemplated elimination of the disparity between the assessment rates on BIF and SAIF deposits following recapitalization of the SAIF.

   Congress enacted a variation of this proposal, designated the Deposit Insurance Funds Act of 1996 as part of the omnibus budget legislation and President Clinton signed it into law on September 30, 1996. As directed by the Deposit Insurance Funds Act, the FDIC implemented a special one-time assessment of approximately 65.7 basis points on a depository institution's SAIF-insured deposits held as of March 31, 1995. In addition, the FDIC has implemented a revision in the SAIF assessment rate schedule which effected, as of October 1, 1996:

  . a widening in the assessment rate spread among institutions in the different capital and risk assessment categories,

  . an overall reduction of the assessment rate range assessable on SAIF deposits of from 0 to 27 basis points, and

  . a special interim assessment rate range for the last quarter of 1996 of from 18 to 27 basis points on institutions subject to Financing Corporation assessments.

Effective January 1, 1997, the FDIC imposed assessments to help pay off the $780 million in annual interest payments on the $8 billion Financing Corporation bonds issued in the late 1980's as part of the government rescue of the thrift industry. The FDIC will assess BIF- and SAIF-insured deposits in annual amounts presently estimated at 1.29 basis points and 6.44 basis points, respectively. Beginning in January, 2000, BIF- and SAIF-insured institutions will share the Financing Corporation interest costs at equal rates, currently estimated at 2.43 basis points.

   Under the Federal Deposit Insurance Act, the FDIC may terminate an institution's deposit insurance if it finds that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition the FDIC has imposed.

Safety and Soundness Standards

   The Federal Deposit Insurance Act, as amended by the Federal Deposit Insurance Corporation Improvement Act and the Riegle Community Development and Regulatory Improvement Act of 1994, requires the federal bank regulatory agencies to prescribe standards relating to certain operational and managerial standards. The federal bank regulatory agencies adopted, effective August 9, 1995, a set of guidelines relating to these managerial standards. The guidelines require, among other things, appropriate systems and practices to identify and manage certain risks and exposures specified in the guidelines. The guidelines deem excessive compensation an unsafe and unsound practice and consider compensation excessive when the amounts paid are unreasonable or disproportionate to the services an executive officer, employee, director or principal shareholder performs. In addition, the agencies adopted regulations that authorize, but do not require, an agency to order an institution that has received notice from an agency that it is not satisfying the safety and soundness standards to submit a compliance plan. If, after being so notified, an institution fails to submit an acceptable compliance plan or fails in any material respect to implement an acceptable compliance plan, the agency must issue an order directing action to correct the deficiency, and may issue an order directing other actions to which an undercapitalized institution is subject under the "prompt corrective action" provisions of the Federal Deposit Insurance Corporation Improvement Act. See "--Prompt Corrective Action." If an institution fails to comply with these orders, the agency may seek to enforce the orders in judicial proceedings and to impose civil money penalties.

Community Reinvestment Act

   The Community Reinvestment Act requires federal bank regulatory agencies to encourage financial institutions to meet the credit needs of low- and moderate-income borrowers in their local communities. In May 1995, the federal bank regulatory agencies published final amended regulations issued under the Community Reinvestment Act. The final regulations eliminate the 12 assessment factors under the former regulation and replace them with performance tests. Institutions are no longer required to prepare Community Reinvestment

Act Statements or extensively document director participation, marketing efforts or the ascertainment of community credit needs. Under the final rule, an institution's size and business strategy determines the type of examination that it will receive. Large, retail-oriented institutions will be examined using a performance-based lending, investment and service test. Small institutions will be examined using a streamlined approach. All institutions may opt to be evaluated under a strategic plan formulated with community input and pre-approved by the bank regulatory agency.

   Community Reinvestment Act regulations provide for certain disclosure obligations. Each institution must post a notice advising the public of its right to comment to the institution and its regulator on the institution's Community Reinvestment Act performance and to review the institution's Community Reinvestment Act public file. Each lending institution must maintain for public inspection a public file that includes a listing of branch locations and services, a summary of lending activity, a map of its communities and any written comments from the public on its performance in meeting community credit needs. The Community Reinvestment Act requires public disclosure of a financial institution's written Community Reinvestment Act evaluations. This promotes enforcement of Community Reinvestment Act requirements by providing the public with the status of a particular institution's community reinvestment record.

                                    EXPERTS

   Ernst & Young LLP, independent auditors, have audited Premier's consolidated financial statements for the two years ended December 31, 1998, included in its Annual Report on Form 10-K for the year ended December 31, 1998, as set forth in Ernst & Young LLP's report, which is incorporated by reference in this proxy statement/prospectus and elsewhere in the registration statement. Premier's financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

   Mauldin & Jenkins, LLC, independent auditors, have audited Premier's consolidated financial statements for the year ended December 31, 1996, included in its Annual Report on Form 10-K for the year ended December 31, 1998, as set forth in Mauldin & Jenkins, LLC's report, which is incorporated by reference in this proxy statement/prospectus and elsewhere in the registration statement. Premier's financial statements are incorporated by reference in reliance on Mauldin & Jenkins, LLC's report, given on their authority as experts in accounting and auditing.

   Porter Keadle Moore LLP, independent auditors, have audited the consolidated financial statements of North Fulton at December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, as set forth in their report. North Fulton's financial statements are included in this proxy statement/prospectus and elsewhere in the registration statement in reliance on Porter Keadle Moore LLP's report, given on their authority as experts in accounting and auditing.

                                    OPINIONS

   The legality of the shares of the Premier common stock to be issued in the merger and the federal income tax consequences of the merger will be passed upon by Womble Carlyle Sandridge & Rice, PLLC, Atlanta, Georgia. In addition, various other matters relating to the merger will be passed upon by Womble Carlyle Sandridge & Rice, PLLC, Atlanta, Georgia, for Premier and by Powell Goldstein Frazer & Murphy, LLP, Atlanta, Georgia, for North Fulton.

                         INDEX TO FINANCIAL STATEMENTS

North Fulton Bancshares, Inc.

Unaudited Financial Statements--March 31, 1999............................  F-1
  Consolidated Balance Sheet..............................................  F-1
  Consolidated Statement of Earnings......................................  F-2
  Consolidated Statement of Comprehensive Income..........................  F-3
  Consolidated Statement of Cash Flows for the three months Ended March
   31, 1999 and 1998......................................................  F-4
  Notes to Consolidated Financial Statements..............................  F-5
Financial Statements--December 31, 1998 and 1997..........................  F-6
  Independent Auditor's Report............................................  F-7
  Consolidated Balance Sheets.............................................  F-8
  Consolidated Statement of Earnings......................................  F-9
  Consolidated Statements of Changes in Shareholders' Equity.............. F-10
  Consolidated Statement of Comprehensive Income.......................... F-11
  Consolidated Statement of Cash Flows for the years Ended December 31,
   1997 and 1998.......................................................... F-12
  Notes to Consolidated Financial Statements.............................. F-14

                  NORTH FULTON BANCSHARES, INC. AND SUBSIDIARY

                           Consolidated Balance Sheet

                                 March 31, 1999

                                  (Unaudited)

                                    Assets
                                                                       1999
                                                                   ------------
Cash and due from banks........................................... $  7,425,230
Federal funds sold................................................   14,070,000
                                                                   ------------
  Cash and cash equivalents.......................................   21,495,230
Investment securities available for sale..........................   21,625,956
Investment securities held to maturity............................    7,426,151
Other investments.................................................    1,715,250
Loans, net........................................................  133,109,573
Premises and equipment, net.......................................    2,727,014
Accrued interest receivable and other assets......................    3,810,546
                                                                   ------------
                                                                   $191,909,720
                                                                   ============

                     Liabilities and Shareholders' Equity
Deposits:
 Demand........................................................... $ 21,301,362
 Interest-bearing demand..........................................   22,718,271
 Savings..........................................................    3,999,272
 Time.............................................................  110,185,056
                                                                   ------------
  Total deposits..................................................  158,203,961
Accrued interest payable and other liabilities....................    2,087,476
FHLB advances.....................................................   17,000,000
Convertible subordinated debentures...............................    1,000,000
Line of credit....................................................    3,800,000
                                                                   ------------
  Total liabilities...............................................  182,091,437
                                                                   ------------
Shareholders' equity:
Common stock, $1 par value; 10,000,000 shares authorized;
 1,847,632 shares issued..........................................    1,847,632
 Additional paid-in capital.......................................    5,216,007
 Retained earnings................................................    3,021,987
 Accumulated other comprehensive income...........................     (107,909)
 Treasury stock, at cost, 18,811 shares...........................     (159,434)
                                                                   ------------
  Total shareholders' equity......................................    9,818,283
                                                                   ------------
                                                                   $191,909,720
                                                                   ============

          See accompanying notes to consolidated financial statements.

                  NORTH FULTON BANCSHARES, INC. AND SUBSIDIARY

                      Consolidated Statements of Earnings

               For the Three Months Ended March 31, 1999 and 1998

                                  (Unaudited)

                                                               1999      1998
                                                            ---------- ---------
Interest income:
 Interest and fees on loans................................ $3,151,213 2,546,692
 Interest on federal funds sold............................     73,241    92,612
 Interest on taxable investment securities.................    398,946   408,427
 Dividends and other interest..............................     32,159    18,126
                                                            ---------- ---------
  Total interest income....................................  3,655,559 3,065,857
                                                            ---------- ---------
Interest expense:
 Interest expense on deposits..............................  1,615,297 1,374,867
 Interest expense on other borrowings......................    279,386    40,572
                                                            ---------- ---------
  Total interest expense...................................  1,894,683 1,415,439
                                                            ---------- ---------
  Net interest income......................................  1,760,876 1,650,418
Provision for loan losses..................................     92,000   142,205
                                                            ---------- ---------
  Net interest income after provision for loan losses......  1,668,876 1,508,213
                                                            ---------- ---------
Other operating income:
 Service charges on deposits...............................     36,531    65,797
 SBA activities............................................    410,701   373,430
 Other.....................................................      4,565    25,626
                                                            ---------- ---------
 Total other operating income..............................    451,797   464,853
                                                            ---------- ---------
Other operating expenses:
 Salaries and employee benefits............................    903,620   838,491
 Occupancy and equipment...................................    211,028   212,381
 Other operating...........................................    431,959   444,710
                                                            ---------- ---------
  Total other operating expenses...........................  1,546,607 1,495,582
                                                            ---------- ---------
  Earnings before income taxes.............................    574,066   477,484
Income tax expense.........................................    166,700   162,370
                                                            ---------- ---------
  Net earnings............................................. $  407,366   315,114
                                                            ========== =========
  Earnings per share....................................... $     0.22      0.17
                                                            ========== =========
  Diluted earnings per share............................... $     0.19      0.16
                                                            ========== =========

           See accompanying notes to consolidated financial statements.

                  NORTH FULTON BANCSHARES, INC. AND SUBSIDIARY

                Consolidated Statements of Comprehensive Income

               For the Three Months Ended March 31, 1999 and 1998

                                  (Unaudited)

                                                               1999      1998
                                                             ---------  -------
Net earnings................................................ $ 407,366  315,114
Other comprehensive loss, net of tax:
 Unrealized losses on securities available for sale:
  Holding losses arising during period, net of tax benefit
   of $79,210 and $4,769....................................  (153,757) (14,735)
                                                             ---------  -------
 Total other comprehensive loss.............................  (153,757) (14,735)
                                                             ---------  -------
Comprehensive income........................................ $ 253,609  300,379
                                                             =========  =======



          See accompanying notes to consolidated financial statements.

                  NORTH FULTON BANCSHARES, INC. AND SUBSIDIARY

                     Consolidated Statements of Cash Flows

               For the Three Months Ended March 31, 1999 and 1998

                                  (Unaudited)

                                                         1999         1998
                                                      -----------  -----------
Cash flows from operating activities:
 Net income.......................................... $   407,366      315,114
 Adjustments to reconcile net income to net cash
  provided (used) by operating activities:
  Provision for loan losses..........................      92,000      142,205
  Depreciation, amortization and accretion...........     115,323      107,999
  Loss on sale of other real estate..................         --         6,521
  Increase in accrued interest receivable and other
   assets............................................    (379,496)    (386,777)
  Increase in accrued interest payables and other
   liabilities.......................................    (422,830)    (145,522)
                                                      -----------  -----------
    Net cash (used) provided by operating
     activities......................................    (187,637)      39,540
                                                      -----------  -----------
Cash flows from investing activities:
 Purchases of investment securities available for
  sale...............................................  (4,045,938)  (6,024,185)
 Purchases of investment securities held to
  maturity...........................................         --    (4,062,031)
 Purchases of other investments......................    (217,000)         --
 Proceeds from calls and maturities of investment
  securities available for sale......................      67,726       52,655
 Proceeds from calls and maturities of investment
  securities held to maturity........................   1,048,621    5,141,689
 Net increase in loans...............................  (5,971,622)  (6,598,191)
 Purchase of premises and equipment..................     (20,602)    (175,565)
 Proceeds from sales of other real estate............         --        17,479
                                                      -----------  -----------
    Net cash used by investment activities...........  (9,138,815) (11,648,149)
                                                      -----------  -----------
Cash flows from financing activities:
 Net increase in deposits............................  15,053,032    5,132,776
 Proceeds from line of credit........................     600,000      600,000
 Proceeds from FHLB advances.........................   3,000,000          --
 Repayments of FHLB advances.........................         --    (1,000,000)
 Proceeds from issuance of common stock..............      46,400          --
 Purchase of treasury shares.........................         --       (25,995)
 Dividends paid......................................     (91,441)     (36,631)
                                                      -----------  -----------
    Net cash provided by financing activities........  18,607,991    4,670,150
                                                      -----------  -----------
Net increase (decrease) in cash and cash
 equivalents.........................................   9,281,539   (6,938,459)
Cash and cash equivalents, at beginning of year......  12,213,691   14,421,036
                                                      -----------  -----------
Cash and cash equivalents, at end of year............ $21,495,230    7,482,577
                                                      ===========  ===========
Supplemental disclosure of cash flow information:
 Cash paid during the year for:
  Interest........................................... $ 1,894,683    1,415,439

          See accompanying notes to consolidated financial statements.

                 NORTH FULTON BANCSHARES, INC. AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

(1)Summary of Significant Accounting Policies

  Basis of Presentation

  North Fulton Bancshares, Inc. (the "Company"), incorporated in 1990, is a one bank holding company whose business is conducted by its wholly-owned bank subsidiary, Milton National Bank (the "Bank"). The Company is regulated by the Federal Reserve System and is subject to periodic examinations. It is regulated primarily by the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation and undergoes periodic examinations by these agencies. The Bank provides a full range of commercial and consumer services in Fulton County and the surrounding areas of metropolitan Atlanta.

  The accounting principles followed by the Company and the Bank, and the methods of applying these principles, conform with generally accepted accounting principles and with general practices in the banking industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ significantly from those estimates. Material estimates common to the banking industry that are particularly susceptible to significant change in an operating cycle of one year include, but are not limited to, the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans.

  The consolidated financial information furnished herein reflects all adjustments which are, in the opinion of management, necessary to present a fair statement of the results of operations and financial position for the periods covered herein.

(2) Earnings Per Share

  Earnings per share are based on the weighted average number of common shares outstanding during the period while the effects of potential common shares outstanding during the period are included in diluted earnings per share. The following represents a reconciliation of the amounts used in the computation of both "earnings per share" and "diluted earnings per share" for the three months ended March 31, 1999 and 1998 as follows:

                   For the Three Months Ended March 31, 1999

                                                     Net     Common   Per Share
                                                   Earnings  Shares    Amount
                                                   -------- --------- ---------
   Earnings per share............................. $407,366 1,847,410   $.22
                                                                        ====
   Effect of dilutive common stock issuances:
    Stock options.................................      --    168,181
    Convertible securities........................    8,742   200,000
                                                   -------- ---------
   Diluted earnings per share..................... $416,108 2,215,591   $.19
                                                   ======== =========   ====


                   For the Three Months Ended March 31, 1998

                                                     Net     Common   Per Share
                                                   Earnings  Shares    Amount
                                                   -------- --------- ---------
   Earnings per share............................. $315,114 1,815,632   $.17
                                                                        ====
   Effect of dilutive common stock issuances:
    Stock options.................................      --     34,000
    Convertible securities........................    8,665   200,000
                                                   -------- ---------
   Diluted earnings per share..................... $323,779 2,049,632   $.16
                                                   ======== =========   ====

                         NORTH FULTON BANCSHARES, INC.

                                 AND SUBSIDIARY

                       Consolidated Financial Statements

                           December 31, 1998 and 1997

                 (with Independent Accountants' Report thereon)

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
North Fulton Bancshares, Inc.
Roswell, Georgia

We have audited the accompanying consolidated balance sheets of North Fulton Bancshares, Inc. and subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of earnings, changes in shareholders' equity, comprehensive income and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of North Fulton Bancshares, Inc. and subsidiary as of December 31, 1998 and 1997 and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          /s/ Porter Keadle Moore LLP

Atlanta, Georgia
January 29, 1999

                  NORTH FULTON BANCSHARES, INC. AND SUBSIDIARY

                          Consolidated Balance Sheets

                           December 31, 1998 and 1997

                                     Assets

                                                         1998         1997
                                                     ------------  -----------
Cash and due from banks, including reserve
 requirements of $729,000
 and $557,000....................................... $  4,278,691    7,680,736
Federal funds sold..................................    7,935,000    6,740,300
                                                     ------------  -----------
   Cash and cash equivalents........................   12,213,691   14,421,036
Investment securities available for sale............   17,906,794    1,994,685
Investment securities held to maturity..............    8,483,728   21,931,004
Other investments...................................    1,498,250    1,080,908
Loans, net..........................................  127,229,951   95,878,261
Premises and equipment, net.........................    2,786,696    2,822,483
Accrued interest receivable and other assets........    3,431,050    2,554,997
                                                     ------------  -----------
                                                     $173,550,160  140,683,374
                                                     ============  ===========

                    Liabilities and Shareholders' Equity

Deposits:
 Demand............................................. $ 20,561,735   30,736,374
 Interest-bearing demand............................   21,630,065   23,232,258
 Savings............................................    4,753,095    1,657,205
 Time...............................................   96,206,034   71,121,743
                                                     ------------  -----------
   Total deposits...................................  143,150,929  126,747,580
Accrued interest payable and other liabilities......    2,589,516    2,653,673
FHLB advances.......................................   14,000,000    1,000,000
Convertible subordinated debentures.................    1,000,000    1,000,000
Line of credit......................................    3,200,000    1,100,000
                                                     ------------  -----------
   Total liabilities................................  163,940,445  132,501,253
                                                     ============  ===========
Commitments

Shareholders' equity:
 Common stock, $1 par value; 10,000,000 shares
  authorized; 1,842,632 and 1,815,632 shares
  issued............................................    1,842,632    1,815,632
 Additional paid-in capital.........................    5,174,607    5,045,207
 Retained earnings..................................    2,706,062    1,325,524
 Accumulated other comprehensive income.............       45,848       10,135
 Treasury stock, at cost, 18,811 and 2,130 shares...     (159,434)     (14,377)
                                                     ------------  -----------
   Total shareholders' equity.......................    9,609,715    8,182,121
                                                     ------------  -----------
                                                     $173,550,160  140,683,374
                                                     ============  ===========

           See accompanying notes to consolidated financial statements.

                  NORTH FULTON BANCSHARES, INC. AND SUBSIDIARY

                      Consolidated Statements of Earnings

                 For the Years Ended December 31, 1998 and 1997

                                                             1998        1997
                                                          ----------- ----------
Interest income:
 Interest and fees on loans.............................. $11,480,229  8,145,328
 Interest on federal funds sold..........................     346,061    341,531
 Interest-bearing deposits in other banks................      34,690     24,170
 Interest on taxable investment securities...............   1,694,068  1,795,083
 Dividends on other investments..........................      84,580     20,439
                                                          ----------- ----------
   Total interest income.................................  13,639,628 10,326,551
                                                          ----------- ----------
Interest expense:
 Interest expense on deposits............................   6,079,182  4,764,178
 Interest expense on other borrowings....................     519,949    142,634
                                                          ----------- ----------
   Total interest expense................................   6,599,131  4,906,812
                                                          ----------- ----------
   Net interest income...................................   7,040,497  5,419,739
Provision for loan losses................................     406,405    648,548
                                                          ----------- ----------
   Net interest income after provision for loan losses...   6,634,092  4,771,191
                                                          ----------- ----------
Other operating income:
 Service charges on deposits.............................     279,651    210,916
 Securities gains, net...................................     109,114      7,427
 SBA activities..........................................   1,458,763    626,896
 Other...................................................     121,189    226,168
                                                          ----------- ----------
   Total other operating income..........................   1,968,717  1,071,407
                                                          ----------- ----------
Other operating expenses:
 Salaries and employee benefits..........................   3,660,247  2,508,663
 Occupancy and equipment.................................     871,194    714,035
 Professional fees.......................................     393,314    367,900
 Data processing expenses................................     250,012    183,330
 Other operating.........................................   1,180,630  1,072,300
                                                          ----------- ----------
   Total other operating expenses........................   6,355,397  4,846,228
                                                          ----------- ----------
   Earnings before income taxes..........................   2,247,412    996,370
Income tax expense.......................................     830,243    320,838
                                                          ----------- ----------
   Net earnings.......................................... $ 1,417,169    675,532
                                                          =========== ==========
   Earnings per share.................................... $      0.77       0.38
                                                          =========== ==========
   Diluted earnings per share............................ $      0.69       0.35
                                                          =========== ==========

           See accompanying notes to consolidated financial statements.

                  NORTH FULTON BANCSHARES, INC. AND SUBSIDIARY

           Consolidated Statements of Changes in Shareholders' Equity

                 For the Years Ended December 31, 1998 and 1997

                                    Additional                Other
                           Common    Paid-in   Retained   Comprehensive Treasury
                           Stock     Capital   Earnings      Income      Stock      Total
                         ---------- ---------- ---------  ------------- --------  ---------
Balance, December 31,
 1996................... $1,709,278 4,576,669    649,992     (16,500)        --   6,919,439
Issuance of common
 stock..................    106,354   468,538        --          --          --     574,892
Change in accumulated
 other comprehensive
 income.................        --        --         --       26,635         --      26,635
Purchase of treasury
 stock..................        --        --         --          --      (14,377)   (14,377)
Net earnings............        --        --     675,532         --          --     675,532
                         ---------- ---------  ---------     -------    --------  ---------
Balance, December 31,
 1997...................  1,815,632 5,045,207  1,325,524      10,135     (14,377) 8,182,121
Issuance of common
 stock..................     23,000   113,400        --          --          --     136,400
Exercise of stock
 options................      4,000    16,000        --          --          --      20,000
Change in accumulated
 other comprehensive
 income.................        --        --         --       35,713         --      35,713
Purchase of treasury
 stock..................        --        --         --          --     (145,057)  (145,057)
Net earnings............        --        --   1,417,169         --          --   1,417,169
Cash dividends declared
 of $.02 per share......        --        --     (36,631)        --          --     (36,631)
                         ---------- ---------  ---------     -------    --------  ---------
Balance, December 31,
 1998................... $1,842,632 5,174,607  2,706,062      45,848    (159,434) 9,609,715
                         ========== =========  =========     =======    ========  =========



          See accompanying notes to consolidated financial statements.

                  NORTH FULTON BANCSHARES, INC. AND SUBSIDIARY

                Consolidated Statements of Comprehensive Income

                 For the Years Ended December 31, 1998 and 1997

                                                               1998      1997
                                                            ----------  -------
Net earnings............................................... $1,417,169  675,532
Other comprehensive income, net of tax:
 Unrealized gains on securities available for sale:
  Holding gains arising during period, net of tax of
   $60,269 and $19,114.....................................    103,408   31,186
  Reclassification adjustment for gains included in net
   earnings, net of tax of $41,419 and $2,876..............    (67,695)  (4,551)
                                                            ----------  -------
 Total other comprehensive income..........................     35,713   26,635
                                                            ----------  -------
Comprehensive income....................................... $1,452,882  702,167
                                                            ==========  =======



           See accompanying notes to consolidated financial statements.

                  NORTH FULTON BANCSHARES, INC. AND SUBSIDIARY

                     Consolidated Statements of Cash Flows

                 For the Years Ended December 31, 1998 and 1997

                                                         1998         1997
                                                      -----------  -----------
Cash flows from operating activities:
 Net income.......................................... $ 1,417,169      675,532
 Adjustments to reconcile net income to net cash used
  for operating activities:
  Provision for deferred income taxes................      (4,301)    (103,922)
  Gain on sale of SBA loans..........................  (1,370,967)    (544,887)
  Provision for loan losses..........................     406,405      648,548
  Depreciation, amortization and accretion...........     443,420      317,546
  Net gain on sale of investment securities..........    (109,114)      (7,427)
  Loss on disposal of premises and equipment.........      14,765        1,741
  Loss on sales of other real estate.................      14,167          --
  Increase in interest receivable, prepaid expenses
   and other assets..................................    (940,752)    (486,590)
  Increase in accrued interest expenses and other
   liabilities.......................................     (83,008)   1,230,958
                                                      -----------  -----------
   Net cash (used) provided by operating activities..    (212,216)   1,731,499
                                                      -----------  -----------
Cash flows from investing activities:
 Purchases of investment securities available for
  sale............................................... (18,261,585)  (4,961,251)
 Purchases of investment securities held to
  maturity...........................................  (6,092,969)  (5,044,373)
 Purchases of other investments......................    (417,342)    (632,458)
 Proceeds from calls and maturities of investment
  securities available for sale......................     895,572    1,000,000
 Proceeds from calls and maturities of investment
  securities held to maturity........................   8,348,309    9,048,331
 Proceeds from sales of investment securities
  available for sale.................................  12,667,532    4,995,313
 Proceeds from sale of SBA loans.....................  10,667,712    8,108,236
 Net increase in loans............................... (41,054,840) (39,880,321)
 Purchase of premises and equipment..................    (281,612)    (732,986)
 Proceeds from sales of premises and equipment.......       1,200          --
 Proceeds from sales of other real estate............      54,833       30,956
                                                      -----------  -----------
   Net cash used in investment activities............ (33,473,190) (28,068,553)
                                                      -----------  -----------
Cash flows from financing activities:
 Net increase in deposits............................  16,403,349   26,766,389
 Proceeds from borrowings............................   2,100,000    1,100,000
 Proceeds from FHLB advances.........................  14,000,000          --
 Repayments of FHLB advances.........................  (1,000,000)         --
 Proceeds from issuance of common stock..............     156,400      574,892
 Purchase of treasury shares.........................    (145,057)     (14,377)
 Dividends paid......................................     (36,631)         --
                                                      -----------  -----------
   Net cash provided by financing activities.........  31,478,061   28,426,904
                                                      -----------  -----------
Net increase in cash equivalents.....................  (2,207,345)   2,089,850
Cash and cash equivalents at beginning of year.......  14,421,036   12,331,186
                                                      -----------  -----------
Cash and cash equivalents at end of year............. $12,213,691   14,421,036
                                                      ===========  ===========

                  NORTH FULTON BANCSHARES, INC. AND SUBSIDIARY

                 For the Years Ended December 31, 1998 and 1997

                                                              1998      1997
                                                           ---------- ---------
Supplemental disclosure of cash flow information:
 Cash paid during the year for:
  Interest................................................ $6,420,014 4,554,393
  Income taxes............................................ $1,288,000    13,000
Noncash investing and financing activities:
 Change in unrealized on investment securities available
  for sale................................................ $   35,713    26,635
 Transfer of investments from held to maturity to
  available for sale classification....................... $7,582,269       --




           See accompanying notes to consolidated financial statements.

                 NORTH FULTON BANCSHARES, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

  North Fulton Bancshares, Inc. (the "Company"), incorporated in 1990, is a one-bank holding company whose business is conducted by its wholly-owned bank subsidiary, Milton National Bank (the "Bank"). The Company is regulated by the Federal Reserve System and is subject to periodic examinations. It is regulated primarily by the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation and undergoes periodic examinations by these agencies. The Bank provides a full range of commercial and consumer services in Fulton County and the surrounding areas of metropolitan Atlanta.

  The accounting principles followed by the Company and the Bank, and the methods of applying these principles, conform with generally accepted accounting principles and with general practices in the banking industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ significantly from those estimates. Material estimates common to the banking industry that are particularly susceptible to significant change in an operating cycle of one year include, but are not limited to, the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans.

  The consolidated financial statements include the accounts of the Company and the Bank. All significant intercompany accounts and transactions have been eliminated in consolidation.

  Investment Securities

  The Company classifies its securities in one of three categories: trading, available for sale or held to maturity. Trading securities are bought and held principally for the purpose of selling in the near term. Held to maturity securities are those securities for which the Company has the ability and intent to hold until maturity. All other securities not included in trading or held to maturity are classified as available for sale. There were no trading securities during 1998 or 1997.

  Available for sale securities are recorded at fair value. Held to maturity securities are recorded at cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses, net of the related tax effect, on securities available for sale are excluded from earnings and are reported as a separate component of shareholders' equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer.

  A decline in the market value of any available for sale or held to maturity investment below cost that is deemed other than temporary is charged to earnings and establishes a new cost basis for the security.

  Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to the yield. Realized gains and losses for securities classified as available for sale and held to maturity are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

  Loans and Allowance for Loan Losses

  Loans are stated at principal amount outstanding, net of unearned interest and the allowance for loan losses. Unearned interest on discounted loans is recognized as income over the term of the loans using a method which approximates a level yield. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding.

                 NORTH FULTON BANCSHARES, INC. AND SUBSIDIARY

(1)SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(continued)

  Loans and Allowance for Loan Losses--(continued)

  As prescribed in Statement of Financial Accounting Standards ("SFAS") No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities", gains or losses on sales of SBA loans are determined at settlement date and are measured by the difference between the net proceeds less the allocated basis in the loans. Periodic evaluation of the recorded servicing assets are made to determine if the asset has become impaired.

  The basis in the loan sold is determined by allocating the previous carrying amount between the loan sold, the retained interest and the servicing right established based on their relative fair values at the date of the transfer. The servicing asset is amortized into income over the expected life of the loan sold.

  The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance represents an amount which, in management's judgment, will be adequate to absorb probable losses on existing loans that may become uncollectible.

  Management's judgment in determining the adequacy of the allowance is based on evaluations of the collectibility of loans. These evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower's ability to pay, overall portfolio quality, and review of specific problem loans. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price, or at the fair value of the collateral of the loan if the loan is collateral dependent. Interest income is recognized using the cash basis method of accounting during the period in which the loans were impaired. A loan is impaired when, based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected.

  Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

  Premises and Equipment

  Premises and equipment are carried at cost, less accumulated depreciation. Depreciation is computed principally using the straight-line method over the estimated useful lives of the assets. When assets are retired or otherwise disposed, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in earnings for the period. Costs incurred for maintenance and repairs are expensed currently. Major improvements and betterments are capitalized and depreciated.

  Income Taxes

  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the assets and liabilities are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income tax expense in the period that includes the enactment date.

                 NORTH FULTON BANCSHARES, INC. AND SUBSIDIARY

(1)SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(continued)

  Income Taxes--(continued)

  In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the Company's assets and liabilities results in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income and tax planning strategies. asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income and tax planning strategies.

  Treasury Stock

  Treasury stock is accounted for by the cost method. Subsequent reissuances are on a first-in, first-out basis.

  Recent Accounting Pronouncements

  In 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes accounting and reporting standards for hedging derivatives and for derivative instruments including derivative instruments embedded in other contracts. It requires the fair value recognition of derivatives as assets or liabilities in the financial statements. The accounting for the changes in the fair value of a derivative depends on the intended use of the derivative instruments at inception. SFAS No. 133 is effective for all fiscal quarters beginning after June 15, 1999, but initial application of the statement must be made as of the beginning of the quarter. At the date of initial application, an entity may transfer any held to maturity security into the available for sale or trading categories without calling into question the entity's intent to hold other securities to maturity in the future. The Company believes the adoption of SFAS No. 133 will not have a material impact on its financial position, results of operations or liquidity.

  Net Earnings Per Share

  SFAS No. 128 "Earnings Per Share" became effective for the Company for the year ended December 31, 1997. This standard specifies the computation, presentation and disclosure requirements for earnings per share and is designed to simplify previous earnings per share standards and to make domestic and international practices more compatible. Earnings per share are based on the weighted average number of common shares outstanding during the period while the effects of potential common shares outstanding during the period are included in diluted earnings per share

  SFAS No. 128 requires the presentation on the face of the statement of earnings of earnings per share with and without the dilutive effects of potential common stock issuances from instruments such as options, convertible securities and warrants. Additionally, the statement requires the reconciliation of the amounts

                  NORTH FULTON BANCSHARES, INC. AND SUBSIDIARY

(1)SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(continued)

  Net Earnings Per Share--(continued)

  used in the computation of both "earnings per share" and "diluted earnings per share" for the years ended December 31, 1998 and 1997 as follows:

                      For the Year Ended December 31, 1998

                                                                           Per
                                                        Net      Common   Share
                                                      Earnings   Shares   Amount
                                                     ---------- --------- ------
   Earnings per share............................... $1,417,167 1,837,065  $.77
                                                                           ====
   Effect of dilutive common stock issuances:
    Stock options...................................        --     67,438
    Convertible securities..........................     34,962   200,000
                                                     ---------- ---------
   Diluted earnings per share....................... $1,452,129 2,104,503  $.69
                                                     ========== =========  ====

                      For the Year Ended December 31, 1997

                                                                           Per
                                                         Net     Common   Share
                                                       Earnings  Shares   Amount
                                                       -------- --------- ------
   Earnings per share................................. $675,532 1,791,508  $.38
                                                                           ====
   Effect of dilutive common stock issuances:
    Stock options.....................................      --     38,549
    Convertible securities............................   34,658   200,000
                                                       -------- ---------
   Diluted earnings per share......................... $710,190 2,030,057  $.35
                                                       ======== =========  ====

(2)INVESTMENT SECURITIES

     The amortized cost and estimated fair value of investment securities at December 31, 1998 and 1997 are as follows:

  Securities Available for Sale:

                                                December 31, 1998
                                   --------------------------------------------
                                                 Gross      Gross    Estimated
                                    Amortized  Unrealized Unrealized   Market
                                      Cost       Gains      Losses     Value
                                   ----------- ---------- ---------- ----------
   U.S. Government agencies....... $17,220,406  108,127     40,010   17,288,523
   Mortgage-backed securities.....     616,919    1,352        --       618,271
                                   -----------  -------     ------   ----------
     Total........................ $17,837,325  109,479     40,010   17,906,794
                                   ===========  =======     ======   ==========

                                                December 31, 1997
                                   --------------------------------------------
                                                 Gross      Gross    Estimated
                                    Amortized  Unrealized Unrealized   Market
                                      Cost       Gains      Losses     Value
                                   ----------- ---------- ---------- ----------
   U.S. Government agencies....... $   496,701    2,048        --       498,749
   U.S. Treasuries................   1,483,080   12,856        --     1,495,936
                                   -----------  -------     ------   ----------
     Total........................ $ 1,979,781   14,904        --     1,994,685
                                   ===========  =======     ======   ==========

                 NORTH FULTON BANCSHARES, INC. AND SUBSIDIARY

(2)INVESTMENT SECURITIES--(continued)

  Securities Held to Maturity:

                                                December 31, 1998
                                   --------------------------------------------
                                                 Gross      Gross    Estimated
                                    Amortized  Unrealized Unrealized   Market
                                      Cost       Gains      Losses     Value
                                   ----------- ---------- ---------- ----------
   U.S. Government agencies....... $ 8,054,347   97,423        --     8,151,770
   Mortgage-backed securities.....     429,381    3,120        --       432,501
                                   -----------  -------     ------   ----------
     Total........................ $ 8,483,728  100,543        --     8,584,271
                                   ===========  =======     ======   ==========

                                                December 31, 1997
                                   --------------------------------------------
                                                 Gross      Gross    Estimated
                                    Amortized  Unrealized Unrealized   Market
                                      Cost       Gains      Losses     Value
                                   ----------- ---------- ---------- ----------
   U.S. Government agencies....... $16,851,055  126,445      7,992   16,969,508
   U.S. Treasuries................   1,026,889      611        --     1,027,500
   Mortgage-backed securities.....   4,053,060    6,279      6,678    4,052,661
                                   -----------  -------     ------   ----------
     Total........................ $21,931,004  133,335     14,670   22,049,669
                                   ===========  =======     ======   ==========

  The amortized cost and estimated fair value of investment securities at December 31, 1998, by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers have the right to call or prepay certain obligations with or without call or prepayment penalties.

                                      Securities Held to  Securities Available
                                           Maturity             for Sale
                                     -------------------- ---------------------
                                                Estimated
                                     Amortized    Fair    Amortized  Estimated
                                        Cost      Value      Cost    Fair Value
                                     ---------- --------- ---------- ----------
   U.S. Government agencies:
    1 to 5 years.................... $      --        --   5,001,785  5,060,517
    5 to 10 years...................  8,054,347 8,151,770 12,218,621 12,228,006
   Mortgage-backed securities.......    429,381   432,501    616,919    618,271
                                     ---------- --------- ---------- ----------
                                     $8,483,728 8,584,271 17,837,325 17,906,794
                                     ========== ========= ========== ==========

  Proceeds from sales of investment securities available for sale during 1998 and 1997 were $12,667,532 and $5,995,313, respectively. Gross gains of $120,678 and $18,898 were realized on sales in 1998 and 1997, respectively. Gross losses of $11,564 and $11,471 were realized on sales in 1998 and 1997, respectively.

  Investment securities pledged as collateral to secure deposits at December 31, 1998 and 1997 were approximately $5,090,000 and $5,278,000, respectively. During 1998, the Company adopted SFAS No. 133 and in accordance with its provisions elected to transfer approximately $7,582,000 of securities held to maturity to available for sale.

                 NORTH FULTON BANCSHARES, INC. AND SUBSIDIARY

(3)LOANS

   Major classifications of loans at December 31, 1998 and 1997 are summarized as follows:

                                                             1998        1997
                                                         ------------ ----------
   Commercial........................................... $ 69,877,059 59,248,096
   Real estate-mortgage.................................   37,237,032 19,696,699
   Real estate-construction.............................   16,654,014 13,995,786
   Consumer.............................................    4,396,004  3,139,953
   Lease financing receivable...........................    1,812,001  1,882,751
                                                         ------------ ----------
     Total loans........................................  129,976,110 97,963,285
   Less:Unearned interest and fees......................    1,145,325    624,616
     Allowance for loan losses..........................    1,600,834  1,460,408
                                                         ------------ ----------
     Net loans.......................................... $127,229,951 95,878,261
                                                         ============ ==========

  The Bank grants loans and extensions of credit to individuals and a variety of firms and corporations located in the general trade area of northern Fulton County and adjoining counties in the northern metropolitan Atlanta area.

  A substantial portion of the Company's revenues are generated from the origination of loans guaranteed by the SBA, and the sale of the guaranteed portions of these loans. Funding for the various SBA loan programs depends upon annual appropriations by the U.S. Congress.

  Changes in the allowance for loan losses are summarized as follows:

                                                             1998       1997
                                                          ----------  ---------
   Balance as beginning of year.......................... $1,460,408    929,211
   Provision charged to operating expenses...............    406,405    648,548
   Amounts charged off...................................   (271,175)  (118,431)
   Recoveries on amounts previously charged off..........      5,196      1,080
                                                          ----------  ---------
   Balance at end of year................................ $1,600,834  1,460,408
                                                          ==========  =========

(4)PREMISES AND EQUIPMENT

  Premises and equipment at December 31, 1998 and 1997 are summarized as follows:

                                                            1998        1997
                                                         -----------  ---------
   Land................................................. $   458,061    458,061
   Building.............................................   1,740,367  1,740,367
   Furniture and equipment..............................   1,730,791  1,531,274
                                                         -----------  ---------
                                                           3,929,219  3,729,702
   Less accumulated depreciation........................  (1,142,523)  (907,219)
                                                         -----------  ---------
                                                         $ 2,786,696  2,822,483
                                                         ===========  =========

  Depreciation expense was $301,434 and $230,258 for the years ended December 31, 1998 and 1997, respectively.

                 NORTH FULTON BANCSHARES, INC. AND SUBSIDIARY

(5) DEPOSITS

  The aggregate amount of time deposit accounts with a minimum denomination of $100,000 was approximately $26,477,000 and $26,750,000 at December 31,
  1998 and 1997, respectively.

  At December 31, 1998, the scheduled maturities of time deposits are as follows:

       1999......................................................... $88,921,204
       2000.........................................................   6,047,448
       2001.........................................................     667,835
       2002.........................................................     496,533
       2003 and thereafter..........................................      73,014
                                                                     -----------
                                                                     $96,206,034
                                                                     ===========

(6) LEASED PROPERTY

  The following is a schedule by years of minimum future rentals on noncancellable operating leases as of December 31, 1998:

       1999............................................................ $243,249
       2000............................................................  250,034
       2001............................................................  256,941
       2002............................................................   46,265
                                                                        --------
                                                                        $796,489
                                                                        ========

  Rent expense in 1998 and 1997 approximated $246,000 and $197,000, respectively.

(7)FEDERAL HOME LOAN BANK ADVANCES AND LINE OF CREDIT

  The Bank has an agreement with the Federal Home Loan Bank ("FHLB") whereby the FHLB agreed to provide the Bank credit facilities. Amounts advanced by the FHLB are collateralized by the Bank's 1-4 family first mortgage loans and certain securities. The Bank may draw advances up to 75% of the outstanding balance of these loans and securities. At December 31, 1998, the Bank had the following advances outstanding:

    Advance    Interest Rate     Maturity            Call Feature
    -------    -------------     --------            ------------
   $5,000,000      5.76%     February 1, 1999             --
   $2,000,000      5.18%     June 29, 1999                --
   $7,000,000      5.09%     August 28, 2008  Callable after August 2001

  Additionally, during 1997, the Company entered into a $5,000,000 line of credit with a financial institution. The facility, which is collateralized by all of the outstanding shares of the Bank's common stock, matures July 1, 1999 at which time it converts to a term loan amortizing over eight years. Interest is due quarterly at an interest rate of prime rate less 25 basis points. At December 31, 1998 and 1997, there was $3,200,000 and $1,100,000 outstanding, respectively.

                 NORTH FULTON BANCSHARES, INC. AND SUBSIDIARY

(8) CONVERTIBLE SUBORDINATED DEBENTURES

  At December 31, 1998 and 1997, the Company had outstanding $1,000,000 of mandatorily convertible subordinated debentures with a coupon rate of 5.59% paying interest quarterly. The unsecured debentures mature on June 30, 2002 at which time they convert to 200,000 shares of common stock.

(9) SHAREHOLDERS' EQUITY

  The Company has an Incentive Stock Option Plan (the "Incentive Plan") where, options granted vest ratably over their stated vesting period from date of grant. The options expire no later than ten years from the date of grant. Options to employees are granted at an exercise price equal to the current fair value of the underlying stock on the date of the grant. Stock options granted under the Incentive Plan were granted at a price of $5 per share. Under certain conditions, the Directors may alter the number of options granted and their exercise price.

  The Company instituted the Director Compensation Plan (the "Director Plan") in 1996 under which options to acquire 55,000 shares were granted to directors at an exercise price of $5 per share which approximated the current fair value of the underlying stock. Options issued under the Director Plan are subject to the same vesting and exercise provisions as those issued under the Incentive Plan. Options issued to directors during 1997 and 1998 were issued at 75% of fair value. As a result, included in 1998 and 1997 results were expenses of $105,958 and $62,287, respectively, in accordance with APB No.25.

  Under the Incentive and Director Plans, 157,250 shares are available for future grant.

  A summary status of the Company's Incentive and Director Plans as of December 31, 1998 and 1997, and changes during the year, is presented below:

                                              1998               1997
                                        --------------------------------------
                                                 Weighted             Weighted
                                                  Average             Average
                                                 Exercise             Exercise
                                        Shares     Price    Shares     Price
                                        -------  -------------------  --------
   Outstanding, beginning of year...... 170,000   $   5.00   178,500   $5.00
   Granted during the year.............  93,287   $  10.07    48,000   $5.00
   Exercised during the year...........  (4,000)  $   5.00       --      --
   Forfeited during the year...........  (2,500)  $  11.25   (56,500)  $5.00
                                        -------            ---------
   Outstanding, end of year............ 256,787   $   6.84   170,000   $5.00
                                        =======            =========
   Options exercisable at year end..... 182,976   $   5.79   102,712   $5.00
                                        =======            =========

   Range of exercise prices............           $ 8.44 to $11.25
   Weighted average remaining
    contractual lives (years)..........               8.07

  The Company is encouraged, but not required, to compute the fair value of options at the date of grant and to recognize such costs as compensation expense over the vesting period or immediately if only subject to service requirement and the award is expected to vest. The Company has chosen not to adopt the cost F-21

                 NORTH FULTON BANCSHARES, INC. AND SUBSIDIARY

(9) SHAREHOLDERS' EQUITY--(continued)

  recognition principles of this statement. Had compensation cost been determined based upon the fair value of the options at the grant dates, the Company's net earnings and net earnings per share would have been adjusted to the proforma amounts indicated below:

                                                                 1998     1997
                                                              ---------- -------
   Net earnings.................................. As reported $1,417,167 675,532
                                                  Proforma    $1,361,174 683,490

   Earnings per share............................ As reported $      .77     .38
                                                  Proforma    $      .74     .38

   Diluted earnings per share.................... As reported $      .69     .35
                                                  Proforma    $      .66     .34

  The fair value of each option is estimated on the date of grant using the Minimum Value pricing model with the following weighted average assumptions used for grants in 1998 and 1997: dividend yield of 0%, a risk free interest rate of 5%, and an expected life of 10 years for both years. For disclosure purposes, the Company immediately recognized the expense assuming that all awards will vest.

  During 1998 and 1997, the Company entered into an agreement to award 5,000 and 13,000 shares, respectively, of stock to officers of the Company. The awards vest on the tenth anniversary of the award date or, under conditions defined by the agreement and with the Board of Directors approval, if the employee terminates employment with the Company. During the vesting period, the holder has voting rights and shares the benefit of any dividends offered on outstanding shares.

  Dividends paid by the Bank are the primary source of funds available to the Company. Banking regulations limit the amount of dividends that may be paid without prior approval of the regulatory authorities. The amount of dividends the Bank may pay in 1999 without prior approval is approximately $3,252,000 plus 1999 earnings of the Bank.

(10) EMPLOYEE BENEFIT PLAN

  The Company has established the Milton National Bank Profit Sharing 401(k) Plan for all employees 21 years of age or older who are currently employed with more than one day of service. Under the plan provisions, employees may contribute up to 15% of their compensation. The Company will make a minimum matching contribution equal to a percentage of the amount contributed by the employee, up to 10% of the first 15% of compensation contributed by the employee, but may match total elections at greater amounts. Expenses incurred for this plan for the years ended December 31, 1998 and 1997 were $114,784 and $79,643, respectively.

(11) INCOME TAXES

  The components of income tax expense for the years ended December 31, 1998 and 1997 were as follows:

                                                                1998     1997
                                                              --------  -------
   Current................................................... $834,544  424,760
   Deferred provision........................................   (4,301) (48,605)
   Change in valuation allowance.............................      --   (55,317)
                                                              --------  -------
   Provision for income taxes................................ $830,243  320,838
                                                              ========  =======


                 NORTH FULTON BANCSHARES, INC. AND SUBSIDIARY

(11) INCOME TAXES--(continued)

  The difference between income tax expense and the tax computed by applying the statutory federal income tax rate to income before taxes is explained as follows:


                                                                  Year Ended
                                                                 December 31,
                                                                 1998    1997
                                                               -------- -------
   Federal income taxes at statutory rate..................... $764,120 338,766
     Non-deductible expenses..................................   22,678  37,389
     Change in valuation allowance............................      --  (55,317)
     State taxes, net of federal benefit......................   43,445 (53,301)
                                                               -------- -------
     Provision for income taxes............................... $830,243 320,838
                                                               ======== =======

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                              December 31,
                                                              1998      1997
                                                            ---------  -------
   Deferred tax liabilities:
    Premises and equipment................................  $ (82,305) (44,398)
    Net unrealized gain on investment securities available
     for sale.............................................    (23,619)  (4,769)
                                                            ---------  -------
     Deferred tax liabilities.............................   (105,924) (49,167)
                                                            ---------  -------
   Deferred tax assets:
    Deferred loan income..................................     87,547   30,570
    Accrual to cash.......................................     16,144   32,288
    Allowance for loan losses.............................    489,537  459,396
    Deferred compensation.................................     56,236   31,886
    State net operating loss carryforwards and credits....     10,786   59,159
    Other.................................................      1,794    6,537
                                                            ---------  -------
     Deferred tax assets..................................    662,044  619,836
                                                            ---------  -------
     Net deferred tax asset...............................  $ 556,120  570,669
                                                            =========  =======

  During 1997, the valuation allowance declined by $55,317, respectively, as a result of the utilization of tax loss carryforwards in the current year that makes it more likely than not that previously unrecorded benefits will be recognized.

(12)REGULATORY MATTERS

  The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under certain adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

                 NORTH FULTON BANCSHARES, INC. AND SUBSIDIARY

(12)REGULATORY MATTERS--(continued)

  Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of Total and Tier 1 capital to Risk-Weighted Assets and of Tier 1 capital to average assets (all as defined). Management believes, as of December 31, 1998, that the Bank meets all capital adequacy requirements to which it is subject.

  As of December 31, 1998, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total Risk-based and Tier 1 leverage ratios as set forth below. There are no conditions or events since that notification that management believes have changed the institution's category.

  Consolidated actual capital amounts and ratios are also presented below.

                                                                 To Be Well
                                                                Capitalized
                                                                Under Prompt
                                                 For Capital     Corrective
                                                   Adequacy        Action
                                  Actual           Purposes      Provisions
                             ----------------- ---------------- ------------
                               Amount    Ratio   Amount   Ratio Amount Ratio
                             ----------- ----- ---------- ----- ------ -----
   As of December 31, 1998:
   Total Capital
    (to Risk Weighted
     Assets)................ $12,164,702    8% 11,585,430    8%  N/A    N/A
   Tier 1 Capital
    (to Risk Weighted
     Assets)................ $ 9,563,868    7%  5,796,284    4%  N/A    N/A
   Tier 1 Capital
    (to Average Assets)..... $ 9,563,868    6%  6,271,389    4%  N/A    N/A

   As of December 31, 1997:
   Total Capital
    (to Risk Weighted
     Assets)................ $ 8,688,905    8%  8,384,000    8%  N/A    N/A
   Tier 1 Capital
    (to Risk Weighted
     Assets)................ $ 7,378,835    7%  4,192,000    4%  N/A    N/A
   Tier 1 Capital
    (to Average Assets)..... $ 7,378,835    6%  5,331,000    4%  N/A    N/A


                 NORTH FULTON BANCSHARES, INC. AND SUBSIDIARY

(12)REGULATORY MATTERS--(continued)

  The Bank's actual capital amounts and ratios are also presented below.

                                                                   To Be Well
                                                                  Capitalized
                                                                  Under Prompt
                                                 For Capital       Corrective
                                                   Adequacy          Action
                                  Actual           Purposes        Provisions
                             ----------------- ---------------- ----------------
                               Amount    Ratio   Amount   Ratio   Amount   Ratio
                             ----------- ----- ---------- ----- ---------- -----
   As of December 31, 1998:
   Total Capital
    (to Risk Weighted
     Assets)...............  $15,485,928   11% 11,578,264    8% 14,472,830   10%
   Tier 1 Capital
    (to Risk Weighted
     Assets)...............  $13,885,094   10%  5,785,456    4%  8,678,184    6%
   Tier 1 Capital
    (to Average Assets)....  $13,885,094   10%  6,240,492    4%  7,800,615    5%

   As of December 31, 1997:
   Total Capital
    (to Risk Weighted
     Assets)...............  $11,488,267   11%  8,381,000    8% 10,476,000   10%
   Tier 1 Capital
    (to Risk Weighted
     Assets)...............  $10,178,727   10%  4,191,000    4%  6,286,000    6%
   Tier 1 Capital
    (to Average Assets)....  $10,178,727    8%  5,331,000    4%  6,663,000    5%

(13)FAIR VALUE OF FINANCIAL INSTRUMENTS

  The Company is required to disclose fair value information about financial instruments, whether or not recognized on the face of the balance sheet, for which it is practicable to estimate that value. The assumptions used in the estimation of the fair value of the Company's financial instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered a surrogate of the liquidation value of the Company, but rather a good-faith estimate of the increase or decrease in value of financial instruments held by the Company since purchase, origination or issuance.

  Cash and Cash Equivalents

  For cash, due from banks and federal funds sold the carrying amount is a reasonable estimate of fair value.

  Investment Securities

  Fair values of investment securities available for sale and investment securities held to maturity are based on quoted market prices.

  Other Investments

  The carrying value of other investments approximates fair value.

  Loans

  The fair value of fixed rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. For variable rate loans, the carrying amount is a reasonable estimate of fair value.

                 NORTH FULTON BANCSHARES, INC. AND SUBSIDIARY

(13)FAIR VALUE OF FINANCIAL INSTRUMENTS--(continued)

  Deposits

  The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

  FHLB Advances and Line of Credit

  FHLB advances were granted at fixed rates and mature within thirty days of the balance sheet date. Borrowings outstanding on the line of credit were granted at a variable rate. Management has determined the carrying values of these financial instruments approximate fair value.

  Convertible Debentures

  The debentures were issued at a fixed rate in 1995. The fixed rate on the notes approximates the current rate environment considering the relative risk inherent in the instruments.

  Commitments to Extend Credit and Standby Letters of Credit

  Because commitments to extend credit and standby letters of credit are made using variable rates, the contract value is a reasonable estimate of fair value.

  Limitations

  Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on many judgments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

  Fair value estimates are based on existing on and off-balance-sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include deferred income taxes and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

                 NORTH FULTON BANCSHARES, INC. AND SUBSIDIARY

(13)FAIR VALUE OF FINANCIAL INSTRUMENTS--(continued)

  The carrying amount and estimated fair values of the Company's financial instruments at December 31, 1998 and 1997 are as follows:

                                        1998                    1997
                              ------------------------ -----------------------
                                Carrying    Estimated   Carrying    Estimated
                                 Amount    Fair Value    Amount    Fair Value
                              ------------ ----------- ----------- -----------
   Assets:
    Cash and cash
     equivalents............. $ 12,213,691  12,213,691  14,421,036  14,421,036
    Securities available for
     sale....................   17,906,794  17,906,794   1,994,685   1,994,685
    Securities held to
     maturity................    8,483,728   8,584,271  21,931,004  22,049,669
    Other investments........    1,498,250   1,498,250   1,080,908   1,080,908
    Loans, net...............  127,229,951 126,310,806  95,878,261  96,669,000

   Liabilities:
    Deposits................. $143,150,929 143,612,918 126,747,580 127,097,000
    Line of credit...........    3,200,000   3,200,000   1,100,000   1,100,000
    Convertible subordinated
     debentures..............    1,000,000   1,000,000   1,000,000   1,000,000
    FHLB advances............   14,000,000  14,000,000   1,000,000   1,000,000
   Unrecognized financial
    instruments:
    Commitments to extend
     credit.................. $ 47,034,000  47,034,000  34,146,000  34,146,000
    Standby letters of
     credit.................. $  2,146,000   2,146,000   1,546,000   1,546,000


(14)COMMITMENTS

  The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contractual amounts of these instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

  The Bank's exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

  The Bank generally requires collateral to support financial instruments with credit risk.

                                                        Approximate Contract
                                                               Amount
                                                       ----------------------
                                                          1998        1997
                                                       ----------- ----------
   Financial instruments whose contract amounts
    represent credit risk:
    Commitments to extend credit...................... $47,034,000 34,146,000
    Standby letters of credit......................... $ 2,146,000  1,546,000

  Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. F-27

                 NORTH FULTON BANCSHARES, INC. AND SUBSIDIARY

(14)COMMITMENTS--(continued)

  The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank, upon extension of credit is based on management's credit evaluation. Collateral held varies but may include unimproved and improved real estate, certificates of deposit or personal property.

  Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

(15)RELATED PARTIES

  In the normal course of business, the Bank makes loans at prevailing interest rates to directors and officers of the Bank and the Company. These loans are made at rates and terms comparable to those offered to other customers. The aggregate dollar amount of these loans was approximately $1,966,000 and $1,863,000 at December 31, 1998 and 1997,
  respectively. During 1998, $384,000 of new loans were made and there were repayments of $281,000.

  The Bank occupies certain of its office space under an operating lease with an entity owned by a Director of the Bank and the Company. Management believes lease terms are at prevailing market rates for comparable space. This lease was modified in 1997 to allow for an increase in space. The amounts herein were included in note 6. The future minimum lease payments under this noncancelable operating lease consist of the following:

             1999............................  $ 70,137
             2000............................    72,938
             2001............................    75,861
             2002............................    46,265
                                               --------
               Total minimum lease payments..  $265,201
                                               ========

                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------

     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of April 6, 1999 by and between PREMIER BANCSHARES, INC. ("Premier"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Atlanta, Georgia, and NORTH FULTON BANCSHARES, INC. ("North Fulton"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Roswell, Georgia.

                                   Preamble
                                   ---------

     The Boards of Directors of Premier and North Fulton are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement provides for the merger of North Fulton with and into Premier, with Premier being the surviving corporation of the merger. At the effective time of such merger, the outstanding shares of capital stock of North Fulton will be converted into the right to receive shares of capital stock of Premier. As a result, shareholders of North Fulton will become shareholders of Premier, and the wholly-owned subsidiary of North Fulton, Milton National Bank, will continue to conduct its business and operations as a wholly-owned subsidiary of Premier. The transactions described in this Agreement are subject to the approvals of the Boards of Directors of both Premier and North Fulton, the shareholders of North Fulton, the Board of Governors of the Federal Reserve System, the Georgia Department of Banking and Finance and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the merger
(i) for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and (ii) for accounting purposes shall be accounted for as a "pooling of interests."

     As a condition and inducement to Premier's willingness to consummate the transactions contemplated by this Agreement, each of the directors of North Fulton will execute and deliver to Premier an agreement (a "Support Agreement") within ten (10) calendar days of the date of this Agreement, in substantially the form of Exhibit 6 to this Agreement.
            ---------

     Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I
                       TRANSACTIONS AND TERMS OF MERGER
                       --------------------------------

     1.1    Merger.  Subject to the terms and conditions of this Agreement, at
            ------
the Effective Time, North Fulton shall be merged with and into Premier in accordance with the provisions of

Section 14-2-1101, 14-2-1103, and 14-2-1105 of the GBCC and with the effect provided in Section 14-2-1106 of the GBCC (the "Merger"). Premier shall be the Surviving Corporation resulting from the Merger. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Premier and North Fulton.

     1.2    Time and Place of Closing.  The Closing will take place at 10:00
            -------------------------
a.m. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 10:00 a.m.), or at such other time as the Parties, acting through their chief executive officers may mutually agree. The place of Closing shall be at the offices of Womble Carlyle Sandridge & Rice, PLLC, Atlanta, Georgia, or such other place as may be mutually agreed upon by the Parties.

     1.3    Effective Time.  The Merger and the other transactions contemplated
            --------------
by this Agreement shall become effective on the date and at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officer of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the last business day of the month in which occurs the last to occur of (a) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, (b) the date on which the shareholders of North Fulton approve this Agreement to the extent such approval is required by applicable Law; or such later date as may be mutually agreed upon in writing by the chief executive officer of each Party.

     1.4    Execution of Support Agreements.  Within ten (10) calendar days of
            -------------------------------
the execution of this Agreement and as a condition hereto, each of the directors of North Fulton will execute and deliver to premier a Support Agreement, in substantially the form of Exhibit 6 to this Agreement.
                          ---------


                                  ARTICLE II
                                TERMS OF MERGER
                                ---------------

     2.1    Articles of Incorporation.  The Articles of Incorporation of Premier
            -------------------------
in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation from and after the Effective Time until otherwise amended or repealed.

     2.2    Bylaws.  The Bylaws of Premier in effect immediately prior to the
            ------
Effective Time shall be the Bylaws of the Surviving Corporation from and after the Effective Time until otherwise amended or repealed.

     2.3    Directors and Officers.
            ----------------------

            (a) The officers and directors of the Surviving Corporation from and after the Effective Time shall consist of the officers and directors of Premier immediately preceding the

Effective Time, together with such additional persons as may thereafter be elected; provided, however, that Premier shall select one (1) of the current directors of North Fulton listed in paragraph (c) below to serve on the board of directors of the Surviving Corporation from and after the Effective Date. Such officers and directors shall serve in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

            (b) The directors of Premier Bank from and after the Effective Time shall consist of the directors of Premier Bank immediately preceding the Effective Time, provided, however, that upon the consummation of a proposed merger of Milton National Bank with and into Premier Bank, Premier shall elect one of the directors of Milton National Bank, as of the Effective Time, to the Board of Directors of Premier Bank. Such directors shall serve in accordance with the Articles of Incorporation and Bylaws of Premier Bank.

            (c) The directors of Milton National Bank from and after the Effective Time shall consist of L. Gregg Ivey, H. Richard Hiller, Weldon H. Johnson and Michael McGovern, together with such additional persons as Premier, in its sole discretion, may designate. Such directors shall serve in accordance with the Articles of Association and Bylaws of Milton National Bank.


                                  ARTICLE III
                          MANNER OF CONVERTING SHARES
                          ---------------------------

     3.1    Conversion of Shares.  Subject to the provisions of this Article 3,
            --------------------
at the Effective Time, by virtue of the Merger and without any action on the part of Premier or North Fulton, or the shareholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

            (a) Each share of Premier Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

            (b) Each share of North Fulton Common Stock (excluding shares held by Premier or North Fulton or any of their respective Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive
0.8749 shares of Premier Common Stock (the "Exchange Ratio").

     3.2    Anti-Dilution Provisions.  In the event Premier or North Fulton
            ------------------------
changes the number of shares of Premier Common Stock or North Fulton Common Stock, respectively, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date therefor (in the case of a stock split or similar recapitalization) shall be after the date hereof and prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

     3.3    Shares Held by Premier or North Fulton.  Each of the shares of North
            --------------------------------------
Fulton Common Stock held by any Premier Company or by any North Fulton Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.4    Conversion of Stock Options; Restricted Stock.
            ---------------------------------------------

            (a) At the Effective Time, all rights with respect to North Fulton Common Stock pursuant to stock options granted by North Fulton under the North Fulton Stock Plans ("North Fulton Options"), which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Premier Common Stock, and Premier shall assume each North Fulton Option, in accordance with the terms of the North Fulton Stock Plan and stock option agreement by which it is evidenced. From and after the Effective Time, (i) each North Fulton Option assumed by Premier may be exercised solely for shares of Premier Common Stock, (ii) the number of shares of Premier Common Stock subject to such North Fulton Option shall be equal to the number of shares of North Fulton Common Stock subject to such North Fulton Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iii) the per share exercise price under each such North Fulton Option shall be adjusted to reflect the Exchange Ratio. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in Section 424 of the Internal Revenue Code, as to any stock option which is an "incentive stock option." North Fulton and Premier agree to take all necessary steps to effect the provisions of this Section 3.4.

            (b) Premier may, at its election, substitute, as of the Effective Time, stock options under the Premier Bancshares, Inc. 1997 Stock Option Plan (the "Premier Stock Option Plan") for all or a part of the North Fulton Options, subject to the following conditions: (i) the requirements of Section 3.4(a) shall be met; (ii) such substitution shall not constitute a modification, extension or renewal of any of the North Fulton Options which are incentive stock options; (iii) the substituted options shall continue in effect in all material respects on the same terms and conditions as contained in the document granting the North Fulton Options; and (iv) each grant of a substitute option to any individual who shall be deemed subject to Section 16 of the 1934 Act shall have been specifically approved in advance by the full Board of Directors of Premier or by a committee consisting solely of "non-employee" directors as defined in Rule 16b-3. As soon as practicable following the Effective Time, Premier shall deliver to the participants receiving substitute options under the Premier Stock Option Plan an appropriate notice setting forth such participant's rights pursuant thereto. Premier has reserved under the Premier Stock Option Plan adequate shares of Premier Common Stock for delivery upon exercise of any such substituted options.

     3.5    Dissenting Shareholders.  Any holder of shares of North Fulton
            -----------------------
Common Stock who perfects such holder's dissenters' rights of appraisal in accordance with and as contemplated by Article 13 of the GBCC shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of the GBCC; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the GBCC and has surrendered to Premier the certificate or certificates representing shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of North Fulton fails to perfect, or effectively withdraws or loses, such holder's right to appraisal and of payment for such holder's shares, Premier shall issue and deliver the consideration to which such holder of shares of North Fulton Common Stock is entitled under this Article III (without interest) upon surrender by such holder of the certificate or certificates representing shares of North Fulton Common Stock held by such holder.

     3.6    Fractional Shares.  Notwithstanding any other provision of this
            -----------------
Agreement, each holder of shares of North Fulton Common Stock exchanged pursuant to the Merger, or of options to purchase shares of North Fulton Common Stock, who would otherwise have been entitled to receive a fraction of a share of Premier Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Premier Common Stock multiplied by the market value of one share of Premier Common Stock at the Effective Time, in the case of shares exchanged pursuant to the Merger, or the date of exercise, in the case of options. The market value of one share of Premier Common Stock at the Effective Time or the date of exercise, as the case may be, shall be the last sale price of such common stock on the American Stock Exchange (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) on the last trading day preceding the Effective Time or the date of exercise, as the case may be. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.


                                  ARTICLE IV
                              EXCHANGE OF SHARES
                              ------------------

     4.1    Exchange Procedures.  Promptly after the Effective Time, Premier and
            -------------------
North Fulton shall cause the exchange agent selected by Premier (the "Exchange Agent") to mail to the former holders of North Fulton Common Stock appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of North Fulton Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of North Fulton Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement or shares as to which dissenters' rights have been perfected as provided in Section 3.5 of this Agreement) issued and outstanding at the Effective Time, shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 and 3.6 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. Neither Premier nor the Exchange Agent shall be obligated to deliver the consideration to which any former holder of North Fulton Common Stock is entitled as a result of the Merger until such holder surrenders his or her certificate or certificates representing the shares of North Fulton Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of North Fulton Common Stock so surrendered shall be duly endorsed as Premier may require. Any other provision of this Agreement notwithstanding, neither Premier nor the Exchange Agent shall be liable to a holder of North Fulton Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

     4.2    Rights of Former North Fulton Shareholders.  The stock transfer
            ------------------------------------------
books of North Fulton shall be closed as to holders of North Fulton Common Stock immediately prior to the Effective Time and no transfer of North Fulton Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of North Fulton Common Stock (other than shares to be canceled pursuant to Section 3.3 or shares as to which dissenters' rights have been perfected as provided in Section 3.5 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 and
3.6 of this Agreement in exchange therefor. To the extent permitted by Law, former holders of record of North Fulton Common Stock shall be entitled to vote after the Effective Time at any meeting of Premier shareholders the number of whole shares of Premier Common Stock into which their respective shares of North Fulton Common Stock are converted, regardless of whether such holders have exchanged their certificates representing North Fulton Common Stock for certificates representing Premier Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by Premier on the Premier Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Premier Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of North Fulton Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such North Fulton Common Stock certificate, both Premier Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.


                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------
                                OF NORTH FULTON
                                ---------------

     North Fulton hereby represents and warrants to Premier as follows:

     5.1    Organization, Standing, and Power.  North Fulton is a corporation
            ---------------------------------
duly organized, validly existing, and in good standing under the Laws of the State of Georgia and is duly registered as a bank holding company under the BHC Act. North Fulton has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. North Fulton is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton.

     5.2    Authority; No Breach By Agreement.
            ---------------------------------

            (a) North Fulton has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of North Fulton, subject to the approval of this Agreement by the holders of a majority of the outstanding shares of North Fulton Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by North Fulton. Subject to such requisite shareholder approval, this Agreement represents a legal, valid and binding obligation of North Fulton, enforceable against North Fulton in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

            (b) Neither the execution and delivery of this Agreement by North Fulton, nor, except as described in Section 5.2 of the North Fulton Disclosure
                                                                    ----------
Memorandum,  the consummation by North Fulton of the transactions contemplated
----------
hereby, nor compliance by North Fulton with any of the provisions hereof will
(i) conflict with or result in a breach of any provision of North Fulton's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any North Fulton Company under, any Contract or Permit of any North Fulton Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1 (b) of this Agreement, violate any Law or Order applicable to any North Fulton Company or any of their respective Assets.

            (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by North Fulton of the Merger and the other transactions contemplated in this Agreement.

     5.3    Common Stock.
            ------------

            (a) The authorized common stock of North Fulton consists of 10,000,000 shares of North Fulton Common Stock, of which 1,828,821 shares are issued and outstanding as of the date of this Agreement and not more than 2,329,115 shares will be issued and outstanding at the Effective Time (as a result of the exercise of outstanding options and the conversion of certain subordinated debentures). All of the issued and outstanding shares of capital stock of North Fulton are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of capital stock of North Fulton has been issued in violation of any preemptive rights of the current or past shareholders of North Fulton. North Fulton has reserved 300,000 shares of North Fulton Common Stock for issuance under the North Fulton Stock Plans, pursuant to which options to purchase not more than 300,294 shares of North Fulton Common Stock are outstanding as of the date of this Agreement and not more than 300,294 will be outstanding at the Effective Time.

            (b) North Fulton has issued Series A Convertible Subordinated Debentures with a maturity date of June 30, 2002 (the "Debentures") in the total principal amount of $1,000,000. The interest rate of the Debentures is 5.59% per annum. North Fulton is current in all interest payments under the Debentures. The Debentures are convertible into a total of 200,000 shares of North Fulton Common Stock at a conversion price of $5.00 per share. North Fulton has disclosed in Section 5.3(b) of the North Fulton Disclosure Memorandum
                                                           ---------------------
the names of each holder of a Debenture, together with the principal amount owing to such holder.

            (c) Except as set forth in Section 5.3(a) and (b) of this Agreement, or as disclosed in Section 5.3 of the North Fulton Disclosure Memorandum, there
                                                   ---------------------
are no shares of capital stock or other equity securities of North Fulton outstanding and no outstanding Rights relating to the capital stock of North Fulton.

     5.4    North Fulton Subsidiaries.  North Fulton has disclosed in Section
            -------------------------
5.4 of the North Fulton Disclosure Memorandum all of the North Fulton
                        ---------------------
Subsidiaries as of the date of this Agreement.  Except as disclosed in Section
5.4 of the North Fulton Disclosure Memorandum, North Fulton or one of its
                        ---------------------
Subsidiaries owns all of the issued and outstanding shares of capital stock of each North Fulton Subsidiary. No equity securities of any North Fulton Subsidiary are or may become required to be issued (other than to another North Fulton Company) by reason of any Rights, and there are no Contracts by which any North Fulton Subsidiary is bound to issue (other than to another North Fulton Company) additional shares of its capital stock or Rights, or by which any North Fulton Company is or may be bound to transfer any shares of the capital stock of any North Fulton Subsidiary (other than to another North Fulton Company). There are no Contracts relating to the rights of any North Fulton Company to vote or to dispose of any shares of the capital stock of any North Fulton Subsidiary. All of the shares of capital stock of each North Fulton Subsidiary held by a North Fulton Company are fully paid and nonassessable under the applicable Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by a North Fulton

Company free and clear of any Lien. Each North Fulton Subsidiary is either a bank, a savings association or a corporation and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is organized and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each North Fulton Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton. Each North Fulton Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund, as appropriate.

     5.5    Financial Statements.  North Fulton has included in Section 5.5 of
            --------------------
the North Fulton Disclosure Memorandum copies of all North Fulton Financial
                 ---------------------
Statements for periods ended prior to the date hereof and will deliver to Premier copies of all North Fulton Financial Statements prepared subsequent to the date hereof. The North Fulton Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are, or if dated after the date of this Agreement will be, in accordance with the books and records of the North Fulton Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the North Fulton Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the North Fulton Companies for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material in amount or effect).

     5.6    Absence of Undisclosed Liabilities.  No North Fulton Company has any
            ----------------------------------
Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton except Liabilities which are accrued or reserved against in the consolidated balance sheets of North Fulton as of December 31, 1998, included in the North Fulton Financial Statements or reflected in the notes thereto. No North Fulton Company has incurred or paid any Liability since December 31, 1998, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton.

     5.7    Absence of Certain Changes or Events.  Since December 31, 1998,
            ------------------------------------
except as disclosed in Section 5.7 of the North Fulton Disclosure Memorandum,
                                                       ---------------------
(a) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton, and (b) the North Fulton Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of North Fulton provided in Article VII of this Agreement.

     5.8    Tax Matters.
            -----------

            (a) All Tax returns required to be filed by or on behalf of any of the North Fulton Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on North Fulton and all returns filed are complete and accurate to the Knowledge of North Fulton. All Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on North Fulton, except as reserved against in the North Fulton Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.8(a) of the North Fulton Disclosure
                                                                ----------
Memorandum.  All Taxes and other Liabilities due with respect to completed and
----------
settled examinations or concluded Litigation have been paid.

            (b) Except as disclosed in Section 5.8(b) of the North Fulton Disclosure Memorandum, none of the North Fulton Companies has executed an
---------------------
extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any North Fulton Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton.

            (c) Adequate provision for any Taxes due or to become due for any of the North Fulton Companies for the period or periods through and including the date of the respective North Fulton Financial Statements has been made and is reflected on such North Fulton Financial Statements.

            (d) Deferred Taxes of the North Fulton Companies have been provided for in accordance with GAAP.

            (e) Each of the North Fulton Companies is in compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton.

     5.9    Allowance for Possible Loan Losses.  The allowance for possible loan
            ----------------------------------
or credit losses (the "Allowance") shown on the consolidated balance sheets of North Fulton included in the most recent North Fulton Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of North Fulton included in the North Fulton Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the North Fulton Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the North Fulton Companies as of the dates thereof except where the failure of such Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on North Fulton.

     5.10   Assets.  Except as disclosed in Section 5.10 of the North Fulton
            ------
Disclosure Memorandum or as disclosed or reserved against in the North Fulton
---------------------
Financial Statements, the North Fulton Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All material tangible properties used in the businesses of the North Fulton Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with North Fulton's past practices. All Assets which are material to the business of the North Fulton Companies and held under leases or subleases by any of the North Fulton Companies are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability and other insurance maintained with respect to the Assets or businesses of the North Fulton Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the North Fulton Companies is a named insured are reasonably sufficient. The Assets of the North Fulton Companies include all assets required to operate the business of the North Fulton Companies as presently conducted.

     5.11   Environmental Matters.  Except as disclosed in Section 5.11 of the
            ---------------------
North Fulton Disclosure Memorandum:
             ---------------------

            (a) To the Knowledge of North Fulton, each North Fulton Company, its Participation Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for noncompliance which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton.

            (b) There is no Litigation pending or to the Knowledge of North Fulton threatened before any court, governmental agency or authority or other forum in which any North Fulton Company or any of its Loan Properties or Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance with any Environmental Law or (ii) relating to the Release into the Environment of any Hazardous Material, whether or not occurring at, on, under or involving a site owned, leased or operated by any North Fulton Company or any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened the resolution of which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton, and to the Knowledge of North Fulton, there is no reasonable basis for any such Litigation.

            (c) To the Knowledge of North Fulton, there have been no releases of Hazardous Material in, on, under or affecting any Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton.

     5.12   Compliance with Laws.  North Fulton is duly registered as a bank
            --------------------
holding company under the BHC Act. Each North Fulton Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton. Except as disclosed in Section 5.12 of the North Fulton Disclosure Memorandum, no North Fulton
                                    ---------------------
Company:

            (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton; and

            (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any North Fulton Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton, or (iii) requiring any North Fulton Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     5.13   Labor Relations.  No North Fulton Company is the subject of any
            ---------------
Litigation asserting that it or any other North Fulton Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other North Fulton Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any North Fulton Company, pending or, to its Knowledge, threatened, nor, to its Knowledge, is there any activity involving any North Fulton Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.14   Employee Benefit Plans.
            ----------------------

            (a) North Fulton has disclosed in Section 5.14 of the North Fulton Disclosure Memorandum and delivered or made available to Premier prior to the
---------------------
execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any North Fulton Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "North Fulton Benefit Plans"). Any of the North Fulton Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "North Fulton ERISA Plan." Each North Fulton ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "North Fulton Pension Plan." No North Fulton Pension Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

            (b) All North Fulton Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton. Each North Fulton ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and North Fulton is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of North Fulton, no North Fulton Company nor any other party has engaged in a transaction with respect to any North Fulton Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any North Fulton Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton.

            (c) Neither North Fulton nor any ERISA Affiliate of North Fulton maintains an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA that is or was subject to Title IV of ERISA.

            (d) Neither North Fulton nor any ERISA Affiliate of North Fulton has any past, present or future obligation or liability to contribute to any multi-employer plan, as defined in Section 3(37) of ERISA.

            (e) Except as disclosed in Section 5.14(e) of the North Fulton Disclosure Memorandum, (i) no North Fulton Company has any obligations for
---------------------
retiree health and life benefits under any of the North Fulton Benefit Plans, except as required by Section 601 of ERISA and Section 4980B of the Code; (ii) there are no restrictions on the rights of any North Fulton Company to amend or terminate any such Plan; and (iii) any amendment or termination of any such Plan will not cause any North Fulton Company to incur any Liability that is reasonably likely to have a Material Adverse Effect on North Fulton.

            (f) Except as disclosed in Section 5.14(f) of the North Fulton Disclosure Memorandum, neither the execution and delivery of this Agreement nor
---------------------
the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any North Fulton Company from any North Fulton Company under any North Fulton Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any North Fulton Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

            (g) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any North Fulton Company and their respective beneficiaries have been fully reflected on the North Fulton Financial Statements to the extent required by and in accordance with GAAP.

            (h) North Fulton and each ERISA Affiliate of North Fulton has complied with the continuation of coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608 in a manner that will not cause any North Fulton Company to incur any Liability that is reasonably likely to have a Material Adverse Effect on North Fulton.

            (i) Except as disclosed in Section 5.14(i) of the North Fulton Disclosure Memorandum, neither North Fulton nor any ERISA Affiliate of North
---------------------
Fulton is obligated, contingently or otherwise, under any agreement to pay any amount which would be treated as a "parachute payment," as defined in Section 280G(b) of the Internal Revenue Code (determined without regard to Section 280G(b)(2)(A)(ii) of the Internal Revenue Code).

            (j) Other than routine claims for benefits, to the Knowledge of North Fulton, there are no actions, audits, investigations, suits or claims pending against any North Fulton Benefit Plan, any trust or other funding agency created thereunder, or against any fiduciary of any North Fulton Benefit Plan or against the assets of any North Fulton Benefit Plan.

     5.15  Material Contracts.  Except as disclosed in Section 5.15 of the
           -------------------
North Fulton Disclosure Memorandum or otherwise reflected in the North Fulton
             ---------------------
Financial Statements, none of the North Fulton Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (a) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $25,000, excluding "at will" employment arrangements, (b) any Contract relating to the borrowing of money by any North Fulton Company or the guarantee by any North Fulton Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, Federal Home Loan Bank advances, fully-secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), (c) any Contracts between or among North Fulton Companies, and (d) any other Contract (excluding this Agreement) or amendment thereto that is required to be filed as an exhibit to a Form 10-KSB or Form 10-QSB filed by North Fulton with the SEC as of the date of this Agreement if North Fulton were required to file a Form 10-KSB or 10-QSB with the SEC (together with all Contracts referred to in Sections 5.10 and 5.14(a) of this Agreement, the "North Fulton Contracts"). None of the North Fulton Companies is in Default under any North Fulton Contract, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton. All of the indebtedness of any North Fulton Company for money borrowed is prepayable at any time by such North Fulton Company without penalty or premium.

     5.16  Legal Proceedings.  Except as disclosed in Section 5.16 of the North
           ------------------
Fulton Disclosure Memorandum, there is no Litigation instituted or pending, or,
       ---------------------
to the Knowledge of North Fulton, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any North Fulton Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any North Fulton Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton.

     5.17  Reports.  Since January 1, 1997, each North Fulton Company has
           --------
timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (a) the Regulatory Authorities, and (b) any applicable federal and state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document to North Fulton's Knowledge did not, in any material respect, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     5.18  Statements True and Correct.  No statement, certificate, instrument
           ----------------------------
or other writing furnished or to be furnished by any North Fulton Company or any Affiliate thereof to Premier pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any North Fulton Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Premier with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any North Fulton Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to North Fulton's shareholders in connection with the North Fulton Shareholders' Meeting, and any other documents to be filed by a North Fulton Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of North Fulton, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the North Fulton Shareholders' Meeting, be false or misleading with respect to any Material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the North Fulton Shareholders' Meeting. All documents that any North Fulton Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

     5.19  Accounting, Tax and Regulatory Matters.  No North Fulton Company or
           ---------------------------------------
any Affiliate thereof has taken any action, or agreed to take any action, or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or treatment as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of such Section. To the Knowledge of North Fulton, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Section 9.1(b).

     5.20  Charter Provisions.  Each North Fulton Company has taken all action
           -------------------
so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any North Fulton

Company or restrict or impair the ability of Premier to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any North Fulton Company that may be acquired or controlled by it.

     5.21  State Anti-Takeover Laws.  Each North Fulton Company has taken all
           -------------------------
necessary action to exempt the transactions contemplated by this Agreement from any applicable "moratorium," "control share," "fair price," "business combination," or other anti-takeover laws and regulations of the State of Georgia including those laws contained within Sections 14-2-1110 et seq. and 14-2-1131 et seq. of the GBCC.

     5.22  Millennium Compliance.  North Fulton represents and warrants that
           ----------------------
each North Fulton Company has tested and assessed its software, hardware, and other computer equipment to ensure that there will not be a Year 2000 Problem. North Fulton further represents and warrants that each North Fulton Company has prepared and implemented a written plan of action to ensure that the software, hardware, and other computer equipment owned, licensed, or used by each North Fulton Company will not be the subject of a failure in any such software, hardware, or other computer equipment as a result of a Year 2000 Problem. North Fulton further represents and warrants that each North Fulton Company has contacted and received assurances from all key suppliers of goods and services to each North Fulton Company, including but not limited to suppliers of computer software, computer hardware, and other computer equipment, that each of the software, hardware, and other computer equipment owned, licensed, or used by such suppliers will not be the subject of failures in any such software, hardware, or other computer equipment as a result of a Year 2000 Problem.


                                  ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF PREMIER
                   -----------------------------------------

     Premier hereby represents and warrants to North Fulton as follows:

     6.1   Organization, Standing, and Power.  Premier is a corporation duly
           ----------------------------------
organized, validly existing, and in good standing under the Laws of the State of Georgia, and is duly registered as a bank holding company under the BHC Act. Premier has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Premier is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

     6.2   Authority; No Breach By Agreement.
           ----------------------------------

           (a) Premier has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Premier. This Agreement represents a legal, valid and binding obligation of Premier, enforceable against Premier in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

           (b)   Except as described in Section 6.2 of the Premier Disclosure
                                                                   ----------
Memorandum, neither the execution and delivery of this Agreement by Premier, nor
----------
the consummation by Premier of the transactions contemplated hereby, nor compliance by Premier with any of the provisions hereof will (i) conflict with or result in a breach of any provision of Premier's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Premier Company under, any Contract or Permit of any Premier Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Premier Company or any of their respective Assets.

           (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Premier of the Merger and the other transactions contemplated in this Agreement.

     6.3   Capital Stock.
           --------------

           (a) The authorized capital stock of Premier consists of 60,000,000 shares of Premier Common Stock, of which 26,102,975 shares were issued and outstanding as of the date of this Agreement and 2,000,000 shares of preferred stock of which 40,770 shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Premier Common Stock are, and all of the shares of Premier Common Stock to be issued in exchange for shares of North Fulton Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of Premier Common

Stock has been, and none of the shares of Premier Common Stock to be issued in exchange for shares of North Fulton Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of Premier.

           (b) Premier has issued $29,639,175 of 9.00% Subordinated Debentures to Premier Capital Trust I, a statutory business trust organized and existing under the laws of the State of Delaware. The Subordinated Debentures will mature on December 31, 2027. The Subordinated Debentures were purchased by Premier Capital Trust I with the proceeds of the public offering of 1,150,000 shares of 9.00% Cumulative Trust Preferred Securities and sale of Common Securities to Premier. Premier owns all of the Common Securities issued by Premier Capital Trust I. The Common Securities and the Preferred Securities represent undivided beneficial interests in the assets of Premier Capital Trust I.

           (c) Except as set forth in Sections 6.3(a) and 6.3(b) of this Agreement, or as disclosed in Section 6.3(c) of the Premier Disclosure
                                                            ----------
Memorandum, there are no shares of capital stock or other equity securities of
----------
Premier outstanding and no outstanding Rights relating to the capital stock of Premier.

     6.4   Premier Subsidiaries.  Premier has disclosed in Section 6.4 of the
           ---------------------
Premier Disclosure Memorandum all of the Premier Subsidiaries as of the date of
        ---------------------
this Agreement.  Except as disclosed in Section 6.4 of the Premier Disclosure
                                                                   ----------
Memorandum, Premier or one of its Subsidiaries owns all of the issued and
----------
outstanding shares of capital stock of each Premier Subsidiary. No equity securities of any Premier Subsidiary are or may become required to be issued (other than to another Premier Company) by reason of any Rights, and there are no Contracts by which any Premier Subsidiary is bound to issue (other than to another Premier Company) additional shares of its capital stock or Rights, or by which any Premier Company is or may be bound to transfer any shares of the capital stock of any Premier Subsidiary (other than to another Premier Company). There are no Contracts relating to the rights of any Premier Company to vote or to dispose of any shares of the capital stock of any Premier Subsidiary. All of the shares of capital stock of each Premier Subsidiary held by a Premier Company are fully paid and nonassessable under the applicable Law of the jurisdiction in which such Subsidiary is incorporated or organized. Each Premier Subsidiary is either a bank, a savings association, a corporation or a limited liability company and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is organized and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each Premier Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier. Each Premier Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund, as appropriate.

     6.5   Financial Statements.  Premier has included in Section 6.5 of the
           ---------------------
Premier Disclosure Memorandum copies of all Premier Financial Statements for
        ---------------------
periods ended prior to the date hereof and will deliver to North Fulton copies of all Premier Financial Statements prepared subsequent to the date hereof. The Premier Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are, or if dated after the date of this Agreement will be, in accordance with the books and records of the Premier Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the Premier Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the Premier Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material in amount or effect).

     6.6   Absence of Undisclosed Liabilities.   No Premier Company has any
           -----------------------------------
Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Premier as of December 31, 1998, included in the Premier Financial Statements or reflected in the notes thereto. No Premier Company has incurred or paid any Liability since December 31, 1998, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

     6.7   Absence of Certain Changes or Events.  Since December 31, 1998,
           -------------------------------------
except as disclosed in Section 6.7 of the Premier Disclosure Memorandum, (a)
                                                  ---------------------
there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, and (b) the Premier Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Premier provided in Article VII of this Agreement.

     6.8   Tax Matters.
           ------------

           (a) All Tax returns required to be filed by or on behalf of any of the Premier Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Premier, and all returns filed are complete and accurate to the Knowledge of Premier. All Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Premier, except as reserved against in the Premier Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.8(a) of the

Premier Disclosure Memorandum. All Taxes and other Liabilities due with respect
-----------------------------
to completed and settled examinations or concluded Litigation have been paid.

           (b)   Except as disclosed in Section 6.8(b) of the Premier Disclosure
                                                                      ----------
Memorandum none of the Premier Companies has executed an extension or waiver of
----------
any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any Premier Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

           (c) Adequate provision for any Taxes due or to become due for any of the Premier Companies for the period or periods through and including the date of the respective Premier Financial Statements has been made and is reflected on such Premier Financial Statements.

           (d) Deferred Taxes of the Premier Companies have been provided for in accordance with GAAP.

           (e) Each of the Premier Companies is in compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

     6.9   Allowance for Possible Loan Losses.  The Allowance shown on the
           ----------------------------------
consolidated balance sheets of Premier included in the most recent Premier Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of Premier included in the Premier Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Premier Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Premier Companies as of the dates thereof except where the failure of such Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on Premier.

     6.10  Environmental Matters.  Except as disclosed in Section 6.10 of the
           ---------------------
Premier Disclosure Memorandum:
        ---------------------

           (a) To the Knowledge of Premier, each Premier Company, its Participation Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for noncompliance which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

           (b) There is no Litigation pending or to the Knowledge of Premier threatened before any court, governmental agency or authority or other forum in which any Premier Company or any of its Loan Properties or Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance with any Environmental Law or (ii) relating to the Release into the Environment of any Hazardous Material, whether or not occurring at, on, under or involving a site owned, leased or operated by any Premier Company or any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened the resolution of which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier or to the Knowledge of Premier, there is no reasonable basis for any such Litigation.

           (c) To the Knowledge of Premier, there have been no releases of Hazardous Material in, on, under or affecting any Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

     6.11  Compliance with Laws.  Premier is duly registered as a bank holding
           --------------------
company under the BHC Act. Each Premier Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier. Except as disclosed in
Section 6.11 of the Premier Disclosure Memorandum, no Premier Company:
                            ---------------------

           (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier; and

           (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Premier Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, or (iii) requiring any Premier Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     6.12  Labor Relations.  No Premier Company is the subject of any
           ----------------
Litigation asserting that it or any other Premier Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Premier

Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any Premier Company, pending or, to its Knowledge, threatened, nor, to its Knowledge, is there any activity involving any Premier Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     6.13  Material Contracts.  Except as disclosed in Section 6.13 of the
           -------------------
Premier Disclosure Memorandum or otherwise reflected in the Premier Financial
        ---------------------
Statements, none of the Premier Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (a) any Contract relating to the borrowing of money by any Premier Company or the guarantee by any Premier Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, Federal Home Loan Bank advances, fully-secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (b) any other Contract (excluding this Agreement) or amendment thereto that is required to be filed as an exhibit to a Form 10-K or Form 10-Q filed by Premier with the SEC as of the date of this Agreement that has not been filed as an exhibit to any Premier Form 10-K or 10-Q filed with the SEC (the "Premier Contracts"). None of the Premier Companies is in Default under any Premier Contract, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

     6.14  Legal Proceedings.  Except as disclosed in Section 6.14 of the
           -----------------
Premier Disclosure Memorandum, there is no Litigation instituted or pending, or,
        ---------------------
to the Knowledge of Premier, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Premier Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Premier Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

     6.15  Reports.  Since January 1, 1997, each Premier Company has timely
           --------
filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (a) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and Proxy Statements, (b) other Regulatory Authorities, and (c) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respect with all applicable Laws. As of its respective date, each such report and document to Premier's Knowledge did not, in any material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     6.16  Statements True and Correct.  No statement, certificate, instrument
           ----------------------------
or other writing furnished or to be furnished by any Premier Company or any Affiliate thereof to North Fulton pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of Material fact or will omit to state a Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Premier Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Premier with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein not misleading. None of the documents to be filed by any Premier Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any Premier Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

     6.17  Accounting, Tax and Regulatory Matters.  No Premier Company or any
           --------------------------------------
Affiliate thereof has taken any action, or agreed to take any action, or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or treatment as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement. To the Knowledge of Premier, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Section 9.1(b).

     6.18  Charter Provisions.  Each Premier Company has taken all action so
           ------------------
that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Premier Company or restrict or impair the ability of Premier to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Premier Company that may be acquired or controlled by it.

     6.19  Millennium Compliance.  Premier represents and warrants that Premier
           ---------------------
has tested and assessed its software, hardware, and other computer equipment to ensure that there will not be a Year 2000 Problem. Premier further represents and warrants that it has prepared and implemented a written plan of action designed to ensure that the software, hardware, and other computer equipment owned, licensed, or used by it will not be the subject of a failure in any such software, hardware, or other computer equipment as a result of a Year 2000 problem. Premier further represents and warrants that it has contacted and received assurances from all key suppliers of goods and services, including but not limited to suppliers of computer software, computer hardware, and other computer equipment, that each of the software, hardware, and other computer equipment owned, licensed, or used by such supplier will not be the subject of failures in any such software, hardware, or other computer equipments as a result of a Year 2000 Problem.


                                  ARTICLE VII
                   CONDUCT OF BUSINESS PENDING CONSUMMATION
                   ----------------------------------------

     7.1   Affirmative Covenants of North Fulton.  Unless the prior written
           -------------------------------------
consent of Premier shall have been obtained, and except as otherwise contemplated herein or disclosed in the North Fulton Disclosure Memorandum,
                                                     ---------------------
North Fulton shall, and shall cause each of its Subsidiaries, from the date of this Agreement until the Effective Time or termination of this Agreement: (a) to operate its business in the usual, regular and ordinary course; (b) to preserve intact its business organization and Assets and maintain its rights and franchises; (c) to use its reasonable efforts to cause its representations and warranties to be correct at all times; and (d) to take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) or 9.1(c) of this Agreement or (ii) adversely affect in any material respect the ability of either Party to perform its covenants and agreements under this Agreement.

     7.2   Negative Covenants of North Fulton.  Except as disclosed in the
           ----------------------------------
North Fulton Disclosure Memorandum, from the date of this Agreement until the
             ---------------------
earlier of the Effective Time or the termination of this Agreement, North Fulton covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer of Premier, which consent shall not be unreasonably withheld:

           (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any North Fulton Company, or

           (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a North Fulton Company to another North Fulton Company) in excess of an aggregate of $50,000 (for the North Fulton Companies on a consolidated basis) except in the ordinary course of the business of the North Fulton Companies consistent with past practices (which shall include, for any of its Subsidiaries, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any North Fulton Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, Federal Home Loan Bank advances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the North Fulton Disclosure Memorandum); or
---------------------

           (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any North Fulton Company, or declare or pay any dividend or make any other distribution in respect of North Fulton's capital stock; or

           (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof or the conversion of the Debentures pursuant to
Section 9.2(g), or as disclosed in Section 7.2(d) of the North Fulton Disclosure
                                                                      ----------
Memorandum, issue, sell, pledge, encumber, authorize the issuance of or enter
----------
into any Contract to issue, sell, pledge, encumber, or authorize the issuance of or otherwise permit to become outstanding, any additional shares of North Fulton Common Stock or any other capital stock of any North Fulton Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

           (e)   except as disclosed in Section 7.2(e) of the North Fulton

Disclosure Memorandum, adjust, split, combine or reclassify any capital stock of
---------------------
any North Fulton Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of North Fulton Common Stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any North Fulton Subsidiary (unless any such shares of stock are sold or otherwise transferred to another North Fulton Company) or (ii) any Asset having a book value in excess of $25,000 other than in the ordinary course of business for reasonable and adequate consideration; or

           (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities or securities of like maturity or grade or general obligations of states and municipalities, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly-owned North Fulton Subsidiary; or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) acquisitions of control by Milton National Bank in its fiduciary capacity; or

           (g) grant any increase in compensation or benefits to any employees whose annual salary exceeds $35,000 of any North Fulton Company (including such discretionary increases as may be contemplated by existing employment agreements), except in accordance with past practice or previously approved by the Board of Directors of North Fulton, in each case as disclosed in Section 7.2(g) of the North Fulton Disclosure Memorandum or as required by Law; pay any
                           ---------------------
severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the North Fulton Disclosure Memorandum; enter
                                                ---------------------
into or amend any severance agreements with officers of any North Fulton

Company; grant any general increase in compensation to all employees; grant any increase in fees or other increases in compensation or other benefits to directors of any North Fulton Company; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

           (h) enter into or amend any employment Contract between any North Fulton Company and any Person (unless such amendment is required by Law) that the North Fulton Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

           (i) adopt any new employee benefit plan of any North Fulton Company or make any material change in or to any existing employee benefit plans of any North Fulton Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

           (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

           (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any North Fulton Company for money damages in excess of $50,000 or which imposes material restrictions upon the operations of any North Fulton Company;

           (l) except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims; or

           (m) default under the Debentures or modify, alter or amend the Debentures.

     7.3   Affirmative Covenants of Premier. Unless the prior written consent
           --------------------------------
of North Fulton shall have been obtained, and except as otherwise contemplated herein or as disclosed in the Premier Disclosure Memorandum, Premier shall, and
                                      ---------------------
shall cause each of its Subsidiaries to, from the date of this Agreement until the Effective Time or termination of this Agreement: (a) operate its business in the usual, regular and ordinary course; (b) preserve intact its business organization and Assets and maintain its rights and franchises; (c) use its reasonable efforts to cause its representations and warranties to be correct at all times; and (d) take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) or 9.1(c) of this Agreement or (ii) adversely affect in any Material respect the ability of either Party to perform its covenants and agreements under this Agreement.

     7.4   Adverse Changes in Condition. Each Party agrees to give written
           -----------------------------
notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (a) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (b) is reasonably likely to cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.5   Reports.  Each Party and its Subsidiaries shall file all reports
           --------
required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed.


                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS
                             ---------------------

     8.1   Registration Statement; Proxy Statement; Shareholder Approval.
           -------------------------------------------------------------

          (a) As soon as reasonably practicable after execution of this Agreement, Premier shall file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Premier Common Stock upon consummation of the Merger. North Fulton shall furnish all information concerning it and the holders of its capital stock as Premier may reasonably request in connection with such action.

           (b) North Fulton shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as North Fulton deems appropriate.

           (c) In connection with the North Fulton Shareholders' Meeting, (i) Premier shall prepare and file with the SEC on North Fulton's behalf a Proxy Statement (which shall be included in the Registration Statement) and mail it to North Fulton's shareholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of North Fulton shall recommend (subject to compliance with the fiduciary duties of the members of the Board of Directors as advised by counsel) to its shareholders the approval of this Agreement and (iv) the Board of Directors and officers of North Fulton shall use their reasonable efforts to obtain such shareholders' approval (subject to compliance with their fiduciary duties as advised by counsel).

     8.2   Exchange Listing. Premier shall use its reasonable efforts to list,
           ----------------
prior to the Effective Time, on the American Stock Exchange the shares of Premier Common Stock to be issued to the holders of North Fulton Common Stock pursuant to the Merger.

     8.3   Applications.  Premier shall promptly prepare and file, and North
           ------------
Fulton shall cooperate in the preparation and, where appropriate, filing of, applications with the Board of Governors of the Federal Reserve System and the Georgia Department of Banking and Finance seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

     8.4   Filings with State Offices.  Upon the terms and subject to the
           --------------------------
conditions of this Agreement, Premier shall execute and file the Certificate of Merger with the Secretary of State of the State of Georgia in connection with the Closing.

     8.5   Agreement as to Efforts to Consummate.  Subject to the terms and
           --------------------------------------
conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, as promptly as practicable so as to permit consummation of the Merger at the earliest possible date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other Party hereto to that end (it being understood that any amendments to the Registration Statement filed by Premier in connection with the Premier Common Stock to be issued in the Merger shall not violate this covenant), including, without limitation, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in
Article 9 of this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     8.6   Investigation and Confidentiality.
           ----------------------------------

           (a) Prior to the Effective Time, each Party will keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

           (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof and all work papers containing confidential information received from the other Party.

           (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

     8.7   Press Releases. Prior to the Effective Time, Premier and North
           ---------------
Fulton shall agree with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this
Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     8.8   Acquisition Proposals.  Except with respect to this Agreement and
           ----------------------
the transactions contemplated hereby, neither North Fulton nor any Affiliate thereof nor any investment banker, attorney, accountant or other representative (collectively, "Representatives") retained by North Fulton shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of North Fulton's Board of Directors as advised by counsel, neither North Fulton nor any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but North Fulton may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. North Fulton shall promptly notify Premier orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. Unless the prior written consent of Premier is obtained, North Fulton shall (a) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (b) direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing.

     8.9   Accounting and Tax Treatment.  Each of the Parties undertakes and
           ----------------------------
agrees to use its reasonable efforts to cause the Merger to qualify, and to take no action which would cause the Merger not to qualify, for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes. Each of the Parties further undertakes and agrees to use its reasonable best efforts to cause the Merger to be eligible, and to take no action which would cause the Merger not to be accounted for as a "pooling of interests."

     8.10  Agreement of Affiliates.  North Fulton has disclosed in Section 8.10
           -----------------------
of the North Fulton Disclosure Memorandum all Persons whom it reasonably
                    ---------------------
believes is an "affiliate" of North Fulton for purposes of Rule 145 under the 1933 Act. North Fulton shall use its reasonable efforts to cause each such Person to deliver to Premier and North Fulton, not later than thirty (30) days after the date of this Agreement, a written agreement, substantially in the form of Exhibit 1, providing that such Person will not sell, pledge, transfer or
   ---------
otherwise dispose of the shares of North Fulton

Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer or otherwise dispose of the shares of Premier Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. Premier shall be entitled to place restrictive legends upon certificates for shares of Premier Common Stock issued to Affiliates of North Fulton pursuant to this Agreement to enforce the provisions of this Section 8.10. Premier shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Premier Common Stock by such Affiliates.

     8.11  Employee Benefits and Contracts.
           --------------------------------

           (a) Following the Effective Time, Premier shall provide generally to officers and employees of the North Fulton Companies who continue employment with Premier or its Subsidiaries following the Effective Time employee benefits under employee benefit plans, on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Premier Companies to their similarly situated officers and employees. For purposes of participation under such employee benefit plans, the service of the employees of the North Fulton Companies prior to the Effective Time shall be treated as service with a Premier Company participating in such employee benefit plans, provided that, with respect to any employee benefit plan where the benefits are funded through insurance, the granting of such benefits shall be subject to the consent of the appropriate insurer and may be conditioned upon an employee's participation in a North Fulton Benefit Plan of the same type immediately prior to the Effective Time.

           (b) Premier and its Subsidiaries also shall honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section 8.11 of the North Fulton Disclosure Memorandum to
                                                        ---------------------
Premier between any North Fulton Company and any current or former director, officer, or employee thereof and all provisions for vested benefits accrued through the Effective Time under the North Fulton Benefit Plans.

     8.12  Severance Payments to Milton National Bank Directors.  Each member
           -----------------------------------------------------
of the Board of Directors of North Fulton as of the Effective Time shall be entitled to receive a severance payment from Premier in the amount of $25,000 in exchange for a one (1) year non-competition/non-solicitation agreement from such director in such form as Premier may reasonably request. Said severance payment shall be delivered at the Effective Time. The one (1) year non-competition/non-solicitation period shall commence on the date such director no longer serves as a member of the Board of Directors of Milton National Bank or of the Board of Directors of any Premier Company.

     8.13  Separation Agreement.  Milton National Bank and Grant R. Essex shall
           ---------------------
enter into a Separation Agreement dated as of the Effective Time in substantially the form attached hereto as Exhibit "5".
                                          -----------

                                  ARTICLE IX
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
               -------------------------------------------------

     9.1    Conditions to Obligations of Each Party.  The respective obligations
            ---------------------------------------
of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

          (a) Shareholder Approval.  The shareholders of North Fulton shall have
              ---------------------
approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, the American Stock Exchange or by the provisions of any governing instruments.

          (b) Regulatory Approvals.   All Consents of, filings and registrations
              ---------------------
with, and notifications to all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including, without limitation, requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

          (c) Consents and Approvals.  Each Party shall have obtained any and
              -----------------------
all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

          (d) Registration Statement.  The Registration Statement shall be
              ----------------------
effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of Premier Common Stock issuable pursuant to the Merger shall have been received.

          (e) Exchange Listing.  The shares of Premier Common Stock issuable
              -----------------
pursuant to the Merger shall have been approved for listing on the American Stock Exchange.

          (f) Tax Matters.  Premier and North Fulton shall have received a
              ------------
written opinion of counsel from Womble Carlyle Sandridge & Rice, PLLC, in form reasonably satisfactory to them (the "Tax Opinion"), to the effect that for federal income tax purposes (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of North Fulton Common Stock for Premier Common Stock will not give rise to gain or loss to the shareholders of North Fulton with respect to such exchange (except to the extent of any cash received), and (iii) neither Premier nor North Fulton will recognize gain or loss as a consequence of the Merger (except for income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, counsel shall be entitled to rely upon representations of officers of Premier and North Fulton reasonably satisfactory in form and substance to such counsel.

          (g) Affiliate Agreements.  The Parties shall have received from each
              ---------------------
affiliate of North Fulton the affiliates letter referred to in Section 8.10 hereof.

          (h) Pooling Letter.  The Parties shall have received a letter from
              ---------------
Ernst & Young L.L.P. and Porter Keadle Moore, L.L.P., dated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement.

     9.2    Conditions to Obligations of Premier. The obligations of Premier to
            ------------------------------------
perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Premier pursuant to Section 11.6(a) of this Agreement:

          (a) Representations and Warranties.  For purposes of this Section
              -------------------------------
9.2(a), the accuracy of the representations and warranties of North Fulton set forth or referred to in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of North Fulton set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of North Fulton set forth in Section 5.19,
Section 5.20 and Section 5.21 of this Agreement shall be true and correct in all Material respects. There shall not exist inaccuracies in the representations and warranties of North Fulton set forth in this Agreement (excluding the representations and warranties set forth in Sections 5.3, 5.19, 5.20 and 5.21) such that the aggregate effect of such inaccuracies would have, or is reasonably likely to have, a Material Adverse Effect on North Fulton; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "Material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

          (b) Performance of Agreements and Covenants.  Each and all of the
              ----------------------------------------
agreements and covenants of North Fulton to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

          (c) Certificates.  North Fulton shall have delivered to Premier (i) a
              -------------
certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Sections 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by North Fulton's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Premier and its counsel shall request.

          (d) Opinion of Counsel.  North Fulton shall have delivered to Premier
              -------------------
an opinion of Powell Goldstein Frazer & Murphy LLP, counsel to North Fulton, dated as of the Effective Time, in form reasonably satisfactory to Premier, as to the matters set forth in Exhibit 2 hereto.
                            ---------

          (e) Claims/Indemnification Letters.  Each of the directors and
              -------------------------------
officers of North Fulton shall have executed and delivered to Premier letters in substantially the form of Exhibit 3 hereto.
                          ---------

          (f) Litigation.  No preliminary or permanent injunction or other order
              -----------
by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect, nor any action therefor initiated which, in the good faith judgment of the Board of Directors of Premier, it is not in the best interests of the shareholders of Premier to contest; and there shall not have been instituted or be pending any action or proceeding by any United States federal or state government or governmental agency or instrumentality (i) challenging or seeking to restrain or prohibit the consummation of the Merger or seeking material damages in connection with the Merger; or (ii) seeking to prohibit Premier's or the Surviving Corporation's ownership or operation of all or a material portion of Premier's or North Fulton's business or assets, or compel Premier or the Surviving Corporation to dispose of or hold separate all or a material portion of Premier's or North Fulton's business or assets as a result of the Merger, which, in any case, in the reasonable judgment of Premier based upon a legal opinion from legal counsel, could result in the relief sought being obtained.

          (g) Convertible Subordinated Debentures.  Prior to the Effective Time,
              -----------------------------------
each of the holders of the Debentures, as set forth in Section 5.3(b) of the North Fulton Disclosure Memorandum, shall have converted all of the Debentures
             ---------------------
into shares of North Fulton Common Stock pursuant to Section 4(a)(i) of the Debentures. Immediately following said conversion, no indebtedness shall remain owing to said holders under the Debentures.

          (h) Support Agreements.  Within ten (10) calendar days of the
              ------------------
execution of this Agreement, each of the directors of North Fulton shall have executed and delivered to Premier a Support Agreement substantially in the form of Exhibit 6 to this Agreement.
   ---------

          (i) Piedmont Place Lease.  North Fulton shall have received, prior to
              --------------------
the Effective Time, the consent of The Realty Associates Fund III, L.P. ("Realty Associates"), or its successor to the transactions contemplated by this Agreement, pursuant to the provisions of that certain Lease Agreement between Milton National Bank and Realty Associates dated January 10, 1997 (the "Piedmont Place Lease"). Such consent shall specifically include the merger of Milton National Bank into Premier Bank or any other Premier Subsidiary and the assignment of the rights and duties under the Piedmont Place Lease to such Premier Subsidiary.

     9.3    Conditions to Obligations of North Fulton.  The obligations of North
            -----------------------------------------
Fulton to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by North Fulton pursuant to Section 11.6(b) of this Agreement:

          (a) Representations and Warranties.  For purposes of this Section
              -------------------------------
9.3(a), the accuracy of the representations and warranties of Premier set forth or referred to in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Premier set forth in Section 6.17 and Section 6.18 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties set forth in this Agreement (excluding the representations and warranties set forth in Sections 6.17 and 6.18) such that the aggregate effect of such inaccuracies would have, or is reasonably likely to have a Material Adverse Effect on Premier; provided that, for purposes of this sentence only, those representations and warranties which are qualified by reference to "Material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

          (b) Performance of Agreements and Covenants.  Each and all of the
              ----------------------------------------
agreements and covenants of Premier to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c) Certificates.  Premier shall have delivered to North Fulton (i) a
              -------------
certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Premier's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as North Fulton and its counsel shall request.

          (d) Opinion of Counsel. Premier shall have delivered to North Fulton
              ------------------
an opinion of Womble Carlyle Sandridge & Rice, PLLC, counsel to Premier, dated as of the Effective Time, in form reasonably acceptable to North Fulton, as to matters set forth in Exhibit 4 hereto.
                     ---------

          (e) North Fulton Fairness Opinion.  North Fulton shall have received
              -----------------------------
from Brown, Burke Capital Partners, Inc. a letter, dated not more than five (5) business days prior to the date of the Proxy Statement, to the effect that, in the opinion of such firm, the consideration to be paid to North Fulton shareholders in connection with the Merger is fair, from a financial point of view, to the shareholders of North Fulton.

          (f) Litigation.  No preliminary or permanent injunction or other order
              ----------
by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect, nor any action therefor initiated which, in the good faith judgment of the Board of Directors of North Fulton, it is not in the best interests of the shareholders of North Fulton to contest; and there shall not have been instituted or be pending any action or proceeding by any United States federal or state government or governmental agency or instrumentality (i) challenging or seeking to restrain or prohibit the consummation of the Merger or seeking material damages in connection with the Merger; or (ii) seeking to prohibit Premier's or the Surviving Corporation's ownership or operation of all or a material portion of Premier's or North Fulton's business or assets, or compel Premier or the Surviving Corporation to dispose of or hold separate all or a material portion of Premier's or North Fulton's business or assets as a result of the Merger, which, in any case, in the reasonable judgment of North Fulton based upon a legal opinion from legal counsel, could result in the relief sought being obtained.

                                   ARTICLE X
                                  TERMINATION
                                  -----------

     10.1   Termination.  Notwithstanding any other provision of this Agreement,
            -----------
and notwithstanding the approval of this Agreement by the shareholders of North Fulton, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a) By mutual consent of the Board of Directors of North Fulton and the Board of Directors of Premier; or

          (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of North Fulton and Section 9.3(a) in the case of Premier or in Material breach of any covenant or agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach and which breach would provide the non-breaching Party the ability to refuse to consummate the Merger under the standard set forth in Section 9.2(a) of this Agreement in the case of Premier and Section 9.3(a) of this Agreement in the case of North Fulton; or

          (c) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of North Fulton and Section 9.3(a) in the case of Premier or in the Material breach of any covenant or other agreement contained in this Agreement) in the event of a Material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach; or

          (d) By the Board of Directors of either Party in the event (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
Section 9.2(a) of this Agreement in the case of North Fulton and Section 9.3(a) in the case of Premier or in the material breach of any covenant or agreement contained in this Agreement) (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) if the shareholders of North Fulton fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the GBCC at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or

          (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated on or before November 30, 1999, but only if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

          (f) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of North Fulton and Section 9.3(a) in the case of Premier or in the material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger (other than as contemplated by Section 10.1(d) of this Agreement) cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement; or

          (g) By the Board of Directors of either Party on or before two (2) business days following the business day of receipt of the Disclosure
                                                            ----------
Memorandum of the other Party (which receipt shall not be later than April 8,
----------
1999), in the event that such Party, after a review of the Disclosure Memorandum
                                                           ---------------------
provided by the other Party, determines not to proceed with the Merger.

     10.2   Effect of Termination.  In the event of the termination and
            ---------------------
abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that the provisions of this Section 10.2 and Article 11 and
Section 8.6(b) of this Agreement shall survive any such termination and abandonment.

     10.3   Non-Survival of Representations and Covenants.  The respective
            ---------------------------------------------
representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except for this Section 10.3 and Articles 2, 3, 4 and 11 and Sections 8.10, 8.11 and 8.12 of this Agreement.


                                  ARTICLE XI
                                 MISCELLANEOUS
                                 -------------

     11.1   Definitions.  Except as otherwise provided herein, the capitalized
            -----------
terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

     "1933 Act" shall mean the Securities Act of 1933, as amended.

     "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Acquisition Proposal" shall mean any tender offer or exchange offer or any proposal for a merger (other than the Merger), acquisition of all of the stock or Assets of, or other business combination involving North Fulton or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the Assets of North Fulton or any of its Subsidiaries.

     "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in such capacity.

     "Agreement" shall mean this Agreement and Plan of Reorganization, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

     "Allowance" shall have the meaning provided in Section 5.9 of this Agreement.

     "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

     "BHC Act" shall mean the federal Bank Holding Company Act of 1956, as amended.

     "Closing" shall mean the closing of the transactions contemplated hereby, as described in Section 1.2 of this Agreement.

     "Closing Date" shall mean the date on which the Closing occurs.

     "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

     "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

     "Debentures" shall have the meaning provided in Section 5.3(b) of this Agreement.

     "Default" shall mean (a) any breach or violation of or default under any Contract, Order or Permit, (b) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (c) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

     "Effective Time" shall mean the date and time at which the Merger becomes effective as defined in Section 1.3 of this Agreement.

     "Environment" shall have the meaning specified in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601(8).

     "Environmental Laws" shall mean all Laws pertaining to pollution or protection of the environment and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with primary jurisdiction over pollution or protection of the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et. seq., the
                                                             -------
Resource, Conservation and Recovery Act, 42 U.S.C. (S) 6901 et. seq., the Toxic
                                                            -------
Substance Control Act, 15 U.S.C. (S) 2601, et. seq., and all implementing
                                           -------
regulations and state counterparts of such acts.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall refer to a relationship between entities such that the entities would, now or at any time in the past, constitute a "single employer" within the meaning of Section 414 of the Internal Revenue Code.

     "ERISA Plan" shall have the meaning provided in Section 5.14 of this Agreement.

     "Exchange Ratio" shall have the meaning provided in Section 3.1 of this Agreement.

     "Exhibits" 1 through 4, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

     "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

     "GBCC" shall mean the Georgia Business Corporation Code.

     "Georgia Certificate of Merger" shall mean the Certificate of Merger to be executed by Premier and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.1 of this Agreement.

     "Hazardous Material" shall mean any substance which is a "hazardous substance"or "toxic substance" as defined in the Comprehensive Environment Response, Compensation, and Liability Act, 42 U.S.C. (S)9601 et seq., or any
                                                             ------
other substance or material defined, designated, classified or regulated as hazardous or toxic under any Environmental Law, specifically including asbestos requiring abatement, removal or encapsulation pursuant to the requirements of Environmental Laws of polychlorinated biphenyls, and petroleum and petroleum products).

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Knowledge" as used with respect to a Person shall mean the knowledge after due inquiry of the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, or any Senior or Executive Vice President of such Person.

     "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including, without limitation, those promulgated, interpreted or enforced by any of the Regulatory Authorities.

     "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including, without limitation, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

     "Lien" shall mean any conditional sale agreement, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever on, or with respect to, any property or property interest, other than (i) Liens for current property Taxes not yet due and payable; (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and (iii) other Liens incurred in the ordinary course of the banking business.

     "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including, without limitation, Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities other than the violations of law section from such reports.

     "Loan Property" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

     "Material Adverse Effect" on a Party shall mean an event, change or occurrence which has a material adverse impact on (a) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (b) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse impact" shall not be deemed to include the impact of (w) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities,
(x) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (y) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, or (z) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

     "Merger" shall mean the merger of North Fulton with and into Premier referred to in Section 1.1 of this Agreement.

     "Milton National Bank" shall mean Milton National Bank, a national bank and a North Fulton Subsidiary.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "North Fulton Benefit Plans" shall have the meaning set forth in Section
5.14 of this Agreement.

     "North Fulton Common Stock" shall mean the no par value common stock of North Fulton.

     "North Fulton Companies" shall mean, collectively, North Fulton and all North Fulton Subsidiaries.

     "North Fulton Disclosure Memorandum" shall mean the written information
                   ---------------------
entitled "North Fulton Disclosure Memorandum" delivered on or prior to April 8,
                       ---------------------
1999 to Premier describing in reasonable detail the matters contained therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

     "North Fulton Financial Statements" shall mean (a) the consolidated balance sheets (including related notes and schedules, if any) of North Fulton as of December 31, 1998, and December 31, 1997 and 1996, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 1998, 1997 and 1996, included in the North Fulton Disclosure Memorandum, and (b)
                                                  ---------------------
the consolidated balance sheets (including related notes and schedules, if any) of North Fulton and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to December 31, 1998.

     "North Fulton Options" shall have the meaning set forth in Section 3.4 of this Agreement.

     "North Fulton Stock Plans" shall mean the existing stock option and other stock-based compensation plans of North Fulton disclosed in Section 5.14 of the North Fulton Disclosure Memorandum.
             ---------------------

     "North Fulton Subsidiaries" shall mean the subsidiaries of North Fulton.

     "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

     "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management (including any property or facility held in a joint venture) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

     "Party" shall mean either Premier or North Fulton, and "Parties" shall mean both Premier and North Fulton.

     "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, Liabilities, or business.

     "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

     "Premier Bank" shall mean Premier Bank, a Georgia state-chartered bank and a Premier Subsidiary.

     "Premier Common Stock" shall mean the $1.00 par value common stock of Premier.

     "Premier Companies" shall mean, collectively, Premier and all Premier Subsidiaries.

     "Premier Disclosure Memorandum" shall mean the written information entitled
              ---------------------
"Premier Disclosure Memorandum" delivered on or prior to April 8, 1999 to North
         ---------------------
Fulton describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

     "Premier Financial Statements" shall mean (a) the consolidated balance sheets (including related notes and schedules, if any) of Premier as of December 31, 1998, 1997 and 1996, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 1998, 1997 and 1996, and (b) the consolidated balance sheets (including related notes and schedules, if any) of Premier and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to December 31, 1998.

     "Premier Stock Plans" shall mean the existing stock option and other stock-based compensation plans of Premier.

     "Premier Subsidiaries" shall mean the Subsidiaries of Premier at the Effective Time.

     "Proxy Statement" shall mean the proxy statement used by North Fulton to solicit the approval of its shareholders of the transactions contemplated by this Agreement which shall be included in the prospectus of Premier relating to shares of Premier Common Stock to be issued to the shareholders of North Fulton.

     "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, filed with the SEC by Premier under the 1933 Act with respect to the shares of Premier Common Stock to be issued to the shareholders of North Fulton in connection with the transactions contemplated by this Agreement and which shall include the Proxy Statement.

     "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board), the

Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD and the SEC.

     "Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

     "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

     "Shareholders' Meeting" shall mean the meeting of the shareholders of North Fulton to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

     "Subsidiaries" shall mean all those corporations, banks, associations or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

     "Support Agreements" shall mean the various Support Agreements, each in substantially the form of Exhibit 6 to this Agreement.
                          ---------

     "Surviving Corporation" shall mean Premier as the surviving corporation resulting from the Merger.

     "Tax" or "Taxes" shall mean any federal, state, county, local or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other taxes, assessments, charges, fares or impositions, including interest, penalties and additions imposed thereon or with respect thereto.

     "Year 2000 Problem" shall mean any problem affecting the ability of any Party or its Subsidiaries to continue operation as an ongoing business or to provide the usual and customary services of any Party or its Subsidiaries, relating to the failure of software, hardware or other computer equipment to: (a) store all date-related information and process all data interfaces involving dates in a manner that unambiguously identifies the century, for all date values before, during or after the Year 2000; (b) calculate, sort, report and otherwise operate correctly and in a consistent manner for all date information processed by any software, hardware or other computer equipment, whether before, during or after the Year 2000; (c) calculate, sort, report and otherwise operate correctly, in a consistent manner and without interruption regardless whether the date on which the software, hardware or other computer equipment is operated or executed is before, during or after the Year 2000; (d) report and display all dates with a four-digit date so that the century is unambiguously identified; and (e) handle all leap years, including but not limited to the Year 2000 leap year, correctly.

Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

     11.2   Expenses.
            --------

          (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel, except that each of the Parties shall bear and pay (i) one-half of the filing fees payable in connection with the Registration Statement and the applications filed with other Regulatory Authorities, and (ii) one-half of the costs incurred in connection with the printing or copying of the Proxy Statements.

          (b) Notwithstanding the provisions of Section 11.2(a) of this Agreement, if for any reason this Agreement is terminated pursuant to Sections 10.1(b) or 10.1(c) of this Agreement, the breaching Party agrees to pay the non-breaching Party (i) an amount equal to the reasonable and documented fees and expenses incurred by such non-breaching Party in connection with the examination and investigation of the breaching Party, the preparation and negotiation of this Agreement and related agreements, regulatory filings and other documents related to the transactions contemplated hereunder, including, without limitation, fees and expenses of investment banking consultants, accountants, attorneys and other agents and (ii) $1,000,000 if the breach is willful or this Agreement is terminated in contemplation of an Acquisition Proposal, which sums represent compensation for the non-breaching Party's loss as a result of the transactions contemplated by this Agreement not being consummated. Final settlement with respect to payment of such fees and expenses shall be made within thirty (30) days after the termination of this Agreement. This Section 11.2(b) shall be the non-breaching Party's sole and exclusive remedy for actionable breach by the breaching Party under this Agreement.

     11.3   Brokers and Finders.  Each of the Parties represents and warrants
            -------------------
that neither it nor any of its officers, directors, employees or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby, other than Brown, Burke Capital Partners, Inc. employed by North Fulton and The Robinson-Humphrey Company employed by Premier. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Premier or North Fulton, each of Premier and North Fulton, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

     11.4   Entire Agreement.  Except as otherwise expressly provided herein,
            ----------------
this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in
Section 8.10 of this Agreement.

     11.5   Amendments.  To the extent permitted by Law, this Agreement may be
            ----------
amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; provided, however, that after any such approval by the holders of North Fulton Common Stock, there shall be made no amendment that pursuant to the GBCC requires further approval by such shareholders without the further approval of such shareholders.

     11.6   Waivers.
            -------

          (a) Prior to or at the Effective Time, Premier, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by North Fulton, to waive or extend the time for the compliance or fulfillment by North Fulton of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Premier under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing and signed by a duly authorized officer of Premier.

          (b) Prior to or at the Effective Time, North Fulton, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Premier, to waive or extend the time for the compliance or fulfillment by Premier of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of North Fulton under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing and signed by a duly authorized officer of North Fulton.

          (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     11.7   Assignment.  Except as expressly contemplated hereby, neither this
            ----------
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     11.8   Notices.  All notices or other communications which are required or
            -------
permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

     Premier:         Premier Bancshares, Inc.
                      2180 Atlanta Plaza
                      950 East Paces Ferry Road
                      Atlanta, Georgia  30326
                      Telecopy Number: (404) 814-3672

                      Attention: Darrell D. Pittard
                      Chairman and CEO

     Copy to Counsel: Womble Carlyle Sandridge & Rice, PLLC
                      Suite 700
                      1275 Peachtree Street, N.E.
                      Atlanta, Georgia  30309
                      Telecopy Number: (404) 888-7490

                      Attention: Steven S. Dunlevie, Esq.

     North Fulton:    North Fulton Bancshares, Inc.
                      11650 Alpharetta Highway
                      Roswell, Georgia  30076
                      Telecopy Number: (770) 740-2918

                      Attention: Michael McGovern
                      Chairman of the Board

     Copy to Counsel:  Powell, Goldstein, Frazer & Murphy, LLP
                       191 Peachtree Street, N.E.
                       Atlanta, Georgia 30303
                       Telecopy Number: (404) 572-5954

                       Attention: Walter G. Moeling, Esq.

     11.9   Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws, except to the extent that the federal laws of the United States may apply to the Merger.

     11.10  Counterparts.  This Agreement may be executed in one or more
            ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.11  Captions.  The captions contained in this Agreement are for
            --------
reference purposes only and are not part of this Agreement.

     11.12  Enforcement of Agreement.  The Parties hereto agree that irreparable
            ------------------------
damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.13  Severability.  Any term or provision of this Agreement which is
            ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

ATTEST:                                PREMIER BANCSHARES, INC.


/s/ Barbara J. Burtt                   By: /s/ Darrell D. Pittard
--------------------------------         ------------------------------
Secretary                                Darrel D. Pittard
                                         Chairman and Chief Executive Officer

[CORPORATE SEAL]


ATTEST:                                NORTH FULTON BANCSHARES, INC.


/s/ Grant R. Essex                     By: /s/ Michael McGovern
-----------------------                    -----------------------------------
Secretary                                  Michael McGovern
                                           Chairman of the Board

[CORPORATE SEAL]

                                                                       EXHIBIT 1
                                                                       ---------


                              AFFILIATE AGREEMENT


Premier Bancshares, Inc.
2180 Atlanta Plaza
950 East Paces Ferry Road
Atlanta, Georgia  30326

North Fulton Bancshares, Inc.
11650 Alpharetta Highway
Roswell, Georgia  30076

Gentlemen:

     The undersigned is a shareholder of North Fulton Bancshares, Inc. ("North Fulton"), a corporation organized and existing under the laws of the State of Georgia, and will become a shareholder of Premier Bancshares, Inc. ("Premier" or the "Surviving Corporation") pursuant to the transactions described in the Agreement and Plan of Reorganization, dated as of April 6,1999 (the "Agreement"), by and between North Fulton and Premier. Under the terms of the Agreement, Premier and North Fulton will be merged (the "Merger") and the shares of common stock of North Fulton ("North Fulton Common Stock") will be converted into shares of common stock of the Surviving Corporation ("Surviving Corporation Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and the Surviving Corporation regarding certain rights and obligations of the undersigned in connection with the shares of the Surviving Corporation to be received by the undersigned as a result of the Merger.

     In consideration of the Merger and the mutual covenants contained herein, the undersigned and the Surviving Corporation hereby agree as follows:

     1.   Affiliate Status.  The undersigned understands and agrees that as to
          ----------------
North Fulton the undersigned is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that the undersigned will be such an "affiliate" at the time of the Merger.

     2.   Initial Restriction on Disposition.  The undersigned agrees that the
          ----------------------------------
undersigned will not, except by operation of law, by will or under the laws of descent and distribution, sell, transfer, or otherwise dispose of the undersigned's interests in, or reduce the undersigned's risk relative to, any of the shares of the Surviving Corporation Common Stock into which the undersigned's shares of North Fulton Common Stock are converted upon consummation of the Merger until such time as the Surviving Corporation notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of the Surviving Corporation and North Fulton. The Surviving Corporation agrees that it will publish such results within 45 days after the end of the first fiscal quarter of the Surviving Corporation containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication.

     3.   Covenants and Warranties of Undersigned.  The undersigned represents,
          ---------------------------------------
warrants and agrees that:

          (a) During the 30 days immediately preceding the effective time of the Merger, the undersigned will not, except by operation of law, by will, or under the laws of descent and distribution, sell, transfer, or otherwise dispose of the undersigned's interests in, or reduce the undersigned's risk relative to, any of the shares of North Fulton Common Stock beneficially owned by the undersigned as of the date of the shareholders' meeting of North Fulton held to approve the merger.

          (b) The Surviving Corporation Common Stock received by the undersigned as a result of the Merger will be taken for the undersigned's own account and not for others, directly or indirectly, in whole or in part.

          (c) The undersigned understands that any distribution by the undersigned of the Surviving Corporation Common Stock has not been registered under the 1933 Act and that shares of the Surviving Corporation Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that the Surviving
                              ----------------------------------------------
     Corporation is under no obligation to file a registration statement with
     ------------------------------------------------------------------------
     the SEC covering the disposition of the undersigned's shares of the
     -------------------------------------------------------------------
     Surviving Corporation Common Stock.
     -----------------------------------

     4.   Restrictions on Transfer.  The undersigned understands and agrees that
          ------------------------
stop transfer instructions with respect to the shares of the Surviving Corporation Common Stock received by the undersigned pursuant to the Merger will be given to the Surviving Corporation's transfer agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

          "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as the Surviving Corporation has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (a) covered by an effective registration statement under the Securities Act of 1933, as amended, (b) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of the Surviving Corporation) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of the Surviving Corporation) of the Rules and Regulations of such Act, or (c) in accordance with a legal opinion satisfactory to counsel for the Surviving Corporation that such sale or transfer is otherwise exempt from the registration requirements of such Act."

Such legend will also be placed on any certificate representing the Surviving Corporation securities issued subsequent to the original issuance of the Surviving Corporation Common Stock pursuant to the Merger as a result of any stock dividend, stock split or other recapitalization as long as the Surviving Corporation Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. If the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the Surviving Corporation Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), the Surviving Corporation, upon the request of the undersigned, will cause the certificates representing the shares of the Surviving Corporation Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by the Surviving Corporation of an opinion of its counsel to the effect that such legend may be removed.

     5.   Understanding of Restrictions on Dispositions.  The undersigned has
          ---------------------------------------------
carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his or her ability to sell, transfer or otherwise dispose of the shares of the Surviving Corporation Common Stock received by the undersigned, to the extent the undersigned believes necessary, with the undersigned's counsel or counsel for North Fulton.

     6.   Filing of Reports by the Surviving Corporation.  The Surviving
          ----------------------------------------------
Corporation agrees, for a period of three years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of the Surviving Corporation Common Stock issued to the undersigned pursuant to the Merger.

     7.   Transfer Under Rule 145(d).  If the undersigned desires to sell or
          --------------------------
otherwise transfer the shares of the Surviving Corporation Common Stock received by the undersigned in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for the Surviving Corporation Common Stock together with such additional information as the transfer agent may reasonably request. If the Surviving Corporation's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), the Surviving Corporation shall cause such counsel to provide such opinions as may be necessary to the Surviving Corporation's transfer agent so that the undersigned may complete the proposed sale or transfer.

     8.   Acknowledgments.  The undersigned recognizes and agrees that the
          ---------------
foregoing provisions also apply to (a) the undersigned's spouse, (b) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (c) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor or in any similar capacity and (d) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of the Surviving Corporation or becomes a director or officer of the Surviving Corporation upon consummation of the Merger, among other things, any sale of the Surviving Corporation Common Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

     9.   Miscellaneous.  This Affiliate Agreement is the complete agreement
          -------------
between the Surviving Corporation and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Georgia.

     This Affiliate Agreement is executed as of the_____ day of April, 1999.

                              Very truly yours,


                               ___________________________________
                               Signature

                               ___________________________________
                               Print Name

AGREED TO AND ACCEPTED as of

April __, 1999

PREMIER BANCSHARES, INC.


By:_____________________________
     Darrell D. Pittard, Chairman
     and Chief Executive Officer

AGREED TO AND ACCEPTED as of

April __, 1999

NORTH FULTON BANCSHARES, INC.


By:_____________________________
     Michael McGovern, Chairman

                                                                       EXHIBIT 2
                                                                       ---------

                              MATTERS AS TO WHICH
                      COUNSEL TO NORTH FULTON WILL OPINE*

     1. North Fulton is a corporation duly organized, existing and in good standing under the laws of the State of Georgia with corporate power and authority to conduct its business as now conducted and to own and use its Assets.

     2. North Fulton's authorized capital stock consists of 10,000,000 shares of North Fulton Common Stock, of which 1,828,821 shares were outstanding as of the date hereof. The outstanding shares of North Fulton Common Stock are duly authorized, validly issued, fully paid and nonassessable. None of the outstanding shares of North Fulton Common Stock has been issued in violation of any statutory preemptive rights. Except as disclosed in North Fulton's

Disclosure Memorandum dated April __, 1999, to our knowledge, there are no
---------------------
options, subscriptions, warrants, calls, rights or commitments obligating North Fulton to issue equity securities or acquire its equity securities.

     3. The execution and delivery by North Fulton of the Agreement do not, and if North Fulton were now to perform its obligations under the Agreement such performance would not, result in any violation of the Articles of Incorporation or Bylaws of any North Fulton Company, or, to our knowledge, result in any breach of, or default or acceleration under, any material Contract or Order to which a North Fulton Company is a party or by which a North Fulton Company is bound.

     4. North Fulton has duly authorized the execution and delivery of the Agreement and all performance by North Fulton thereunder and has duly executed and delivered the Agreement.

          5. The Agreement is enforceable against North Fulton.



______________________________

*Pursuant to the January 1, 1992 edition of the Interpretive Standards Applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

                                                                       EXHIBIT 3
                                                                       ---------

                         CLAIMS/INDEMNIFICATION LETTER

                                 April __, 1999

Premier Bancshares, Inc.
2180 Atlanta Plaza
950 East Paces Ferry Road
Atlanta, Georgia  30326


Ladies and Gentlemen:

     This letter is delivered pursuant to Section 9.2(e) of the Agreement and Plan of Reorganization (the "Agreement"), dated as of April 6, 1999, by and between North Fulton Bancshares, Inc. ("North Fulton") and Premier Bancshares, Inc. ("Premier") which provides for the merger (the "Merger") of North Fulton and Premier.

     Concerning claims which I may have against North Fulton or its wholly-owned subsidiary, Milton National Bank, in my capacity as an officer or director:

          (a) Premier shall assume all liability (to the extent North Fulton was so liable) for claims for indemnification arising under North Fulton's Articles of Incorporation or Bylaws or under any indemnification contract disclosed to Premier, as existing on March 31, 1999, and for claims for salaries, wages or other compensation, employee benefits, reimbursement of expenses, or worker's compensation arising out of employment through the effective time of the Merger;

          (b) Milton National Bank shall retain all liability (to the extent it was so liable) for claims for indemnification arising under its Articles of Incorporation or Bylaws as existing on March 31, 1999, and for claims for salaries, wages, or other compensation, employee benefits, reimbursement of expenses, or worker's compensation arising out of employment through the effective time of the Merger;

          (c) In my capacity as an officer or a director, I am not aware that I have any claims (other than those referred to in paragraphs (a) or (b) above) against North Fulton or Milton National Bank (other than routine deposit, loan and other banking services conducted in the ordinary course of business with North Fulton or Milton National Bank;

          (d) I hereby release North Fulton and Milton National Bank from any and all claims which I am aware that I have against any of them in my capacity as an officer or a director, other than those referred to in paragraphs (a) or (b) above.

     By executing this letter on behalf of Premier, you shall acknowledge the assumption by Premier of the liabilities described in paragraphs (a) and (b) above.


                            Sincerely,

                            __________________________________
                            Signature of Officer or Director

                            __________________________________
                            Printed Name of Officer or Director

     On behalf of Premier, I hereby acknowledge receipt of this letter and affirm the assumption by Premier of the liabilities described in paragraph (a) and (b) above, as of this _____ day of _______________, 1999.

                         PREMIER BANCSHARES, INC.


                         By: ___________________________________________________
                                Darrell D. Pittard, Chairman and Chief Executive Officer

                                                                       EXHIBIT 4
                                                                       ---------
                              MATTERS AS TO WHICH
                         COUNSEL TO PREMIER WILL OPINE*

     1. Premier is a corporation in existence under the laws of the State of Georgia with corporate power to carry on its business as now conducted.

     2. Premier's authorized capital stock consists of 60,000,000 common shares, of which 26,102,975 shares are issued and outstanding as of the date hereof and 2,000,000 preferred shares of which 40,770 shares are issued and outstanding as of the date hereof. The outstanding shares of Premier Common Stock are duly authorized by all necessary corporate action on the part of Premier and are validly issued, fully paid and nonassessable. None of the outstanding shares of Premier Common Stock has been issued in violation of any statutory preemptive rights.

     3. The shares of Premier Common Stock to be issued in exchange for North Fulton Common Stock upon consummation of the Merger have been duly authorized by all necessary corporate action and, when issued as provided for in the Agreement, will be validly issued, fully paid and nonassessable. None of the shares of Premier Common Stock to be exchanged for North Fulton Common Stock upon consummation of the Merger will be issued in violation of any statutory preemptive rights.

     4. The execution and delivery by Premier of the Agreement and the consummation by Premier of the transactions provided in the Agreement: (a) do not violate any provision of the Articles of Incorporation or Bylaws of any Premier Company, and (b) do not violate or constitute a breach of, or a default under, any material Contract or Order to which a Premier Company is a party.

     5. The Agreement has been duly executed and delivered by Premier and is enforceable against Premier.



* subject to customary assumptions and limitations

                                                                       EXHIBIT 5
                                                                       ---------

                              SEPARATION AGREEMENT

          THIS SEPARATION AGREEMENT ("Agreement") is made and entered into as of the ___ day of _______, 1999, by and among MILTON NATIONAL BANK ("Employer"), a bank chartered under the laws of the United States, and GRANT R. ESSEX ("Employee"), a resident of Georgia.

                              W I T N E S S E T H:

          WHEREAS, Employer is the wholly-owned subsidiary of North Fulton Bancshares, Inc., a Georgia corporation;

          WHEREAS, North Fulton Bancshares, Inc. will merge with and into Premier Bancshares, Inc. (the "Holding Company") and, as a result, Employer shall become the wholly-owned subsidiary of the Holding Company (the "Merger");

          WHEREAS, it is anticipated that Employer will subsequently merge with and into Premier Bank, another wholly-owned subsidiary of the Holding Company, and, as of the effective date of such merger, all references to the term "Employer" shall include Premier Bank;

          WHEREAS, Employee currently serves as President and Chief Executive Officer of Employer and will continue serving in such capacities after the Merger as an employee-at-will;

          WHEREAS, Employer and Employee have entered into a Separation Agreement, dated as of December 15, 1998; and

          WHEREAS, the parties have determined that it will be mutually beneficial for Employee to terminate such Separation Agreement and execute a new agreement;

          NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

      1.  Effective Date. This Agreement shall become effective as of the same
          --------------
date on which the Merger becomes effective (the "Effective Date").

      2.  Termination of December 15, 1998 Separation Agreement. Effective as of
          -----------------------------------------------------
the Effective Date, Employee and Employer mutually agree to terminate the Separation Agreement dated December 15, 1998.

      3.  Payment to Employee Upon Termination of Employment. If, within one (1)
          --------------------------------------------------
year following the Effective Date, Employee's employment is terminated for any reason, other than a

Termination for Cause (as defined below), then Employer shall pay to Employee a sum equal to $240,000.00, which sum (i) shall be paid within thirty (30) days of
              ----------
the effective date of Employee's termination, (ii) shall be in satisfaction of all claims arising out of or related to the employment of Employee by Employer and (iii) shall be in consideration of the Restrictive Covenants contained in paragraphs 5, 6 and 7 hereof. This payment shall be payable whether the termination is voluntary or involuntary, unless said termination is a Termination for Cause. For purposes of this Agreement, a "Termination for Cause" shall mean a termination because of: Employee's personal dishonesty; breach of fiduciary duties involving personal profit; willful violation of any law, rule, or regulation (other than traffic violations or similar offenses); willful violation of a final cease-and-desist order; the regulatory suspension or removal of Employee; or a material breach by Employee of any provision of this Agreement following notice given to Employee by Employer and a thirty (30)-day right to cure such breach after said notice.

      4.  Payment to Employee One Year After Termination of Employment. If
          ------------------------------------------------------------
Employee qualifies for a payment under paragraph 3 above, then Employer shall pay to Employee or, in the event of Employee's death, to Employee's legal representative(s), a sum equal to $240,000.00 on the first anniversary of the
                                  -----------
effective date of Employee's termination of employment; provided that Employee shall not be entitled to payment hereunder if Employee is in breach of the Restrictive Covenants, and provided further that Employee shall refund in full to Employer, upon demand, any sums paid under this paragraph 4 in the event Employee shall violate any of the Restrictive Covenants contained in paragraphs 5, 6 and 7 hereof. The payment under this paragraph shall be additional consideration for the restrictive covenants set forth hereafter and shall be in full and final satisfaction of all claims arising out of or related to the employment of Employee by Employer or relating to this Agreement.

       5.  Nondisclosure of Confidential Information. Employee acknowledges that
           -----------------------------------------
he now possesses and will possess confidential information of a special and unique nature and value affecting and relating to the business of Employer, Premier Bank and the Holding Company (collectively, the "Protected Parties"), including, without limitation, customer lists, deposits, business records, other trade secrets, and other similar confidential information relating to the Protected Parties and the business of each (collectively, "Confidential Information"). Employee recognizes and acknowledges that all Confidential Information is the exclusive property of the Protected Parties, respectively, constitutes trade secrets of the Protected Parties, is material and confidential, and greatly affects the goodwill and business of the Protected Parties. As a material inducement to Employer to enter into this Agreement, and to continue the employ of Employee, Employee covenants and agrees that he will not at any time during the term of his employment, and for a period of two (2) years from the end of such employment, directly or indirectly, divulge, reveal, or communicate any Confidential Information to any person, firm, corporation, or entity whatsoever (other than the Protected Parties), or use any Confidential Information for his own benefit or for the benefit of others. Employee further acknowledges that said Confidential Information has material commercial value to the Protected Parties so long as it is not known by competitors of the Protected Parties and that the Protected Parties have taken reasonable steps to keep all such information and trade secrets confidential.

      6.  Non-piracy of Employees. For the period of time beginning on the
          -----------------------
Effective Date and ending two (2) years after Employee's termination of employment, for any reason, including a Termination for Cause, Employee covenants and agrees that he shall not, directly or indirectly, hire or attempt to hire, or assist anyone in hiring, any officer, director, or employee of the Protected Parties that performed work for the Protected Parties within the last twelve (12) months preceding the termination of Employee's employment with Employer, or those employees who are engaged or employed with the Protected Parties at the time of Employee's termination or resignation, for a Competitive Business. A "Competitive Business" is a business engaged in the banking or financial services businesses that is offering services and/or products identical or similar to those offered by Employer during Employee's employment with Employer. Employee has been hired by Employer to work in the business defined herein as "Competitive Business," and has worked for such business prior to the Effective Date, and Employee hereby acknowledges the reasonableness of this provision.

      7.  Non-solicitation of Customers And Noncompete.
          --------------------------------------------

          (a) For the period of time beginning on the Effective Date and ending two (2) years after Employee's termination of employment for any reason, including a Termination for Cause, Employee agrees not to, directly or indirectly, solicit or call upon any customers/clients of Employer with whom Employee has had material personal contact at any time during the last two (2) years of Employee's employment with Employer, including prospective customers/clients of Employer with whom Employee had such contact during said two-year period, if the purpose of such solicitation is to solicit these customers/clients or prospective customers/clients for a Competitive Business as defined in paragraph 6, including but not limited to any Competitive Business started by Employee. Employee acknowledges that due to his employment with Employer, he has and will develop special contacts and relationships with Employer's clients and prospects while on Employer's payroll, and that it would be unfair and harmful to Employer if Employee took advantage of these relationships in a Competitive Business.

          (b) For the period of time beginning the Effective Date and ending two
(2) years after Employee's termination of employment for any reason, including a Termination for Cause, Employee agrees not to, directly or indirectly, compete with Employer, as an officer, director, member, shareholder (other than a shareholder in a company that is publicly traded and so long as such ownership is less than three percent [3%]), owner, partner, employee, or independent contractor, by working for or engaging in a Competitive Business as defined in paragraph 6, in a capacity identical or similar to the capacity Employee served for Employer, in any Competitive Business located in the Territory. For purposes of this paragraph, the "Territory" is the Georgia counties of Fulton, Gwinnett, Forsyth and Cobb. Employee acknowledges the reasonableness of this limitation on his ability to compete with Employer, including the reasonableness of the Territory.

          (c) Employee understands and agrees that the terms and provisions of paragraphs 5, 6 and 7 (the "Restrictive Covenants") are not intended to restrict Employee in the exercise of his skills or the use of knowledge or information that does not rise to the level of a trade secret under applicable law or to the level of Confidential Information set forth in paragraph 5 above. Employee acknowledges and agrees that the purpose of the Restrictive Covenants is to prevent Employee from unfairly taking advantage of the contacts he has established while with Employer, but not to preclude Employee's opportunity to engage in his occupation in any unrelated and non-competitive field of endeavor, or to engage in directly competitive endeavors so long as they meet the requirements of this Agreement. Employee represents that his experience and abilities are such that the existence or enforcement of these provisions will not prevent him from earning an adequate livelihood and/or will not cause an undue burden to himself or his family. Employee acknowledges the reasonableness of these provisions.

          (d) Employee and Employer acknowledge that the performance by Employee of bona fide general consulting services, whether as self-employed or as an employee of a third party, to a Competitive Business in the Territory would not necessarily violate (although it could violate) the provisions of paragraphs 5, 6 and 7(a) hereof, directly or indirectly, depending upon Employee's activities as a general consultant.

      8.  Injunctions. In view of the irreparable harm and damage which the
          -----------
Protected Parties would sustain as a result of a breach by Employee of the Restrictive Covenants, and in view of the lack of an adequate remedy at law to protect the Protected Parties' interests, the Protected Parties shall have the right to receive, and Employee hereby consents to the issuance of, a preliminary and a permanent injunction enjoining Employee from any violation of the Restrictive Covenants, which injunction shall be of a duration consistent with the provisions hereof. The foregoing remedy shall be in addition to, and not in limitation of, any other rights or remedies to which the Protected Parties are or may be entitled at law or in equity respecting this Agreement. Employee acknowledges and agrees that the existence of any claim or cause of action against Employer shall not constitute a defense to the enforcement by Employee of Employee's covenants, obligations or undertakings in this Agreement.

      9.  Federal Income Tax Withholding. Employer may withhold from any
          ------------------------------
benefits payable under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

      10. Effect of Prior Agreements.  This Agreement contains the entire
          --------------------------
understanding between the parties hereto and supersedes any prior written agreements and any contemporaneous oral agreements or understandings by, between, or among Employer and Employee with respect to Employee's employment or termination of employment. Employee waives and releases any and all rights, demands, causes of actions, or claims relating to or arising out of the Separation Agreement dated December 15, 1998, his employment by Employee or any rights accruing to Employee under any severance or separation policy adopted by Employer. Other than the payments set forth herein in paragraphs 3 and 4, Employee's rights, if any, in any incentive stock plan maintained by the Holding Company or rights to receive COBRA continuation benefits, Employee is entitled to no other payments or benefits upon termination of employment.

       11. General Provisions.
           ------------------

       (a) Nonassignability.  The respective rights of the Protected Parties
           ----------------
may be assigned by the Protected Parties. Neither this Agreement nor any right or interest hereunder shall be assignable by Employee, his beneficiaries or legal representatives, without the written consent of Employer; provided, however, that nothing in this paragraph 11(a) shall preclude (i) Employee from designating a beneficiary to receive any benefits payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of Employee or his estate from assigning any rights hereunder to the person or persons entitled thereto.

          (b) No Attachment.  Except as required by law, no right to receive
              -------------
payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, and any attempt, voluntary or involuntary, to effect any such action shall be null, void, and of no effect.

          (c) Binding Agreement.  This Agreement shall be binding upon, and
              -----------------
inure to the benefit of, Employer and Employee and their respective heirs, successors, assigns, and legal representatives.

          (d) Amendment of Agreement.  This Agreement may not be modified or
              ----------------------
amended except by an instrument in writing, signed by the parties hereto, and which specifically refers to this Agreement.

          (e) Waiver.  No term or condition of this Agreement shall be deemed to
              ------
have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

          (f) Severability.  If for any reason any provision of this Agreement
              ------------
is held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

          (g) Headings.  The headings of paragraphs herein are included solely
              --------
for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

          (h) Governing Law.  This Agreement has been executed and delivered in
              -------------
the State of Georgia, and its validity, interpretation, performance, and enforcement shall be governed by the laws of said State.

          12. Rights of Third Parties. Nothing herein expressed or implied is
              -----------------------
intended to or shall be construed to confer upon or give to any person, firm, or other entity, other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this

Agreement; provided, however, that the Holding Company and Premier Bank are intended third-party beneficiaries of this Agreement for the purposes of enforcing the restricted covenants set forth herein.

         13.  Notices. All notices, requests, demands, and other communications
              -------
provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the United States by registered or certified mail, or personally delivered, to the party entitled thereto at the address stated below or to such changed address as the addressee may have given by a similar notice:

          To Employer:            Chairman, Compensation Committee
                                  Board of Directors
                                  Premier Bancshares, Inc.
                                  2180 Atlanta Plaza
                                  950 E. Paces Ferry Road
                                  Atlanta, Georgia  30326

                                        -and-

          Copy to:                Steven S. Dunlevie, Esq.
                                  Womble Carlyle Sandridge & Rice, PLLC
                                  One Atlantic Center
                                  1201 West Peachtree Street
                                  Atlanta, Georgia 30309

          To Employee:            Mr. Grant R. Essex
                                  1850 Highgrove Club Drive
                                  Alpharetta, Georgia 30004-6958

              IN WITNESS WHEREOF, Employer has caused this Agreement to be executed and its seal to be affixed hereunto by its duly authorized officers, and Employee has signed this Agreement, as of the Effective Date.

ATTEST:                              MILTON NATIONAL BANK


--------------------------           By:
Secretary                               ------------------------------------
                                      Its:
                                           ---------------------------------
[BANK SEAL]


                                                                      (SEAL)
--------------------------           ---------------------------------
Witness                              GRANT R. ESSEX

                                                                       EXHIBIT 6
                                                                       ---------


                               SUPPORT AGREEMENT
                               -----------------


          THIS SUPPORT AGREEMENT ("Agreement") is made and entered into as of the _____ day of April, 1999, by and between the undersigned, _____________________, a resident of ____________, Georgia, and Premier
Bancshares, Inc., a corporation organized and existing under the laws of the State of Georgia ("Premier").

          Premier and North Fulton Bancshares, Inc., a corporation organized and existing under the laws of the State of Georgia ("North Fulton"), have entered into an Agreement and Plan of Reorganization, dated as of April 6, 1999 (the "Merger Agreement"). The Merger Agreement generally provides for the merger of North Fulton into Premier (the "Merger") and the conversion of the issued and outstanding shares of the no par value common stock of North Fulton ("North Fulton Common Stock") into shares of the $1.00 par value common stock of Premier. The Merger Agreement is subject to the affirmative vote of the shareholders of North Fulton, the receipt of certain regulatory approvals, and the satisfaction of other conditions.

          The undersigned is a member of the Board of Directors of North Fulton and is the owner of ________ shares of North Fulton Common Stock and has rights by option or otherwise to acquire _______ additional shares of North Fulton Common Stock (collectively, the "Shares"). In order to induce Premier to enter into the Merger Agreement, the undersigned is entering into this Agreement with Premier to set forth certain terms and conditions governing the actions to be taken by the undersigned solely in his capacity as a shareholder of North Fulton with respect to the Shares until consummation of the Merger.

          NOW, THEREFORE, in consideration of the transactions contemplated by the Merger Agreement and the mutual promises and covenants contained herein, the parties agree as follows:

          1. Without the prior written consent of Premier, which consent shall not be unreasonably withheld, the undersigned shall not transfer, sell, assign, convey, or encumber any of the Shares during the term of this Agreement except for transfers (i) by operation of law, by will, or pursuant to the laws of descent and distribution, (ii) in which the transferee shall agree in writing to be bound by the provisions of paragraphs 1, 2, and 3 of this Agreement as fully as the undersigned, or (iii) to Premier pursuant to the terms of the Merger Agreement. Without limiting the generality of the foregoing, the undersigned shall not grant to any party any option or right to purchase the Shares or any interest therein. Further, except with respect to the Merger, the undersigned shall not during the term of this Agreement approve or ratify any agreement or contract pursuant to which the Shares would be transferred to any other party as a result of a consolidation, merger, share exchange, or acquisition.

          2. The undersigned intends to, and will, vote (or cause to be voted) all of the Shares over which the undersigned has voting authority (other than in a fiduciary capacity) in favor of the Merger Agreement and the Merger at any meeting of shareholders of North Fulton called to vote on the Merger Agreement or the Merger or the adjournment thereof or in any other circumstance upon which a vote, consent, or other approval with respect to the Merger Agreement or the Merger is sought. Further, the undersigned intends to, and will, surrender the certificate or certificates representing the Shares over which the undersigned has dispositive authority to Premier upon consummation of the Merger as described in the Merger Agreement and hereby waives any rights of appraisal, or rights to dissent from the Merger, that the undersigned may have.

          3. Except as otherwise provided in this Agreement, at any meeting of shareholders of North Fulton or at any adjournment thereof or any other circumstances upon which their vote, consent, or other approval is sought, the undersigned will vote (or cause to be voted) all of the Shares over which the undersigned has voting authority (other than in a fiduciary capacity) against
(i) any merger agreement, share exchange, or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, merger, recapitalization, dissolution, liquidation, or winding-up of or by North Fulton or (ii) any amendment of North Fulton's Articles of Incorporation or Bylaws or other proposal or transaction involving North Fulton or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent, or nullify the Merger, the Merger Agreement, or any of the other transactions contemplated thereby.

          4. The undersigned acknowledges and agrees that Premier could not be made whole by monetary damages in the event of any default by the undersigned of the terms and conditions set forth in this Agreement. It is accordingly agreed and understood that Premier, in addition to any other remedy which it may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or in any state having appropriate jurisdiction.

          5. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          6. The covenants and obligations set forth in this Agreement shall expire and be of no further force and effect on the earlier of: (i) November 30, 1999, or such date to which the Merger Agreement is extended; or (ii) the date on which the Merger Agreement is terminated under Section 10.1 thereof.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned as of the day and year first above written.

As to the undersigned,
signed in the presence of:


____________________________        ______________________________
                                    Name:
                                         __________________________
                                         (Please print or type)



                                    PREMIER BANCSHARES, INC.


                                    By:
                                       _________________________________________
                                         Darrell D. Pittard, Chairman of the
                                         Board and Chief Executive Officer

                                  APPENDIX B



                     TITLE 14, CHAPTER 2, ARTICLE 13 OF THE

                       GEORGIA BUSINESS CORPORATION CODE

                 RELATING TO RIGHTS OF DISSENTING SHAREHOLDERS

    CHAPTER 2 OF TITLE 14 OF THE GEORGIA BUSINESS CORPORATION CODE

PART 1.   Right To Dissent And Obtain Payment For Shares

(S) 14-2-1301.  Definitions.

          As used in this article, the term:

          a. "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

          b. "Corporate Action" means the transaction or other action by the corporation that creates dissenters' rights under the Code Section 14-2-1302.

          c. "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

          d. "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

          e. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

          f. "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

          g. "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

          h. "Shareholder" means the record shareholder or the beneficial shareholder.

(S) 14-2-1302.  Right to Dissent.

          a. A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

               (1) Consummation of a plan of merger to which the corporation is a party:

                    (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or 14-2-1104 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

                    (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

               (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

               (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

               (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

                    (A)  Alters or abolishes a preferential right of the shares;

                    (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

                    (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

                    (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

                    (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

                    (F) Cancels, redeems, or repurchases all or part of the shares of the class; or

               (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

          (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with the procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporation action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

     (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

          (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

          (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

(S) 14-2-1303.  Dissent by Nominees and Beneficial Owners.

     A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.


PART 2.  Procedure For Exercise of Dissenters' Rights

(S) 14-2-1320.  Notice of Dissenters' Rights.

     (a)  If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

     (b) If corporate action creating dissenter's rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

(S) 14-2-1321.  Notice of Intent to Demand Payment.

     (a)  If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

          (1) must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (2)  must not vote his shares in favor of the proposed action.

     (b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

(S) 14-2-1322.  Dissenters' Notice.

     (a)  If proposed corporate action created dissenters' rights under Code
Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

     (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must;

          (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

          (4) Be accompanied by a copy of this article.

(S) 14-2-1323.  Duty to Demand Payment.

     (a)  A record shareholder sent a dissenters' notice described in Code
Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

     (b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

     (c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

(S) 14-2-1324.  Share Restrictions.

     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

(S) 14-2-1325.  Offer of Payment.

     (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code
Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

     (b)  The offer of payment must be accompanied by:

          (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (2) A statement of the corporation's estimate of the fair value of the shares;

          (3)  An explanation of how the interest was calculated;

          (4)  A statement of the dissenter's right to demand payment under Code
     Section 14-2-1327; and

          (5)  A copy of this article.

     (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

(S) 14-2-1326.  Failure to Take Action.

     (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertified shares.

     (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.

(S) 14-2-1327.  Procedure if Shareholder Dissatisfied With Payment or Offer.

     (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

          (1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

          (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     (b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

     (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

          (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

          (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

PART 3.  Judicial Appraisal of Shares.

(S) 14-2-1330.  Court Action.

     (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or by publication, or in any other manner permitted by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

     (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

(S) 14-2-1331.  Court Costs and Counsel Fees.

     (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

     (b) The court may also asses the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

          (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

     (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

(S) 14-2-1332.  Limitation of Actions.

     No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                                                                      Appendix C

       [LETTERHEAD OF BROWN, BURKE CAPITAL PARTNERS, INC. APPEARS HERE]

[To be updated]

Board of Directors
North Fulton Bancshares, Inc.
11650 Alpharetta Highway
Roswell, GA  30076

Dear Members of the Board:

You have asked us to advise you with respect to the fairness to the shareholders and optionholders of North Fulton Bancshares, Inc. (the "Company"), from a financial point of view, of the per share purchase price and terms (the "Per Share Purchase Price and Terms") provided for in the Agreement and Plan of Reorganization (the "Merger Agreement") dated April 6, 1999 between the Company and Premier Bancshares, Inc. ("PMB"). The Merger Agreement provides for a merger (the "Merger") of the Company and PMB pursuant to which the common shareholders of the Company will receive 0.8749 PMB common shares (the "Exchange Ratio") for each fully diluted common share. Optionholders shall receive options to purchase
0.8749 shares of PMB common stock for each option share of the Company currently held, the exercise price of which shall be the current exercise price divided by the Exchange Ratio.

In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to PMB and the Company. We have also reviewed certain other information, including financial forecasts and budgets, provided to us by PMB and the Company, and have discussed with the Company's management the business and prospects of the Company.

We have also considered certain financial and stock market data of PMB and the Company and we have compared that data with similar data for other publicly held bank holding companies and we have considered the financial terms of certain other comparable transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant. In connection with our review, we have not independently verified any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts and budgets, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of PMB's and the Company's managements as to the future financial performance of PMB and the Company. In addition, we have not made

Board of Directors
North Fulton Bancshares, Inc.
Page 2


an independent evaluation or appraisal of the assets of PMB or the Company and we have assumed that the aggregate allowances for loan losses for PMB and the Company are adequate to cover such losses. We have solicited third party indications of interest in acquiring the Company and have considered the results of that solicitation in arriving at our opinion.

It should be noted that this opinion is based on market conditions and other circumstances existing on the date hereof and this opinion does not represent our view as to what the value of the PMB common stock necessarily will be when the PMB common stock is issued to the stockholders of the Company upon consummation of the Merger.

We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger.

We agree to the inclusion of this opinion letter in the Proxy
Statement/Prospectus relating to the Merger. The opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

Based upon and subject to the foregoing, it is our opinion that as of the date hereof, the Per Share Purchase Price and Terms of the Merger are fair to the common shareholders and optionholders of the Company from a financial point of view.


Very truly yours,


BROWN, BURKE CAPITAL PARTNERS, INC.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   The provisions of the Georgia Business Corporation Code and Premier's Bylaws set forth the extent to which Premier's directors and officers may be indemnified against liabilities they may incur while serving in such capacities. Under Premier's Bylaws, Premier is required to indemnify its officers and directors against reasonable expenses (including attorneys' fees) incurred by them in the defense of any action, suit or proceeding to which they were made a party, or in defense of any claim, issue or matter therein, by reason of the fact that they are or were officers, directors, employees or agents of Premier, to the extent that they have been successful, on the merits or otherwise, in such defense. Premier's Bylaws also permit indemnification of its directors and officers against any liability incurred in connection with any threatened, pending or completed action, suit or proceeding by reason of the fact that they are or were directors or officers of Premier or who, while directors or officers of Premier, are or were serving at Premier's request as directors, officers, partners, trustees, employees or agents of another entity, if they acted in a manner they believed in good faith to be in, or not opposed to, the best interests of Premier, or, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, if a determination has been made that they have met these standards of conduct. Such indemnification in connection with a proceeding by or in the right of Premier, however, is limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. Premier must also advance expenses incurred by any director or officer in defending any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such advances unless it is ultimately determined that he or she is not entitled to indemnification by Premier.

   Premier may not indemnify a director or officer in connection with a proceeding by or in the right of Premier in which the director or officer was adjudged liable to Premier for appropriation of a business opportunity or payment of unlawful dividends, in connection with a proceeding in which he or she was adjudged liable on the basis that he or she improperly received a personal benefit or for intentional misconduct or a knowing violation of law.

   The indemnification provisions of the Georgia Business Corporation Code are essentially identical to those set forth above, except that the Georgia Business Corporation Code permits, but does not require, a corporation to advance expenses under the circumstances for such payments described above.

   Premier maintains an insurance policy insuring Premier and its directors and officers against certain liabilities, including liabilities under the Securities Act.

   Premier's Articles of Incorporation provide that no director of Premier shall be personally liable to Premier or its shareholders for monetary damages for a breach of the duty of care or of any other duty as a director, except in the case of: (i) wrongful appropriation of any business opportunity of Premier;
(ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (iii) liability for unlawful distributions; or (iv) any transaction from which the director derived an improper personal benefit.

Item 21. Exhibits and Financial Statement Schedules.

   (a) Exhibits (See exhibit index immediately preceding the exhibits for the page number where each exhibit can be found)

 Exhibit
 Number  Description of Exhibits
 ------- -----------------------
 2.1     Agreement and Plan of Reorganization dated April 6, 1999 between
         Premier and North Fulton Bancshares, Inc. (Included as Appendix A to
         the proxy statement/prospectus contained herein.)
 3.1     Articles of Incorporation of Premier, as amended. (Incorporated by reference as Exhibit 3.1 to Premier's Form 10-K for the year ended
         December 31, 1998)
 3.2     Bylaws of Premier, as amended. (Incorporated by reference as Exhibit
         3.2 from Premier's Form 10-K for the year ended December 31, 1998)
 4.1     Form of Common Stock Certificate. (Incorporated by reference as
         Exhibit 4.1 to Premier's Form 10-K for the fiscal year ended December
         31, 1996)
 4.2     Form of Preferred Stock Certificate
 5.1     Legal opinion of Womble Carlyle Sandridge & Rice, PLLC
 8.1     Tax opinion of Womble Carlyle Sandridge & Rice, PLLC
 10.1    Form of Separation Agreement between Premier and Grant Essex
         (Incorporated by reference to Appendix A to the proxy
         statement/prospectus contained herein)
 21.1    Subsidiaries of Premier
 23.1    Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibit
         5.1 and 8.1)
 23.2    Consent of Ernst & Young LLP (Premier)
 23.3    Consent of Mauldin & Jenkins, LLC (Premier)
 23.4    Consent of Porter Keadle Moore LLP (Premier)
 23.5    Consent of Porter Keadle Moore LLP (North Fulton)
 23.6    Consent of Mauldin & Jenkins, LLC (Premier)
 23.7    Consent of Mauldin & Jenkins, LLC (Premier)
 23.8    Consent of Bricker & Melton, P.A. (Premier)
 23.9    Consent of Porter Keadle Moore LLP (Premier)
 23.10   Consent of Brown, Burke Capital Partners, Inc.
 24.1    Power of Attorney. (See signature page to the Registration Statement.)
 99.1    Proxy Card for North Fulton Bancshares, Inc.

--------
   (b) Financial Statement Schedules

   Schedules are omitted because they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

Item 22. Undertakings.

   (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (A) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

   (c) The registrant undertakes that every prospectus (i) that is filed pursuant to Paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 12, 1999.

                                        Premier Bancshares, Inc.

                                                /s/ Darrell D. Pittard
                                        By: ___________________________________
                                                   Darrell D. Pittard,
                                          Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears on the signature pages to this Registration Statement constitutes and appoints Darrell D. Pittard and Robert C. Oliver, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits hereto and other documents in connection herewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do so and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                           Title                       Date

/s/ James L. Coxwell, Sr.           Director                       July 12, 1999
____________________________
   James L. Coxwell, Sr.

/s/ William M. Evans, Jr.           Director                       July 12, 1999
____________________________
   William M. Evans, Jr.

  /s/ John H. Ferguson              Director                       July 12, 1999
____________________________
      John H. Ferguson

   /s/ Robert E. Flournoy           Director                       July 12, 1999
          III
____________________________
   Robert E. Flournoy III

  /s/ James E. Freeman              Director                       July 12, 1999
____________________________
      James E. Freeman

    /s/ A. F. Gandy                 Director                       July 12, 1999
____________________________
        A. F. Gandy

       Signature                           Title                       Date

  /s/ Robin R. Howell               Director                       July 12, 1999
____________________________
      Robin R. Howell

  /s/ Billy H. Martin               Director                       July 12, 1999
____________________________
      Billy H. Martin

 /s/ C. Steven McQuaig              Director                       July 12, 1999
____________________________
     C. Steven McQuaig

  /s/ Robert C. Oliver              Director                       July 12, 1999
____________________________
      Robert C. Oliver

/s/ Thomas E. Owen, Jr.             Director                       July 12, 1999
____________________________
    Thomas E. Owen, Jr.

 /s/ Darrell D. Pittard             Chairman and Chief             July 12, 1999
____________________________         Executive Officer
     Darrell D. Pittard              (Principal Executive
                                     Officer)

  /s/ John D. Stephens              Director                       July 12, 1999
____________________________
      John D. Stephens

/s/ James E. Sutherland, Sr.        Director                       July 12, 1999
____________________________
  James E. Sutherland, Sr.

       /s/ Michael E.               Executive Vice                 July 12, 1999
       Ricketson                     President and Chief
____________________________         Financial Officer
    Michael E. Ricketson             (Principal Financial
                                     and Accounting
                                     Officer)